Registration No. 811-08928

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 2016

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-lA

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☐

Amendment No. 28
(Check appropriate box or boxes)	☒

HSBC PORTFOLIOS
(Exact name of registrant as specified in charter)
3435 Stelzer Road
Columbus, Ohio 43219-3035
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (800) 782-8183

Richard A. Fabietti, President
452 Fifth Avenue
New York, New York 10018
(Name and address of agent for service)
Please send copies of all communications to:

David Harris
Dechert LLP
1900 K Street, N.W.
Washington, D.C. 20006-2401

PART A

HSBC OPPORTUNITY PORTFOLIO

February 28, 2016

HSBC Portfolios (the “Portfolio Trust”) is an open-end management investment company that was organized as a trust under the laws of the State of New York on November 1, 1994. The HSBC Opportunity Portfolio (the “Portfolio”), which is described herein, is the sole series of the Portfolio Trust. Additional series may be established in the future.

Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Responses to Items 1, 2, 3, 4 and 13 of Form N-1A have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

OPPORTUNITY PORTFOLIO

Investment Advisers

HSBC is the Portfolio’s investment adviser. Westfield Capital Management Company, L.P. (“Westfield”) is the Portfolio’s subadviser.

Portfolio Managers

The investment decisions for the Portfolio are made by consensus of the Investment Committee (the “Committee”), which is chaired by William A. Muggia. Although the Committee collectively acts as Portfolio Manager for the Portfolio, Westfield lists the following Committee members, based on either seniority or role within the Committee, as having the day-to-day management responsibilities of the Portfolio: William A. Muggia; Ethan J. Meyers, CFA; John M. Montgomery; Hamlen Thompson; and Bruce N. Jacobs, CFA. Messrs. Muggia, Meyers and Thompson have been managers of the Portfolio since 2003, Mr. Jacobs has been a manager of the Portfolio since 2004, and Mr. Montgomery has been a manager of the Portfolio since 2006.

Purchasing and Selling Your Shares

Beneficial interests in the Portfolio are not offered to the public. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open. There is no minimum initial or subsequent investment in the Portfolio.

Tax Information

The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will generally not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for each investor that is a regulated investment company, its qualifications as a regulated investment company under Subchapter M of the Code. The determination of each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES,
RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS

Investment Objectives, Policies and Strategies

The following summary describes the investment objectives and principal investment strategies of the Portfolio. This Part A does not disclose all the types of securities or investment strategies that the Portfolio may use. The Portfolio’s Part B provides more information about the securities, investment policies and risks described in this Part A.

There can be no assurance that the Portfolio will achieve its investment objectives. The investment objective of the Portfolio may be changed without investor approval. If there is a change in the investment objective of the Portfolio, investors in the Portfolio should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs.

Opportunity Portfolio

The Opportunity Portfolio’s investment objective is long-term growth of capital.

The Opportunity Portfolio seeks to achieve its investment objective by investing, under normal market conditions, primarily in equity securities of small and mid-cap companies. Small and mid-cap companies generally are defined as those companies with market capitalizations within the range represented in the Russell 2500® Growth Index (as of January 26, 2016, between approximately $10.68 million and $11.43 billion), the Opportunity Portfolio’s broad-based securities market index. The Opportunity Portfolio may also invest in equity securities of larger, more established companies and may invest up to 20% of its assets in securities of foreign companies.

Westfield, the Opportunity Portfolio’s subadviser , selects securities based upon fundamental analysis of the company’s cash flow, industry position, potential for high-profit margins, and strength of management, as well as other factors. Westfield uses a bottom-up, as opposed to a top down, investment style to select investments that it believes offer superior prospects for growth and are either:

●	early in their cycle but which Westfield believes have the potential to become major enterprises, or
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are major enterprises whose rates of earnings growth the Subadviser expects to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand, or basic changes in the economic environment.

Westfield believes these growth companies to have products, technologies, management, markets or opportunities which will potentially facilitate earnings growth over time that may be above the growth rate of the overall economy and the rate of inflation. Investments in growth companies may include securities listed on a securities exchange or traded in the over-the-counter markets.

Westfield will invest primarily in common stocks, but may, to a limited extent, seek appreciation in other types of securities when relative values and market conditions make such purchases appear attractive.

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The Portfolio may seek a temporary or defensive position in response to unfavorable economic or market conditions, while waiting for suitable investment opportunities, or under other circumstances (e.g., to seek returns on excess cash) as the Adviser and/or Westfield, deems appropriate. When the Portfolio is seeking a temporary or defensive position, it may invest part or all of its assets in: cash or cash equivalents; time deposits, certificates of deposit and bankers’ acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more nationally recognized statistical rating organizations (“NRSROs”) in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by an NRSRO; short-term corporate obligations rated high-grade by an NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government-sponsored instrumentalities and federal agencies; repurchase agreements collateralized by the securities listed above; and both affiliated (including the HSBC Prime Money Market Fund) and unaffiliated money market fund shares. The Portfolio’s investment objective may not be achieved while it is invested in a temporary or defensive position. The Portfolio may also borrow money for temporary or emergency purposes.

Risk Factors

An investment in the Portfolio is subject to investment risks, including the possible loss of the principal amount invested. This section provides more detailed information about the Portfolio’s principal investments and risks. This Part A does not disclose all the types of securities or investment strategies that the Portfolio may use. The Portfolio’s Part B provides more detailed information about the securities, investment policies and risks described in this Part A.

Principal Investment Risks

You could lose money by investing in the Portfolio. The Portfolio is subject to one or more of the following principal investment risks:

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Currency Risk: Fluctuations in exchange rates between the U.S. dollar and foreign currencies, or between various foreign currencies, may negatively affect the Portfolio’s performance. Adverse changes in exchange rates may erode or reverse any gains produced by foreign-currency denominated investments and may widen any losses. Currency exchange rates can be volatile and can be affected by, among other factors, the actions or inactions by U.S. or foreign governments, central banks or supranational entities, the imposition of currency controls, speculation, or general economic or political developments in the U.S. or a foreign country. The Portfolio may seek to reduce currency risk by hedging part or all of its exposure to various foreign currencies; however, even if such hedging techniques are employed, there is no assurance that they will be successful.

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Equity Securities Risk: The prices of equity securities fluctuate from time to time based on changes in a company’s financial condition or overall market and economic conditions. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments, and the prices of equity securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in funds that primarily hold, directly or indirectly, equity securities. Historically, the equity markets have moved in cycles and investments in equity securities and equity derivatives in general are subject to market risks that may cause their prices to fluctuate over time. As a result, the value of equity securities may fluctuate drastically from day to day, as the market price of such securities increases or decreases. Equity securities have greater price volatility than debt instruments. The risks of investing in equity securities also include:

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Style Risk: The risk that use of a growth or value investing style may fall out of favor in the marketplace for various periods of time and result in significant declines in the value of the Portfolio’s investments. Growth stock prices reflect projections of future earnings or revenues and may decline dramatically if the company fails to meet those projections. Prices of these companies’ securities may be more volatile than other securities, particularly over the short term. A value stock may not increase in price as anticipated if other investors fail to recognize the company’s value and bid up the price, the markets favor faster-growing companies, or the factors that were expected to increase the price of the security do not occur.

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Capitalization Risk: Stocks of large capitalization companies may be volatile in the event of earnings disappointments or other financial developments. Large capitalization stocks can perform differently from other segments of the equity market or the equity market as a whole. Large capitalization companies may also be less flexible in evolving markets or unable to implement change as quickly as small or medium capitalization companies. Stocks of medium and smaller capitalization companies may involve greater risks due to limited product lines and market and financial or managerial resources. Stocks of these companies may also be more volatile, more difficult to value accurately, less liquid and subject to the potential for greater declines in stock prices in response to selling pressure. Stocks of smaller capitalization companies generally have more risk than medium capitalization companies. Small capitalization stocks tend to perform differently from other segments of the equity market or the equity market as a whole, and can be more volatile than stocks of medium or large capitalization companies. Small-capitalization companies may be newer or less established.

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Issuer Risk: The value of a security may fluctuate for a variety of reasons that relate to the issuer, including, but not limited to, earnings prospects and overall financial position, management performance and reduced demand for the issuer’s products and services.

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Foreign Securities Risk: Investments in foreign securities are generally considered riskier than investments in U.S. securities, and are subject to additional risks, including international trade, political, economic and regulatory risks; fluctuating currency exchange rates; less liquid, developed or efficient trading markets; the imposition of exchange controls, confiscations and other government restrictions (e.g., sanctions) by the United States or other countries; expropriation or confiscatory taxation; imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains); and different corporate disclosure and governance standards. Securities of emerging market issuers generally have more risk than securities issued by issuers of more developed markets. Foreign issuers are generally not subject to the same degree of regulations as U.S. issuers, and political changes could adversely affect the Portfolio’s investments in a foreign country. In addition, the lack of regulatory controls may expose the Portfolio to additional risks.

Securities markets of many foreign countries are relatively small, with a limited number of companies representing a smaller number of industries. To the extent the Portfolio’s investments in a single country or a group of countries represent a larger percentage of the Portfolio’s assets, the Portfolio’s performance may be adversely affected by the economic, political and social conditions in that country or group of countries.

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Market Risk: The value of the Portfolio’s investments may decline due to changing economic, political, social, regulatory or market conditions. Issuer, political, economic, regulatory or market developments can affect a single issuer, issuers within an industry or economic sector or geographic region, or the market as a whole. In the short term, the Portfolio’s investments can fluctuate dramatically in response to these developments. Different parts of the market and different types of securities can react differently to these developments. Moreover, the conditions in one country or geographic region could adversely affect the Portfolio’s investments in a different country or geographic region due to increasingly interconnected global economies and financial markets. Even when markets perform well, there is no assurance that the investments held by the Portfolio will increase in value along with the broader market. In addition, market risk includes the risk that geopolitical events will disrupt the economy on a regional, national or global level. For instance, terrorism, regional conflicts, market manipulation, government defaults, government shutdowns, and natural/environmental disasters can all negatively impact the securities markets, which could cause the Portfolio to lose value. Any market disruptions could also prevent the Portfolio from executing advantageous investment decisions in a timely manner. Funds that have focused their investments in a region enduring geopolitical market disruption will have higher risks of loss.

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Additional Risks

In addition to the principal investment risks described above, the Portfolio will generally be subject to the following additional risks:

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American Depositary Receipts (“ADRs”) Risk: The Portfolio’s investments may take the form of sponsored and unsponsored ADRs. ADRs, which are typically issued by a U.S. financial institution (a “depositary”), evidence ownership interests in a security or pool of securities issued by a foreign company which are held by a depositary. ADRs are denominated in U.S. dollars and trade in the U.S. securities markets. ADRs involve many of the same risks of investing directly in foreign securities, including, for example, risks related to adverse political and economic developments unique to a country or region, currency fluctuations or controls and the possibility of expropriation, nationalization or confiscatory taxation.

ADRs also involve risks not experienced when investing directly in the equity securities of an issuer. ADRs may be less liquid than the underlying shares in their primary foreign trading market. Investment restrictions in certain countries also may adversely affect the value of ADRs because such restrictions may limit the ability to convert foreign equity securities into ADRs and vice versa. Such restrictions may cause the equity securities of the foreign company to trade at a discount or premium to the market price of the related ADR. In addition, holders of unsponsored ADRs generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such ADRs in respect of the deposited securities.

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Allocation Risk: The Portfolio’s portfolio manager may favor one or more types of investments or assets that underperform other investments, assets, or securities markets as a whole. As a result, an investor may lose money.

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Exposure to Technology Risk: The mid-cap sector of the stock market includes a significant number of companies the securities of which may be characterized as technology or technology-related investments. The value of the Portfolio’s investments in the mid-cap sector of the stock market may be impacted by developments affecting technology and technology-related stocks generally. The Portfolio does not as a matter of investment strategy seek to invest disproportionately in such securities.

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Large Scale Redemption Risk: Certain HSBC fund-of-funds and other investment products and institutional investors are permitted to invest in the Portfolio. As a result, the Portfolio may experience redemptions resulting in large outflows of cash from time to time. This could have adverse effects on the Portfolio’s performance if the Portfolio were required to sell securities at times when it otherwise would not do so. This activity could also accelerate the realization of capital gains, increase the Portfolio’s transaction costs or decrease the liquidity of the Portfolio’s portfolio.

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Liquidity Risk: The Portfolio may not be able to sell some or all of its investments at desired prices, or may be unable to sell investments at all, due to lack of demand in the market for, or a reduction in the number or capacity of market participants making a market in, such investments. Additionally, the Portfolio may, at times, hold illiquid securities, by virtue of the absence of a readily available market for certain of its investments, or because of legal or contractual restrictions on sales. The Portfolio will not make investments in illiquid securities to the extent that it would hold 15% of its net assets in securities deemed to be illiquid following the investment. The Portfolio could lose money if it is unable to dispose of an investment at a time that is most beneficial to the Portfolio, which could prevent the Portfolio from taking advantage of other investment opportunities. Investments that are illiquid or that trade in lower volumes may be more difficult to value, particularly during changing economic, political or market conditions.

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Mortgage- and Asset-Backed Securities Risk: Mortgage- and asset-backed securities are debt instruments that are secured by interests in pools of mortgage loans or other financial assets, such as credit card or automobile receivables. The value of these securities will be influenced by the factors affecting the assets underlying such securities, changes in interest rates, changes in default rates of borrowers and private insurers or deteriorating economic conditions. During periods of declining asset values, mortgage- and asset-backed securities may be difficult to value or become more volatile and/or illiquid. The risk of default is generally higher in the case of securities backed by loans made to borrowers with “sub-prime” credit metrics. If market interest rates increase substantially and the Portfolio’s adjustable-rate securities are not able to reset to market interest rates during any one adjustment period, the value of the Portfolio’s holdings and its net asset value may decline until the adjustable-rate securities are able to reset to market rates. In the event of a dramatic increase in interest rates, the lifetime limit on a security’s interest rate may prevent the rate from adjusting to prevailing market rates. In such an event the security could underperform and affect the Portfolio’s net asset value. In addition, mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause an investing Portfolio to lose value. Mortgage- and asset-backed securities are subject to interest rate, prepayment, extension, market, and credit risks, all of which are described elsewhere in this prospectus. Asset-backed securities may not have the benefit of a security interest in collateral comparable to that of mortgage assets, resulting in additional credit risk.

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Repurchase Agreements Risk: The use of repurchase agreements, in which a party buys a security from another party (“seller”) and the seller agrees to repurchase the security at an agreed-upon date and price (which reflects a market rate of interest), involves certain risks. If the seller in a repurchase agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Portfolio may incur a loss upon disposition of the securities. There is also a risk that the seller of the agreement may become insolvent and subject to liquidation.

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Temporary Defensive Position Risk: The Portfolio may temporarily depart from its principal investment strategies by making short-term investments in cash, cash equivalents, high-quality, short-term debt instruments and money market instruments for temporary defensive purposes in response to adverse market, economic or political conditions. This may result in the Portfolio not achieving its investment objective during that period. If the market advances during periods when the Portfolio is holding a large cash position, the Portfolio may not participate to the extent it would have if the Portfolio had been more fully invested.

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“When-Issued” Securities Risk: The price and yield of securities purchased on a “when-issued” basis are fixed on the date of the commitment but payment and delivery are scheduled for a future date. Consequently, these securities present a risk of loss if the other party to a “when-issued” transaction fails to deliver or pay for the security. In addition, purchasing securities on a “when-issued” basis can involve a risk that the yields available in the market on the settlement date may actually be higher (or lower) than those obtained in the transaction itself and, as a result, the “when-issued” security may have a lesser (or greater) value at the time of settlement than the Portfolio’s payment obligation with respect to that security.

More Information About Portfolio Investments

This Part A describes the Portfolio’s principal strategies, and the Portfolio will normally invest in the types of securities described in this Part A. However, in addition to the investments and strategies described in this Part A, the Portfolio also may invest in other securities, use other strategies and engage in other investment practices.

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These investments and strategies, as well as those described in this Part A, are described in detail in the Part B. Of course, the Portfolio cannot guarantee that it will achieve its investment goal.

Other Information

To the extent authorized by law, the Portfolio reserves the right to discontinue offering shares at any time, merge, reorganize itself or any class of shares or cease operations and liquidate.

Portfolio Holdings

A description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities is available in the Portfolio’s Part B.

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MANAGEMENT OF THE PORTFOLIO TRUST

The Investment Adviser and Subadvisers

HSBC Global Asset Management (USA) Inc. (the “Adviser”), 452 Fifth Avenue, New York, New York 10018, is the investment adviser for the Portfolio pursuant to an investment advisory contract (the “Investment Advisory Agreement”) with the Portfolio Trust. The Adviser is a wholly owned subsidiary of HSBC Bank USA, NA, which is a wholly owned subsidiary of HSBC USA, Inc., a registered bank holding company (collectively, “HSBC”). HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of September 30, 2015, the Adviser managed approximately $72.3 billion in the HSBC Family of Funds.

The Portfolio Trust and the Adviser have received an exemptive order from the Securities and Exchange Commission (“SEC”) that allows the Adviser to implement new investment subadvisory contracts and to make material changes to existing subadvisory contacts with the approval of the Board of Trustees, but without shareholder approval. Subject to the terms of the exemptive order, the Portfolio may currently hire and/or terminate subadvisers without shareholder approval.

Westfield serves as subadviser to the Portfolio pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”) with the Adviser. Westfield makes the day-to-day investment decisions and continuously reviews, supervises and administers the Portfolio’s investment program. Westfield is 100% employee owned. Westfield was founded in 1989 and supervises domestic growth equity portfolios. Its principal office is located at One Financial Center, Boston MA 02111. As of December 31, 2015, Westfield had approximately $15.4 billion in assets under management.

For these advisory and management services (including any subadvisory services), during the last fiscal year the Portfolio paid management fees (net of fee waivers) as follows:

Percentage of average net assets for the
Portfolio	Fiscal Year Ended 10/31/2015
Opportunity Portfolio	0.80%

A discussion regarding the basis for the Board of Trustees’ approval of the Investment Advisory Agreement and Sub-Advisory Agreement is available in the Portfolio’s April 30, 2015 semi-annual report and will be available in the April 30, 2016 semi-annual report.

Portfolio Managers

Investment decisions for the Portfolio are made by consensus of the Investment Committee of Westfield (the “Committee”).

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William A. Muggia is President, Chief Executive Officer and Chief Investment Officer. Mr. Muggia covers Healthcare and Energy, as well as, provides overall market strategy. He has been at Westfield since 1994 and has been Chief Investment Officer since 2001. He has 32 years of investment experience. Mr. Muggia earned his MBA degree from Harvard Business School and received a BA from Middlebury College.

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Ethan J. Meyers is a Managing Partner and Director of Research. Mr. Meyers covers Industrials, Financials and Business Services. Mr. Meyers joined Westfield in 1999. He has 20 years of investment experience. Mr. Meyers earned his BS from AB Freeman School of Business at Tulane University. Mr. Meyers is a Chartered Financial Analyst.

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John M. Montgomery is a Managing Partner, Portfolio Strategist, and Chief Operating Officer. Mr. Montgomery joined Westfield in 2006. He has 22 years of investment experience. Mr. Montgomery holds an MM from J.L. Kellogg Graduate School of Management at Northwestern University and a BA from Trinity College.

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Hamlen Thompson is a Managing Partner and covers Energy and Industrials. Mr. Thompson joined Westfield in 2003. He has 22 years of investment experience. Mr. Thompson earned his MBA from the Carroll School of Management at Boston College and received a BA from Colby College.

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Bruce Jacobs is a Managing Partner and covers Health Care and Consumer Staples. Mr. Jacobs joined Westfield in 2004. He has 24 years of investment experience. Mr. Jacobs earned his MBA degree from Harvard Business School and a BS from the Wharton School of the University of Pennsylvania. Mr. Jacobs is a Chartered Financial Analyst.

Additional information about the portfolio managers’ compensation, other accounts managed by these individuals, and their ownership of securities in the Portfolios they manage is available in the Part B.

The Administrator and the Sub-Administrator

The Adviser also serves as the Portfolio’s administrator (the “Administrator”), and in that role, oversees and coordinates the activities of other service providers, and monitors certain aspects of the Portfolio’s operations. The Administrator has retained Citi Fund Services Ohio, Inc., whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, as sub-administrator (the “Sub-Administrator”). Administrative services provided by the Administrator and Sub-Administrator include providing office space, equipment and clerical personnel to the Portfolio and supervising custodial, auditing, valuation, bookkeeping, regulatory and dividend disbursing services.

The Part B has more detailed information about the Adviser, Administrator and Sub-Administrator, and other service providers of the Portfolio.

Placement Agent

The Portfolio has not retained the services of a principal underwriter or distributor since interests in the Portfolio are offered solely in private placement transactions. Citi Fund Services (Ireland), Limited, acting as agent for the Portfolio, serves as the placement agent of interests in the Portfolio. Citi Ireland receives no compensation for serving as placement agent.

PRICING, PURCHASE AND REDEMPTION OF INTERESTS

Determination of Value of Portfolio Interests

The net income and realized capital gains and losses, if any, of the Portfolio are determined as of the “Valuation Time,” which is the close of regular trading on the New York Stock Exchange (“Exchange”), normally, 4:00 p.m. Eastern Time, on each day the Exchange is open (a “Portfolio Business Day”). The Exchange is generally not open on most national holidays and on Good Friday.

Net income for days other than Portfolio Business Days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio in proportion to the number of beneficial interests held (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by such Portfolio, less (ii) all actual and accrued expenses of such Portfolio (including the fees payable to the Adviser and Administrator of the Portfolio).

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Each investor in the Portfolio may add to or reduce its investment in the Portfolio on a Portfolio Business Day. As of the Valuation Time, the value of each investor’s beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor’s interest in the Portfolio as of Valuation Time on the following the Portfolio Business Day.

The value of assets in the Portfolio's portfolio or held by the Portfolio is determined on the basis of their market value, or where market quotations are not readily available or are deemed unreliable due to a significant event or otherwise, based on fair value as determined in good faith in accordance with the procedures established by, and under the general supervision of, the Portfolio’s Board of Trustees. Certain short-term securities are valued on the basis of amortized cost. The Portfolio may invest in securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Portfolio does not price its shares. The value of portfolio securities held by the Portfolio may change on days when investors will not be able to purchase or redeem shares.

Fair Value Pricing Policies

The Portfolio will fair value price its securities, in accordance with Board-approved procedures, when market quotations are not readily available. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), securities whose price has become stale (i.e., the market price has remained unchanged for five business days), and other securities where a market price is not available from either a national pricing service or a broker. In addition, the exception priced securities (i.e., securities for which the market value is provided by a quote from a single broker rather than a national pricing service) will be reviewed on a quarterly basis. In these situations, Board-approved methodologies are employed to determine a fair value for the securities. Fair valuations will be reviewed by the Board of Trustees or its Valuation and Investment Oversight Committee not less than four times a year. Fair value pricing should result in a more accurate determination of the Portfolio’s net asset value price, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolio. However, fair value pricing involves the risk that the values used by t Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.

A “significant event” is one that occurred prior to the Portfolio’s valuation time, is not reflected in the most recent market price of a security, and that could materially affect the value of a security. Generally, such “significant events” relate to developments in foreign securities that occur after the close of trading in their respective markets. The Portfolio’s accounting agent may obtain fair value prices of foreign securities through utilization of a Fair Value Pricing Service previously approved by the Board where the level of a movement in a designated market or index is sufficiently large to constitute a significant event.

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Purchase of Portfolio Interests

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in “good order” by the Portfolio. The net asset value of the Portfolio is determined once on each Portfolio Business Day.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio’s custodian by a Federal Reserve Bank).

The Portfolio and the Placement Agent reserve the right to cease accepting investments at any time or to reject any investment order.

Delivery of Shareholder Documents

In an effort to reduce the cost associated with the printing and mailing of Part A, annual reports and semi-annual reports, as well as reduce the likelihood of our shareholders receiving duplicative mailings, the Portfolio intends to mail only one Part A and shareholder report to shareholders having the same last name and residing at a common address. If you wish to receive separate copies of Part A and shareholder reports, please mail your request to:

HSBC Brokerage Mutual Funds
452 Fifth Avenue - 2nd Floor
New York, NY 10018

The Portfolio will begin sending you individual copies of the Part A and shareholder reports thirty days after receiving your request.

If you have any questions regarding the delivery of shareholder documents, please call 1-888-525-5757.

Market Timing

In accordance with policies and procedures adopted by the Board of Trustees, the Portfolio discourages market timing and other excessive trading practices. The Portfolio is intended primarily for use as a long-term investment vehicle. Frequent short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Portfolio performance and result in dilution in the value of Portfolio shares held by longer-term shareholders.

Frequent purchases and redemptions of shares of a mutual fund (including activities of “market timers”) can result in the dilution in the value of Portfolio Trust shares held by long-term shareholders, interference with the efficient management of the Portfolio’s investment portfolio and increased brokerage and administrative costs. The Board of Trustees has considered the extent to which the Portfolio may be vulnerable to such risks. The Portfolio reserves the right to reject any purchase or exchange order for any reason. The Portfolio is not designed to serve as a vehicle for frequent trading.

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As a deterrent to excessive trading, the Portfolio may use an independent pricing service using fair valuation methodologies approved and monitored by the Board of Trustees. For more information on fair valuation, see “Pricing, Purchase and Redemption of Interests-Fair Value Pricing Policies.”

The Portfolio does not impose redemption fees, however redemption fees may be charged by the underlying investors in the Portfolio that are themselves investment companies, in which case the amount of any such redemption fees collected will be added to the interest of such investment company in the Portfolio. The Portfolio also may be adversely affected by short-term trading in shares of Feeder Funds (as defined under the section “Master/Feeder Structure” below). To deter market timing, a Feeder Fund may impose redemption fees on Feeder Fund shares sold or exchanged within 30 days (or other specified period) from purchase.

It is the practice of the Portfolio to monitor purchases, sales and exchanges of Portfolio shares, and to take appropriate action if it is determined that there is transactional activity in the Portfolio’s shares that is deemed inappropriate. The Portfolio and the Adviser reserve the right to reject or restrict purchase or exchange requests from any investor and also reserve the right to close any account in which a pattern of excessive trading has been identified.

The Portfolio cannot guarantee that it will detect every market timer due to the limitations inherent in its technological systems. The Portfolio reserves the right to modify its policies and procedures at any time without prior notice as the Portfolio deems necessary in its sole discretion to be in the best interests of Portfolio shareholders, or to comply with state or federal legal requirements.

Redemption of Portfolio Interests

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio Trust, on behalf of the Portfolio, reserves the right to pay, above certain limits, all or part of any redemption proceeds in kind, that is, in securities with a market value equal to the redemption price. If the Portfolio makes a payment in securities, the securities will be valued in the same manner as the net asset value is calculated. The Portfolio may provide these securities in lieu of cash without prior notice. You would have to pay transaction costs to sell the securities distributed to you, as well as taxes on any capital gains you may realize from the sale, or from the sale of securities you receive. Investments in the Portfolio may not be transferred. Additional information is available in the Portfolio’s Part B.

The Portfolio may suspend the right of redemption and postpone for more than seven days the date of payment upon redemption: (i) during periods when the Exchange is closed (other than for weekends or certain holidays) or when trading on such Exchange is restricted, (ii) during periods in which, as a result of emergency, disposal, or evaluation of the net asset value of the portfolio securities is not reasonably practicable or (iii) for such other periods as the SEC may permit.

Distribution and Shareholder Servicing Arrangements – Revenue Sharing

The Adviser and its affiliates may, out of their own resources, and without cost to any Portfolio, make payments to selected financial intermediaries for shareholder recordkeeping, processing, accounting and/or other administrative services in connection with the sale or servicing of shares of the Feeder Funds. Historically, these payments have generally been structured as a percentage of net assets attributable to the financial intermediary, but may also be structured as a percentage of gross sales, a fixed dollar amount, or a combination of the three. The making of these payments could create a conflict of interest for a financial intermediary receiving such payments.

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Other Information

The Part A and Part B, related regulatory filings, and any other Portfolio communications or disclosure documents do not purport to create any contractual obligations between the Portfolio and investors. The Portfolio may amend any of these documents or enter into (or amend) a contract on behalf of the Portfolio without investor approval except where investor approval is specifically required. Furthermore, investors are not intended third-party beneficiaries of any contracts entered into by (or on behalf of) the Portfolio, including contracts with the Adviser, Subadviser or other parties who provide services to the Portfolio.

Dividends, Distributions and Taxes

The following information is meant as a general summary for U.S. taxpayers. Please see the Portfolio’s Part B for more information. Because everyone’s tax situation is unique, each shareholder should rely on its own tax advisor for advice about the particular federal, state and local tax consequences of investing in the Portfolio.

●

It is intended that the Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

●

It is intended that the Portfolio will be operated in such a way that they will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, the Portfolio will have no more than 100 shareholders. If the Portfolio so qualifies, it generally will not have to pay income tax on its income. Investors in the Portfolio will generally have to include their distributive share of the Portfolio’s taxable income and losses in their taxable income (without regarding to the amount of distributions received by investors in a particular taxable year). As a non-publicly traded partnership, the Portfolio will be deemed to have “passed through” to shareholders all of the Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Portfolio makes any distributions.

●	Any income the Portfolio receives in the form of interest and dividends is paid out, less expenses, to its investors. Shares begin accruing interest and dividends on the day they are purchased.
●

Distributions on the Portfolio are declared daily and paid semi-annually. Net capital gains, if any, for the Portfolio are distributed at least annually. Unless a shareholder elects to receive distributions in cash, distributions will be automatically invested in additional shares of the Portfolio.

MASTER/FEEDER STRUCTURE

The Portfolio Trust and Portfolio are part of master/feeder structures. A non-accredited investor may not directly purchase an interest in the Portfolio, but instead may purchase shares in an investment company that is an accredited investor and invests all of its assets in the Portfolio (a “Feeder Fund”). Each Feeder Fund acquires an indirect interest in the securities owned by the Portfolio and will pay a proportionate share of the Portfolio’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Board of Trustees of the Portfolio Trust believes that the “master/feeder” fund structure may enable the Portfolio to reduce costs through economies of scale. A larger investment portfolio for the Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

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A Feeder Fund’s investment in the Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Portfolio or withdraws from the Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

The Portfolio Trust normally will not hold meetings of investors except as required by the Investment Company Act of 1940, as amended. Each Feeder Fund will be entitled to vote in proportion to its interest in the Portfolio. When a Feeder Fund is requested to vote on matters pertaining to the Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio in the same proportion as the voting instructions received from the shareholders of the Feeder Fund.

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PART B

HSBC Opportunity Portfolio

a series of

HSBC PORTFOLIOS

P.O. Box 182845
Columbus, Ohio 43218-2845

General and Account Information - (800) 782-8183 (Toll Free)

HSBC Global Asset Management (USA) Inc.	Citi Fund Services Ohio, Inc.
Investment Adviser and Administrator	Sub-Administrator
(“HSBC” or “Adviser” and “Administrator”)	(“Citi” or “Sub-Administrator”)

Westfield Capital Management Company, L.P.,
Subadviser to HSBC Opportunity Portfolio
(“Westfield”)

THIS PART B IS NOT A PROSPECTUS AND IS ONLY AUTHORIZED FOR DISTRIBUTION WHEN PRECEDED OR ACCOMPANIED BY THE PART A FOR THE HSBC PORTFOLIOS DATED FEBRUARY 28, 2016. This Part B contains additional and more detailed information than that set forth in the Part A and should be read in conjunction with the Part A. The Part A and Part B may be obtained without charge by writing or calling the HSBC Portfolios at the address and telephone number printed above.

References in this Part B to the “Part A” are to the Part A dated February 28, 2016 of the HSBC Portfolios, by which interests in the Portfolios are being offered. Unless the context otherwise requires, terms defined in the Part A have the same meaning in this Part B as in the Part A.

Each Portfolio’s current audited financial statements dated October 31, 2015, are hereby incorporated herein by reference from the Annual Report of the Portfolios dated October 31, 215, as filed with the Securities and Exchange Commission (the “SEC”). Copies of this Annual Report may be obtained without charge by writing or calling the HSBC Portfolios at the address and telephone number printed above.

February 28, 2016

Placement Agent	49
Transfer Agent	50
Custodian	50
Portfolio Accounting Agent	50
Federal Banking Law	50
Expenses	50

PURCHASE, REDEMPTION AND PRICING OF SECURITIES	50

DIVIDENDS AND DISTRIBUTIONS	54

DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES	54
Ownership of the Portfolio	55

TAXATION	55
Tax Status of the Portfolios	56
RIC Investors in the Portfolios	56
Portfolio Investments	57

OTHER INFORMATION	58
Independent Registered Public Accounting Firm	58
Counsel	58
Code of Ethics	58
Registration Statement	58

FINANCIAL STATEMENTS	59
Shareholder Inquiries	59

APPENDIX A: DESCRIPTION OF SECURITIES RATINGS	A-1

APPENDIX B: HSBC FUNDS, HSBC ADVISOR FUNDS TRUST, AND HSBC PORTFOLIOS
PROXY VOTING POLICY	B-1

APPENDIX C: HSBC GLOBAL ASSET MANAGEMENT (USA) INC. PROXY VOTING POLICY
AND PROCEDURES	C-1

APPENDIX D: WESTFIELD CAPITAL PROXY VOTING POLICY	D-1

GENERAL INFORMATION

HSBC Portfolios

The HSBC Opportunity Portfolio (“Opportunity Portfolio”) (the “Portfolio”) is a series of HSBC Portfolios (the “Trust” or the “Portfolio Trust”), an open-end management investment company that was organized as a trust under the laws of the State of New York on November 1, 1994. The Portfolio Trust currently consists of one series, which is diversified, as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”).

Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolios may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS

The following information supplements the information about the investment objectives, strategies, policies, and risks of the Portfolio set forth in the Portfolio’s Part A and should be read in conjunction with the Part A.

The Portfolio Trust has adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a “majority of the outstanding shares” of the Portfolio, which, as used in this Part B, means the vote of the lesser of (i) 67% or more of the outstanding “voting securities” of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding “voting securities” of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding “voting securities” of the Portfolio. The term “voting securities” as used in this paragraph has the same meaning as in the 1940 Act. See “Investment Restrictions.”

The following descriptions are provided with respect to the information below describing the investment strategies, policies and risks of the Portfolio.

Although the Portfolio will invest primarily in common stocks, the Portfolio may, to a limited extent, seek appreciation in other types of securities, such as foreign or convertible securities and warrants, when relative values make such purchases appear attractive, either as individual issues or as types of securities in certain economic environments.

When Westfield Capital Management Company, L.P. (“Westfield”), the subadviser to the Portfolio, believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio’s assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government securities. U.S. Government securities in which the Portfolio may invest include: (i) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years); all of which are backed by the full faith and credit of the U.S. Government; and (ii) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association); some of which are supported by the right of the issuer to borrow from the U.S. Government (e.g., obligations of Federal Home Loan Banks); and some of which are backed only by the credit of the issuer itself (e.g., obligations of the Federal Farm Credit Bank). The Portfolio’s investment objective may not be achieved when it is invested in a temporary defensive position.

The Trust, on behalf of Portfolio that have commenced operations, have claimed an exclusion from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and, therefore, are not subject to registration or regulation as a CPO under the CEA. The Adviser is not deemed to be a CPO with respect to its service as investment adviser to the Portfolio. To the extent that the Trust, on behalf of Portfolio that have commenced operations, are no longer eligible to claim an exclusion from Commodity Futures Trading Commission (“CFTC”) regulation, these Portfolio may consider steps in order to continue to qualify for this exclusion, or may determine to operate subject to CFTC regulation. If the Portfolio operates subject to CFTC regulation, it may incur additional compliance and other expenses.

INVESTMENT TECHNIQUES

The Portfolio invests in a variety of securities in accordance with its investment objectives and policies (as described in Part A and above in this Part B) and employs a number of investment techniques. Each type of security and technique involves certain risks. The following is an alphabetical list of the investment techniques used by the Portfolios and the main risks associated with those techniques. References to the Adviser should be understood as referring jointly to the Adviser and the relevant Subadviser.

AMERICAN DEPOSITARY RECEIPTS

The Portfolio may invest in ADRs. ADRs are certificates issued by a U.S. depository (usually a bank) and represent a specified quantity of shares of an underlying non-U.S. stock on deposit with a custodian bank as collateral. ADRs may be sponsored or unsponsored. A sponsored ADR is issued by a depository that has an exclusive relationship with the issuer of the underlying security. An unsponsored ADR may be issued by any number of U.S. depositories. Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The depository of an unsponsored ADR, on the other hand, is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders in respect of the deposited securities. The Portfolios may invest in either type of ADR.

Although a U.S. investor (such as the Portfolio) holds a substitute receipt of ownership rather than direct stock certificates, the use of the depositary receipts in the United States can reduce costs and delays as well as potential currency exchange and other difficulties. The Portfolios may purchase securities in local markets and direct delivery of these ordinary shares to the local depository of an ADR agent bank in the foreign country. Simultaneously, the ADR agents create a certificate that settles at the Portfolios’ custodian in five days. The Portfolio may also execute trades on the U.S. markets using existing ADRs. A foreign issuer of the security underlying an ADR is generally not subject to the same reporting requirements in the United States as a domestic issuer. Accordingly, the information available to a U.S. investor will be limited to the information the foreign issuer is required to disclose in its own country and the market value of an ADR may not reflect undisclosed material information concerning the issuer of the underlying security. ADRs may also be subject to exchange rate risks if the underlying foreign securities are denominated in foreign currency. Other types of depositary receipts are discussed under “Other Depositary Receipts” in this section.

CASH SWEEP PROGRAM

The Portfolio may participate in a cash sweep program (the “Cash Sweep Program”). In the Cash Sweep Program, a Portfolio’s uninvested cash balances are used to purchase Class I Shares of the HSBC Prime Money Market Fund (the “Prime Money Market Fund”). The Cash Sweep Program can reduce exposure to the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short-term obligations, while providing ready liquidity and increased diversity of holdings. Class I Shares of the Prime Money Market Fund sold to and redeemed from a Portfolio will not be subject to a sales charge, as defined in rule 2830(b)(8) of the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”), or service fee, as defined in rule 2830(b)(9) of the Conduct Rules of FINRA, in connection with the purchase, sale, or redemption of such shares by a Portfolio, or the advisory fee for the investing Portfolio will be waived in an amount that offsets the amount of such sales charges and/or service fees incurred by that Portfolio. More detailed information about the Prime Money Market Fund may be found in its current Prospectus and Statement of Additional Information.

CONVERTIBLE SECURITIES

The Portfolio may invest in securities that are convertible into common stock. Convertible bonds are issued with lower coupons than non-convertible bonds of the same quality and maturity, but they give holders the option to exchange their bonds for a specific number of shares of the company’s common stock at a predetermined price. This structure allows the convertible bond holder to participate in share price movements in the company’s common stock. The actual return on a convertible bond may exceed its stated yield if the company’s common stock appreciates in value, and the option to convert to common shares becomes more valuable. Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer. See “Equity Securities” in this section.

Convertible preferred stocks are non-voting equity securities that pay a fixed dividend. These securities have a convertible feature similar to convertible bonds; however, they do not have a maturity date. Due to their fixed income features, convertible issues typically are more sensitive to interest rate changes than the underlying common stock. In the event of liquidation, bondholders would have claims on company assets senior to those of stockholders; preferred stockholders would have claims senior to those of common stockholders.

A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by a Portfolio is called for redemption, the Portfolio would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Portfolio’s ability to achieve its investment objective.

CYBER SECURITY RISK

With the increased use of technologies in the course of business, the Portfolio and its related service providers have become potentially more susceptible to operational, information security and related risks resulting from cyber-attacks. Cyber-attacks are intentional actions and unintentional events that may cause operational disruptions and failures, including the theft or corruption of data maintained online or digitally, denial of service on websites, and the unauthorized release of confidential information. Successful cyber-attacks against, or cyber security breakdowns of, the Portfolio and/or third party service providers may adversely impact the Portfolio and its shareholders by, among other things, interfering with the processing of shareholder transactions, impacting the Portfolio’s ability to calculate its net asset value, causing the release of private shareholder information or confidential Portfolio information, impeding trading, causing reputational damage, and subjecting the Portfolio to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and additional compliance and cyber security risk management costs. Although the Portfolios and its service providers may have established business continuity plans and systems designed to reduce the risks or adverse effects associated with cyber-attacks, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. Similar types of cyber security risks also are present for issuers of securities in which the Portfolio invests, which could result in material adverse consequences for such issuers, and may cause the Portfolio’s investment in such securities to lose value.

DERIVATIVES

The Portfolio may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement the value of which is based on, or “derived” from, a traditional security, asset, or market index. Some “derivatives,” are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There is a range of risks associated with the use of derivatives, including the possibility of a total loss of the amount invested. Futures and options are commonly used for traditional hedging purposes to attempt to protect a Portfolio from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low-cost method of gaining exposure to a particular securities market without investing directly in those securities. The Portfolio may use derivatives for hedging purposes or cash management purposes, as a substitute for investing directly in securities, or as part of a strategy to gain exposure to characteristics of investments in foreign markets through efficient portfolio management techniques. Included in the foregoing are investments in derivatives to create synthetic foreign bond positions. The Portfolio (as reflected in the Part A or in other sections of this Part B) may use derivatives to seek to enhance return when the Adviser believes the investment will assist the Portfolio in achieving its investment objectives. Also, any additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness of the Portfolio's derivatives transactions and cause the Portfolio to lose value. For example, in December 2015, the SEC proposed a new rule to regulate the use of derivatives by registered investment companies, such as the Portfolio. If the rule goes into effect, it could limit the ability of the Portfolio to invest or remain invested in derivatives. In addition, other future regulatory developments may impact the Portfolio's ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which the Portfolio itself is regulated. HSBC cannot predict the effects of any new governmental regulation that may be implemented on the ability of the Portfolio to use swaps or any other financial derivative product, and there can be no assurance that any new governmental regulation will adversely affect the Portfolio's ability to achieve its investment objectives.

The risks associated with derivatives are heightened when the Adviser uses derivatives to enhance the Portfolio’s return or as a substitute for a position or security, rather than solely to hedge (or offset) the risk of a position or security held by the Portfolio. The success of the Adviser’s derivatives strategies will also be affected by its ability to assess and predict the impact of market or economic developments on the underlying asset, index or rate and the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions. Certain derivative positions may be difficult to close out when the Portfolio’s portfolio manager may believe it would be appropriate to do so.

Forward Foreign Currency Contracts And Options On Foreign Currencies

The Portfolio may enter into forward foreign currency contracts and options on foreign currencies. Forward foreign currency exchange contracts (“forward contracts”) are generally intended to minimize the risk of loss to a Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. By entering into transactions in forward contracts, however, a Portfolio may be required to forego the benefits of advantageous changes in exchange rates and, in the case of forward contracts entered into for non-hedging purposes, the Portfolio may sustain losses that will reduce its gross income. Forward contracts are typically traded over-the-counter and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments and their use involves certain risks beyond those associated with transactions in futures contracts or options traded on exchanges.

A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date that is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when a Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to “lock in” the U.S. dollar price of the security.

The Portfolio may also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the U.S. dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired. See “Options, Futures and Related Risks” in this section.

The Portfolio may also combine forward contracts with investments in securities denominated in other currencies in order to achieve desired credit and currency exposures. Such combinations are generally referred to as synthetic securities. For example, in lieu of purchasing a foreign bond, the Portfolio may purchase a U.S. dollar-denominated security and at the same time enter into a forward contract to exchange U.S. dollars for the contract’s underlying currency at a future date. By matching the amount of U.S. dollars to be exchanged with the anticipated value of the U.S. dollar-denominated security, a Portfolio may be able to lock in the foreign currency value of the security and adopt a synthetic investment position reflecting the credit quality of the U.S. dollar-denominated security.

There is a risk in adopting a synthetic investment position to the extent that the value of a security denominated in U.S. dollars or other foreign currency is not exactly matched with a Portfolio’s obligation under the forward contract. On the date of maturity, the Portfolio may be exposed to some risk of loss from fluctuations in that currency. When the Portfolio enters into a forward contract for purposes of creating a synthetic security, it will generally be required to hold high-grade, liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

Transactions in forward contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the U.S. dollar value of securities denominated in a foreign currency or protecting the U.S. dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, a Portfolio may be required to forego the benefits of advantageous changes in exchange rates. The Portfolios that may use derivatives to enhance their returns may enter into transactions in forward contracts for purposes other than hedging, which presents greater profit potential but also involves increased risk of losses that will reduce their gross income. If the expected changes in the value of the currency occur, a Portfolio will realize profits that will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Portfolio may sustain losses that will reduce its gross income. Such transactions, therefore, could be considered speculative.

Futures Contracts

The Portfolio may buy and sell futures contracts that relate to (1) broadly-based stock indices (these are referred to as "stock index futures"), (2) an individual stock ("single stock futures"), (3) other broadly-based securities indices (these are referred to as "financial futures"), and (4) foreign currencies. A broadly-based stock index is used as the basis for trading stock index futures. They may, in some cases, be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the common stocks included in the index and its value fluctuates in response to the changes in value of the underlying stocks. A stock index cannot be purchased or sold directly. Financial futures are similar contracts based on the future value of the basket of securities that comprise the index. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction. There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

A “sale” of a futures contract means the acquisition of a contractual obligation to deliver the securities or to make or accept the cash settlement called for by the contract at a specified price on a specified date. A “purchase” of a futures contract means the acquisition of a contractual obligation to acquire the securities or to make or accept the cash settlement called for by the contract at a specified price on a specified date.

The Portfolio may enter into transactions in futures contracts to protect itself from fluctuations in interest rates but without the risks and transaction costs of buying or selling long-term debt securities. For example, if the Portfolio owns long-term bonds, and interest rates were expected to increase, the Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the long-term bonds owned by a Portfolio. If interest rates did increase, the value of the debt securities in a Portfolio would decline, but the value of the Portfolio’s futures contracts would increase at approximately the same rate, thereby keeping the net asset value (“NAV”) of the Portfolio from declining as much as it otherwise would have. When the Portfolio is not fully invested, and a decline in interest rates is anticipated, which would increase the cost of fixed income securities that the Portfolio intends to acquire, the Portfolio may purchase a futures contract. In the event that the projected decline in interest rates occurs, the increased cost to the Portfolio of the securities acquired should be offset, in whole or in part, by gains on the futures contracts. As portfolio securities are purchased, the Portfolio will close out its futures contracts by entering into offsetting transactions on the contract market on which the initial purchase was effected. In a substantial majority of these transactions, the Portfolio will purchase fixed income securities upon termination of the long futures positions, but under unusual market conditions, a long futures position may be terminated without a corresponding purchase of securities.

While futures contracts based on debt securities do provide for the delivery and acceptance of securities, such deliveries and acceptances are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. The Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time a purchase or sale is made, cash or securities must be provided as an initial deposit known as “margin.” The initial deposit required will vary, but may be as low as 2% or less of a contract’s face value. Daily thereafter, the futures contract is valued through a process known as “marking to market,” and a Portfolio may receive or be required to pay additional “variation margin” as the futures contract becomes more or less valuable. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into.

When it is expected that interest rates may decline, futures contracts may be purchased to attempt to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of futures contracts should be similar to that of long-term bonds, the Portfolio may be protected, in whole or in part, against the increased cost of acquiring bonds resulting from a decline in interest rates. Similar results could be accomplished by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market can be more liquid than the cash market, the use of futures contracts as an investment technique allows action in anticipation of such an interest rate decline without having to sell the Portfolio’s securities.

The ability to hedge effectively all or a portion of the Portfolio through transactions in futures contracts depends on the degree to which movements in the value of the fixed income securities or index underlying such contracts correlate with movements in the value of securities held by the Portfolio. If the securities (or the securities comprising the index) underlying a futures contract are different than the portfolio securities being hedged, they may not move to the same extent or in the same direction. In that event, the hedging strategy might not be successful and the Portfolio could sustain losses on the hedging transactions that would not be offset by its gains. It is also possible that there may be a negative correlation between the index or security underlying a futures contract and the portfolio securities being hedged, which could result in losses on both the hedging transaction and the portfolio securities. In such instances, the Portfolio’s overall return could be less than if the hedging transactions had not been undertaken.

The trading of futures contracts on an index of fixed income securities entails the additional risk of imperfect correlation between movements in the futures price and the value of the underlying index. The anticipated spread between the prices may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the futures market. The risk of imperfect correlation, however, generally tends to diminish as the maturity date of the futures contract approaches.

The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. This could require the Portfolio to post additional cash as the value of the position fluctuates. Further, rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions that could distort the normal relationship between the cash and futures markets. Second, there is the potential that the liquidity of the futures market may be lacking. Prior to expiration, a futures contract may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the contract market on which the futures contract was originally entered into. While the Portfolio will establish a futures position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular futures contract at any specific time. In that event, it may not be possible to close out a position held for the Portfolio, which could require the Portfolio to purchase or sell the instrument underlying the futures contract, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on the Portfolio’s ability to effectively hedge its Portfolio.

The liquidity of a secondary market in a futures contract may be adversely affected by “daily price fluctuation limits” established by the exchanges, which limit the amount of fluctuation in the price of a futures contract during a single trading day and prohibit trading beyond such limits once they have been reached. The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, position limits, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

Investments in futures contracts also entail the risk that if the Adviser’s investment judgment about the general direction of interest rates is incorrect, the Portfolio’s overall performance may be poorer than if the Portfolio had not entered into any such contract. For example, if the Portfolio has been hedged against the possibility of an increase in interest rates, which would adversely affect the price of bonds held by the Portfolio, and interest rates decrease instead, the Portfolio will lose part or all of the benefit of the increased value of its bonds that are hedged because there will be offsetting losses by the Portfolio’s futures positions. In addition, in such situations, if a Portfolio has insufficient cash, bonds may have to be sold from the Portfolio to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so. Such sale of bonds may be, but will not necessarily be, at increased prices that reflect the rising market.

Each contract market on which futures contracts are traded has established a number of limitations governing the maximum number of positions that may be held by a trader, whether acting alone or in concert with others.

When a futures contract is purchased, an amount of cash or cash equivalents will be deposited in a segregated account with a Portfolio’s custodian bank so that the amount so segregated, plus the initial and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

Options, Futures And Related Risks

The Portfolio may invest in options and futures contracts to the extent set forth in Part A and this Part B. The use of options and futures is a highly specialized activity that involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the return of the Portfolio. While the use of these instruments by the Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Adviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower the Portfolio’s return. Certain strategies limit the potential of a Portfolio to realize gains as well as limit their exposure to losses. The Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures contract or a futures option position.

Options on Securities. A “call option” is a contract sold for a price (the “premium”) giving its holder the right to buy a specific number of shares of stock at a specific price on or prior to a specified date. A “covered call option” is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. The Portfolio may write options for the purpose of attempting to increase its return and for hedging purposes. In particular, if the Portfolio writes an option that expires unexercised or is closed out by the Portfolio at a profit, the Portfolio retains the premium paid for the option less related transaction costs, which increases its gross income and offsets in part the reduced value of the portfolio security in connection with which the option is written, or the increased cost of portfolio securities to be acquired. In contrast, however, if the price of the security underlying the option moves adversely to the Portfolio’s position, the option may be exercised and the Portfolio will then be required to purchase or sell the security at a disadvantageous price, which might only partially be offset by the amount of the premium.

The Portfolio may write options in connection with buy-and-write transactions; that is, a Portfolio may purchase a security and then write a call option against that security. The exercise price of the call option the Portfolio determines to write depends upon the expected price movement of the underlying security. The exercise price of a call option may be below (“in-the-money”), equal to (“at-the-money”) or above (“out-of-the-money”) the current value of the underlying security at the time the option is written.

The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. Put options may be used by the Portfolio in the same market environments in which call options are used in equivalent buy-and-write transactions.

The Portfolio may also write combinations of put and call options on the same security, a practice known as a “straddle.” By writing a straddle, the Portfolio undertakes a simultaneous obligation to sell or purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises sufficiently above the exercise price to cover the amount of the premium and transaction costs, the call will likely be exercised and the Portfolio will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or in part, by the premiums received on the writing of the two options. Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of a security remains stable and neither the call nor the put is exercised. In an instance where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

By writing a call option on a portfolio security, the Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price above its then-current market value, resulting in a loss unless the security subsequently appreciates in value. The writing of options will not be undertaken by the Portfolio solely for hedging purposes, and may involve certain risks that are not present in the case of hedging transactions. Moreover, even where options are written for hedging purposes, such transactions will constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

The Portfolio may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held by the Portfolio. If such a decline occurs, the put options will permit the Portfolio to sell the securities underlying such options at the exercise price, or to close out the options at a profit. The Portfolio will purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such an increase occurs, the call option will permit the Portfolio to purchase the securities underlying such option at the exercise price or to close out the option at a profit. The premium paid for a call or put option plus any transaction costs will reduce the benefit, if any, realized by the Portfolio upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Portfolio. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to a Portfolio, the benefits realized by the Portfolio as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

Options on Securities Indices. The Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of the Adviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in the Portfolio. Where the Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index.

The Portfolio will receive a premium from writing a put or call option on a securities index, which increases the Portfolio’s gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which the Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio’s investment. By writing a put option, the Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by the Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio’s losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

The Portfolio may also purchase put options on securities indices to hedge its investments against a decline in value. By purchasing a put option on a stock index, the Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of the Portfolio’s investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio’s loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of the Portfolio’s security holdings.

The purchase of call options on securities indices may be used by the Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, the Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when the Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

Risk Factors:

Imperfect Correlation of Hedging Instruments with a Portfolio. The ability of the Portfolio to effectively hedge all or a portion of its portfolio through transactions in options, futures contracts and forward contracts will depend on the degree to which price movements in the underlying instruments correlate with price movements in the relevant portion of that Portfolio’s portfolio. If the values of the Portfolio’s securities being hedged do not move in the same amount or direction as the instruments underlying options, futures contracts or forward contracts traded, the Portfolio’s hedging strategy may not be successful and the Portfolio could sustain losses on its hedging strategy, which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the instrument underlying an option, futures contract or forward contract traded and the portfolio securities being hedged that could result in losses both on the hedging transaction and on the portfolio securities. In such instances, the Portfolio’s overall return could be less than if the hedging transaction had not been undertaken. In the case of futures and options based on an index of securities or individual fixed income securities, the portfolio will not duplicate the components of the index, and in the case of futures contracts and options on fixed income securities, the portfolio securities that are being hedged may not be the same type of obligation underlying such contracts. As a result, the correlation probably will not be exact. Consequently, the Portfolio bears the risk that the price of the portfolio securities being hedged will not move in the same amount or direction as the underlying index or obligation. In addition, where the Portfolio enters into forward contracts as a “cross hedge” (i.e., the purchase or sale of a forward contract on one currency to hedge against risk of loss arising from changes in value of a second currency), the Portfolio incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.

The correlation between prices of securities and prices of options, futures contracts or forward contracts may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the option, futures contract and forward contract markets. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Adviser may still not result in a successful transaction. The trading of options on futures contracts also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option. The risk of imperfect correlation, however, generally tends to diminish as the maturity or termination date of the futures contract or forward contract approaches.

The trading of options, futures contracts and forward contracts also entails the risk that, if the Adviser’s judgment as to the general direction of interest or exchange rates is incorrect, the Portfolio’s overall performance may be poorer than if it had not entered into any such contract. For example, if a Portfolio has hedged against the possibility of an increase in interest rates, and rates instead decline, the Portfolio will lose part or all of the benefit of the increased value of the securities being hedged, and may be required to meet ongoing daily variation margin payments.

The Portfolio may purchase and write options not only for hedging purposes, cash management, or to simulate investments in otherwise permissible securities, but also for the purpose of attempting to increase its return. As a result, the Portfolio will incur the risk that losses on such transactions will not be offset by corresponding increases in the value of portfolio securities or decreases in the cost of securities to be acquired.

Potential Lack of a Liquid Secondary Market. Prior to exercise or expiration, a position in an exchange-traded option, futures contract or option on a futures contract can only be terminated by entering into a closing purchase or sale transaction, which requires a secondary market for such instruments on the exchange on which the initial transaction was entered into. If no such market exists, it may not be possible to close out a position, and the Portfolio could be required to purchase or sell the underlying instrument or meet ongoing variation margin requirements. The inability to close out option or futures positions also could have an adverse effect on the Portfolio’s ability effectively to hedge its portfolio.

The liquidity of a secondary market in an option or futures contract may be adversely affected by “daily price fluctuation limits,” established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. Such limits could prevent the Portfolio from liquidating open positions, which could render its hedging strategy unsuccessful and result in trading losses. The exchanges on which options and futures contracts are traded have also established a number of limitations governing the maximum number of positions that may be traded by a trader, whether acting alone or in concert with others. Further, the purchase and sale of exchange-traded options and futures contracts is subject to the risk of trading halts, suspensions, exchange or clearing corporation equipment failures, government intervention, insolvency of a brokerage firm, intervening broker or clearing corporation or other disruptions of normal trading activity, which could make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

Options on Futures Contracts. In order to profit from the purchase of an option on a futures contract, it may be necessary to exercise the option and liquidate the underlying futures contract, subject to all of the risks of futures trading. The writer of an option on a futures contract is subject to the risks of futures trading, including the requirement of initial and variation margin deposits.

Risk of Potential Government Regulation of Derivatives. It is possible that additional government regulation of various types of derivative instruments, including futures and swap agreements, may limit or prevent a Portfolio from using such instruments as a part of its investment strategy, and could ultimately prevent the Portfolio from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of the Portfolio to use certain instruments as a part of its investment strategy. Limits or restrictions applicable to the counterparties with which the Portfolios engage in derivative transactions could also prevent the Portfolios from using certain instruments.

There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Portfolios or the ability of the Portfolio to continue to implement their investment strategies. The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps and futures transactions in the U.S. is a rapidly changing area of law and is subject to modification by government and judicial action.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has changed the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for over-the-counter derivatives, including financial instruments such as swaps, in which the Portfolios may invest. Title VII of the Dodd-Frank Act makes broad changes to the over-the-counter derivatives market, grants significant new authority to the SEC and the CFTC to regulate over-the-counter derivatives and market participants, and will require clearing and exchange trading of many over-the-counter derivatives transactions.

Provisions in the Dodd-Frank Act include new capital and margin requirements and the mandatory use of clearinghouse mechanisms for many over-the-counter derivative transactions. The CFTC, SEC and other federal regulators are issuing the rules and regulations that enact the provisions of the Dodd-Frank Act. Because there is a prescribed phase-in period during which most of the mandated rulemaking and regulations will be implemented, it is not possible at this time to gauge the exact nature and scope of the impact of the Dodd-Frank Act on any of the Portfolios. However, it is expected that swap dealers, major market participants and swap counterparties will experience new and/or additional regulations, requirements, compliance burdens and associated costs. The new law and the rules to be promulgated may negatively impact a Portfolio’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. In particular, new position limits imposed on the Portfolio or its counterparties may impact that Portfolio’s ability to invest in futures, options and swaps in a manner that effectively meets its investment objectives. New requirements even if not directly applicable to the Portfolios, including capital requirements, changes to the CFTC speculative position limits regime and mandatory clearing, may increase the cost of a Portfolio’s investments and cost of doing business, which could adversely affect investors.

Additional Risks of Transactions Related to Foreign Currencies and Transactions Not Conducted on the United States Exchanges. The available information on which a Portfolio will make trading decisions concerning transactions related to foreign currencies or foreign securities may not be as complete as the comparable data on which the Portfolio makes investment and trading decisions in connection with other transactions. Moreover, because the foreign currency market is a global, 24-hour market, and the markets for foreign securities as well as markets in foreign countries may be operating during non-business hours in the United States, events could occur in such markets that would not be reflected until the following day, thereby rendering it more difficult for a Portfolio to respond in a timely manner.

In addition, over-the-counter derivatives transactions can only be entered into with a financial institution willing to take the opposite side, as principal, of the Portfolio’s position, unless the institution acts as broker and is able to find another counterparty willing to enter into the transaction with the Portfolio. This could make it difficult or impossible to enter into a desired transaction or liquidate open positions, and could therefore result in trading losses. Further, over-the-counter derivatives transactions are not subject to the performance guarantee of an exchange clearing house and a Portfolio will therefore be subject to the risk of default by, or the bankruptcy of, a financial institution or other counterparty.

Transactions on exchanges located in foreign countries may not be conducted in the same manner as those entered into on U.S. exchanges, and may be subject to different margin, exercise, settlement or expiration procedures. As a result, many of the risks of over-the-counter trading may be present in connection with such transactions. Moreover, the SEC or the CFTC has jurisdiction over the trading in the United States of many types of over-the-counter and foreign instruments, and such agencies could adopt regulations or interpretations that would make it difficult or impossible for a Portfolio to enter into the trading strategies identified herein or to liquidate existing positions.

As a result of its investments in foreign securities, the Portfolio may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in foreign currencies. A Portfolio may also be required to receive delivery of the foreign currencies underlying options on foreign currencies or forward contracts it has entered into. This could occur, for example, if an option written by the Portfolio is exercised or the Portfolio is unable to close out a forward contract it has entered into. In addition, the Portfolio may elect to take delivery of such currencies. Under such circumstances, a Portfolio may promptly convert the foreign currencies into dollars at the then-current exchange rate. Alternatively, the Portfolio may hold such currencies for an indefinite period of time if the Adviser believes that the exchange rate at the time of delivery is unfavorable or if, for any other reason, the Adviser anticipates favorable movements in such rates.

While the holding of currencies will permit the Portfolio to take advantage of favorable movements in the applicable exchange rate, it also exposes the Portfolio to risk of loss if such rates move in a direction adverse to the Portfolio’s position. Such losses could also adversely affect the Portfolio’s hedging strategies. Certain tax requirements may limit the extent to which the Portfolio will be able to hold currencies.

EMERGING MARKETS

The Portfolio may invest in emerging markets to the extent set forth in Part A or in other sections of this Part B, and these investments present greater risk than investing in foreign issuers in general. A number of emerging markets restrict foreign investment in stocks. Repatriation of investment income, capital, and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. A number of the currencies of developing countries have experienced significant declines against the U.S. dollar in the past, and devaluation may occur subsequent to investments in these currencies by the Portfolio. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries. Many of the emerging securities markets are relatively small, have low trading volumes, suffer periods of relative illiquidity, and are characterized by significant price volatility. There is the risk that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization or creation of government monopolies, any of which could have a detrimental effect on the Portfolio’s investments.

Investing in many former communist or socialist countries involves the additional risk that the government or other executive or legislative bodies may decide not to continue to support the economic reform programs and could follow radically different political and/or economic policies to the detriment of investors, including non-market oriented policies, such as the support of certain industries at the expense of other sectors or a return to a completely centrally planned economy. It is possible, particularly in markets in emerging market countries, that purported securities in which the Portfolio invests may subsequently be found to be fraudulent and as a consequence the Portfolios could suffer losses.

Additional risk factors include, but are not limited to, the following: varying custody, brokerage and settlement practices; difficulty in valuation and pricing; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities; the unavailability of financial information regarding the non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; the imposition of withholding and other taxes; adverse political, social or diplomatic developments limitations on the movement of funds or other assets of an investor between different countries; difficulties in invoking the legal process outside the United States and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries. Investment in non-U.S. countries also involves higher brokerage and custodian expenses than does investment in U.S. securities traded on a U.S. securities exchange or market. The occurrence of adverse events affecting one particular emerging market country or region could have more widespread effect and adversely impact the global trading market for emerging market instruments. Many of the laws that govern private and foreign investment, securities transactions and other contractual relationships in certain emerging market countries, are relatively new and largely untested. As a result, an investor may be subject to a number of unusual risks, including inadequate investor protection, contradictory legislation, incomplete, unclear and changing local and state laws, disregard of regulations on the part of other market participants, lack of established or effective avenues for legal redress, absence of standard practices and confidentiality customs characteristic of more developed markets and lack of consistent enforcement of existing regulations. Furthermore, it may be difficult to obtain and/or enforce a judgment in certain countries in which assets of an investor are invested. There can be no assurance that this difficulty in protecting and enforcing rights will not have a material adverse effect on an investor (such as a Portfolio) and its investments.

The term “emerging markets” includes any country: (i) having an “emerging stock market” as defined by the International Finance Corporation; (ii) with low- to middle-income economies according to the International Bank for Reconstruction and Development (the “World Bank”); (iii) listed in World Bank publications as developing; or (iv) determined by the Adviser to be an emerging market as described above. Currently, these countries generally include every country in the world except Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.

Company Debt. Governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector through the partial or complete ownership or control of many companies, including some of the largest in any given country. As a result, government actions in the future could have a significant effect on economic conditions in emerging markets, which in turn, may adversely affect companies in the private sector, general market conditions and prices and yields of certain of the securities held by a Portfolio. Expropriation, confiscatory taxation, nationalization, political, economic or social instability or other similar developments have occurred frequently over the history of certain emerging markets and could adversely affect the Portfolios’ assets should these conditions recur.

Sovereign Debt. Investment in sovereign debt can involve a high degree of risk. The issuers of the sovereign debt securities in which the Portfolio may invest have in the past experienced substantial difficulties in servicing their external debt obligations, which have led to defaults on certain obligations and the restructuring of certain indebtedness. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy towards the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest averages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including a Portfolio) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

Emerging market governmental issuers are among the largest debtors to commercial banks, foreign governments, international financial organizations and other financial institutions. Certain emerging market governmental issuers have not been able to make payments of interest on or principal of debt obligations as those payments have come due. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of those issuers.

The ability of emerging market governmental issuers to make timely payments on their obligations is likely to be influenced strongly by the issuer’s balance of payments, including export performance, and its access to international credits and investments. An emerging market whose exports are concentrated in a few commodities could be vulnerable to a decline in the international prices of one or more of those commodities. Increased protectionism on the part of an emerging market’s trading partners could also adversely affect the country’s exports and tarnish its trade account surplus, if any. To the extent that emerging markets receive payment for their exports in currencies other than U.S. dollars or non-emerging market currencies, their ability to make debt payments denominated in U.S. dollars or non-emerging market currencies could be affected.

To the extent that an emerging market country cannot generate a trade surplus, it must depend on continuing loans from foreign governments, multilateral organizations or private commercial banks, aid payments from foreign governments and on inflows of foreign investment. The access of emerging markets to these forms of external funding may not be certain, and a withdrawal of external funding could adversely affect the capacity of emerging market country governmental issuers to make payments on their obligations. In addition, the cost of servicing emerging market debt obligations can be affected by a change in international interest rates since the majority of these obligations carry interest rates that are adjusted periodically based upon international rates.

Another factor bearing on the ability of emerging market countries to repay debt obligations is the level of international reserves of the country. Fluctuations in the level of these reserves affect the amount of foreign exchange readily available for external debt payments and thus could have a bearing on the capacity of emerging market countries to make payments on these debt obligations.

Liquidity, Trading Volume, and Regulatory Oversight. The securities markets of emerging market countries are substantially smaller, less developed, less liquid and more volatile than the major securities markets in the United States. The lack of liquidity could have an adverse effect on the value of the Portfolio’s holdings, and on the Portfolio’s ability to dispose of such holdings in response to a specific adverse economic event, such as the deterioration in credit worthiness of a particular debtor. Some of the stocks of countries that may be selected by the Adviser for purchase or sale by a Portfolio may have insufficient market liquidity to allow the Portfolio to purchase such stocks in such amounts or at such prices as the Adviser may deem reasonable for investment under such strategy and/or there may not be a readily available means by which the Portfolio can gain exposure to such country’s securities markets. Foreign investors in emerging markets may be limited in their ability to invest in certain industries. In addition, there is often a limit on total foreign holdings. To the extent that the ceiling has been reached in that industry, further investment by foreign investors may not be permitted. Accordingly, the ability of a Portfolio to invest in certain companies may be restricted, and there can be no assurance that additional restrictions on investments permissible for foreign investors will not be imposed in the future.

The limited size of many emerging market securities markets and limited trading volume in the securities of emerging market issuers compared to the volume of trading in the securities of U.S. issuers could cause prices to be erratic for reasons apart from factors that affect the soundness and competitiveness of the securities issuers. For example, limited market size may cause prices to be unduly influenced by traders who control large positions. Adverse publicity and investors’ perceptions, whether or not based on in-depth fundamental analysis, may decrease the value and liquidity of portfolio securities.

Disclosure and regulatory standards in emerging markets are in many respects less stringent than U.S. standards. Issuers in lesser developed and emerging markets are subject to accounting, auditing and financial standards and requirements that differ, in some cases significantly, from those applicable to U.S. issuers. In particular, the assets and profits appearing on the financial statements of such an issuer may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. generally accepted accounting principles. There is substantially less publicly available information about such issuers than there is about U.S. issuers. In addition, such issuers are not subject to regulations similar to the U.S. Sarbanes-Oxley Act of 2002, which imposes many restrictions and mandates on the activities of companies. There is less regulation and monitoring by regulators of lesser developed and emerging market securities markets and the activities of investors, brokers and other participants than in the United States. Moreover, issuers of securities in lesser developed and emerging markets are not subject to the same degree of regulation as are U.S. issuers with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information. There is also less publicly available information about lesser developed and emerging market companies than U.S. companies.

Default, Legal Recourse. The Portfolio may have limited legal recourse in the event of a default with respect to certain debt obligations it may hold. If the issuer of a fixed income security owned by the Portfolio defaults, the Portfolio may incur additional expenses to seek recovery. Debt obligations issued by emerging market governments differ from debt obligations of private entities; remedies from defaults on debt obligations issued by emerging market governments, unlike those on private debt, must be pursued in the courts of the defaulting party itself. The Portfolio’s ability to enforce its rights against private issuers may be limited. The ability to attach assets to enforce a judgment may be limited. Legal recourse is therefore somewhat diminished. Bankruptcy, moratorium and other similar laws applicable to private issuers of debt obligations may be substantially different from those of other countries. Moreover, if a Portfolio obtains a judgment in a U.S. court, it may be difficult to enforce such judgment in the emerging market because the emerging market may not be a party to any international treaty with respect to the recognition or enforcement of foreign judgments. Provisions of emerging markets laws regulate the enforcement of foreign judgments and such laws may contain broad exceptions and involve long delays in obtaining a judgment. For example, an emerging markets court may not enforce any foreign judgment if it viewed the amount of damages awarded as excessive or inconsistent with practice in that country. A party seeking to enforce a foreign judgment in an emerging market may also be required to obtain approval from the central bank of that emerging market to execute such judgment or to repatriate any amount recovered outside of the emerging market. The political context, expressed as an emerging market governmental issuer’s willingness to meet the terms of the debt obligation, for example, is of considerable importance. In addition, no assurance can be given that the holders of commercial bank debt may not contest payments to the holders of debt obligations in the event of default under commercial bank loan agreements.

Certain Risks of Holding Assets Outside the United States. The Portfolio generally holds its non-U.S. securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business, and therefore expose the Portfolio to additional risk. In addition there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Portfolio can earn on its investments and typically results in higher operating expenses for the Portfolio as compared to funds that invest only in the United States.

Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments. At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Portfolio to carry out transactions. If the Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Portfolio could be liable for any losses incurred.

Inflation. Many emerging markets have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, adverse effects on the economies and securities markets of certain emerging market countries. In an attempt to control inflation, wage and price controls have been imposed in certain countries. Of these countries, some, in recent years, have begun to control inflation through prudent economic policies.

Withholding. Income from securities held by the Portfolio could be reduced by a withholding tax on the source or other taxes imposed by the emerging market countries in which the Portfolio makes its investments. The Portfolio’s NAV may also be affected by changes in the rates or methods of taxation applicable to the Portfolio or to entities in which the Portfolio has invested.

Foreign Currencies. The Portfolio's investments in emerging markets securities involve risks relating to currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the foreign currencies in which the Portfolio's portfolio securities are denominated, and costs associated with conversion of investment principal and income from one currency into another. Some emerging market countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, there is risk that certain emerging market countries may restrict the free conversion of their currencies into other currencies. Further, certain emerging market currencies may not be internationally traded. Certain of these currencies have experienced a steep devaluation relative to the U.S. dollar. Any devaluations in the currencies in which the Portfolio’s portfolio securities are denominated may have a detrimental impact on the Portfolio’s NAV.

EQUITY SECURITIES

The Portfolio may invest in equity securities including common stock, preferred stock, warrants or rights to subscribe to common stock and, in general, any security that is convertible into or exchangeable for common stock. Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. Rights represent a privilege granted to existing shareholders of a corporation to subscribe to shares of a new issue of common stock before it is offered to the public. The value of convertible equity securities is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions. Fluctuations in the value of equity securities in which the Portfolio invests will cause the NAV of the Portfolio to fluctuate.

Common stock generally takes the form of shares in a corporation. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value also may fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock also may be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred stock. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred stock to actual or perceived changes in the company’s financial condition or prospects.

Investments in small companies involve greater risk than is customarily associated with larger, more established companies due to the greater business risks of small size, limited markets and financial resources, narrow product lines and the frequent lack of depth or experience of management. These companies may be in the development stage or may be older companies undergoing significant changes. As a result, the prices of small-cap companies may rise and fall more sharply. The securities of small companies are often traded over-the-counter, and may not be traded in volumes typical of securities traded on a national securities exchange. Consequently, the securities of small companies may have limited market stability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general.

Securities of companies considered to be growth investments may have rapid price swings in the event of earnings disappointments or during periods of market, political, regulatory and economic uncertainty. Securities of companies considered to be value investments can continue to be undervalued for long periods of time and not realize their expected value.

EXCHANGE TRADED FUNDS

Exchange traded funds (“ETFs”) are investment companies that are bought and sold on a securities exchange. An ETF generally represents a fixed portfolio of securities designed to track a particular market segment or index. A Portfolio could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market while awaiting an opportunity to purchase securities directly. An investment in an ETF, like one in any investment company, carries the same risks as those of its underlying securities. An ETF may fail to accurately track the returns of the market segment or index that it is designed to track, and the price of an ETF’s shares may fluctuate or lose money. In addition, because they, unlike other investment companies, are traded on an exchange, ETFs are subject to the following risks: (i) the market price of the ETF’s shares may trade at a premium or discount to the ETF’s NAV; (ii) an active trading market for an ETF may not develop or be maintained; and (iii) there is no assurance that the requirements of the exchange necessary to maintain the listing of the ETF will continue to be met or remain unchanged. In the event substantial market or other disruptions affecting ETFs should occur in the future, the liquidity and value of a Portfolio’s shares could also be substantially and adversely affected. See also “Investment Company Securities” below.

FIXED INCOME INSTRUMENTS

The Portfolio may invest in fixed income instruments. The value of the Portfolio’s investment in fixed income instruments may change as prevailing interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. The Portfolio’s investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than shorter-term obligations.

Recent outflows in the fixed income market could impose difficulties on dealers because the increase over the past decade of assets in bond mutual funds and ETFs has not been matched with a proportionate increase in dealer capacity. As such, dealer inventories appear to be at an all-time low, relative to the market size. This reduction in market-making capacity by dealers has the potential to decrease liquidity and increase volatility in fixed-income markets.

For purposes of any minimum requirements set forth herein that are based upon an NRSRO’s ratings categories, if no sub-categories or gradations are specified the requirement is determined without regard for sub-categories and gradations (i.e., all sub-categories and gradations within a particular category are acceptable). After purchase by a Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. A security which has had its rating downgraded or revoked may be subject to greater risk to principal and income, and often involve greater volatility of price, than securities in the higher rating categories. Such securities are also subject to greater credit risks (including, without limitation, the possibility of default by or bankruptcy of the issuers of such securities) than securities in higher rating categories.

FOREIGN CURRENCY EXCHANGE-RELATED SECURITIES

The Portfolio may invest in foreign currency exchange-related securities.

Foreign Currency Warrants. Foreign currency warrants, such as Currency Exchange Warrants (SM) (“CEWs”(SM)), are warrants that entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) that is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk that, from the point of view of prospective purchasers of the securities, is inherent in the international fixed income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the Euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required to either sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants) and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unaccrued obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (the “OCC”). Unlike foreign currency options issued by the OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to complex political or economic factors.

Principal Exchange Rate Linked Securities. Principal exchange rate linked securities (“PERLs” (SM)) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” PERLs is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” PERLs are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLs may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

Performance Indexed Paper. Performance indexed paper (“PIPs” (SM)) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of the spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

FOREIGN SECURITIES

The Portfolio may invest in foreign securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Foreign securities, including those of emerging and frontier market issuers, are subject to additional risks, including international trade, social, political and regulatory risks. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on a Portfolio’s earnings, assets, or transactions, limitation on the removal of cash or other assets of the Portfolio, political or financial instability, the imposition of economic sanctions or diplomatic and other developments that could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. The currency in which the Portfolio’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Furthermore, dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes, and special U.S. tax considerations may apply. Additional costs associated with an investment in foreign securities may include higher custodial fees than those that apply to domestic custodial arrangements. Legal remedies available to investors in certain foreign countries may be more limited than those available with respect to investments in the United States or in other foreign countries.

Euro-Related Risks. In the past, economic crises have brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. In addition, due to large public deficits, some European countries may be dependent on assistance from other European governments and institutions or multilateral agencies and offices. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn that could significantly affect the value of a Portfolio’s European investments. The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary controls implemented by the EMU. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally. It is possible that EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative.

HIGH YIELD/HIGH RISK SECURITIES

The Portfolio may invest in high yield/high risk securities. Securities rated lower than Baa by Moody’s, or lower than BBB by S&P, are referred to as “non-investment grade,” “high yield” or “junk” bonds. In general, the market for lower rated, high-yield bonds is more limited than the market for higher rated bonds, and because their markets may be thinner and less active, the market prices of lower rated, high-yield bonds may fluctuate more than the prices of higher rated bonds, particularly in times of market stress. In addition, while the market for high-yield, corporate debt securities has been in existence for many years, the market in recent years experienced a dramatic increase in the large-scale use of such securities to fund highly leveraged corporate acquisitions and restructurings. Accordingly, past experience may not provide an accurate indication of future performance of the high-yield bond market, especially during periods of economic recession. Other risks that may be associated with lower rated, high-yield bonds include their relative insensitivity to interest-rate changes; the exercise of any of their redemption or call provisions in a declining market, which may result in their replacement by lower yielding bonds; and legislation, from time to time, which may adversely affect their market. A description of the ratings used herein and in the Part A is set forth in Appendix A to this Part B.

Investing in high yield securities involves special risks in addition to the risks associated with investments in fixed income securities generally. High yield securities may be regarded as predominately speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve their investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolio was investing in higher quality securities.

High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of high yield securities defaults, the Portfolios may incur additional expenses to seek recovery. In the case of high yield securities structured as zero coupon or payment-in-kind securities, the market prices of such securities are affected to a greater extent by interest rate changes and, therefore, tend to be more volatile than securities that pay interest periodically and in cash.

The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily NAV of the Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market. The adoption of new legislation could adversely affect the secondary market for high yield securities and the financial condition of issuers of these securities. The form of any future legislation, and the probability of such legislation being enacted, is uncertain.

The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

ILLIQUID INVESTMENTS, RULE 144A SECURITIES, AND SECTION 4(a)(2) SECURITIES

The Portfolio may invest up to 15% of its net assets in securities that are illiquid, by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the 1933 Act or commercial paper issued pursuant to Section 4(a)(2) under the 1933 Act that are determined to be liquid in accordance with guidelines established by the Trust’s Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices.

The Adviser may determine that a particular Rule 144A or Section 4(2) security is liquid and thus not subject to a Portfolio’s limits on investment in illiquid securities, pursuant to guidelines adopted by the Board of Trustees. Factors that the Adviser must consider in determining whether a particular Rule 144A security is liquid include the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of other potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and the nature of the market for the security (i.e., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). Investing in Rule 144A securities could have the effect of increasing the level of a Portfolio’s illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

INVESTMENT COMPANY SECURITIES

Investments in the securities of other investment companies may involve duplication of advisory fees and certain other expenses. By investing in another investment company, an investor becomes a shareholder of that investment company. As a result, a Portfolio’s shareholders indirectly will bear the underlying fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company, in addition to the fees and expenses the Portfolio’s shareholders directly bear in connection with the Portfolio’s own operations. The Portfolio’s investment in the securities of other investment companies maybe particularly significant following its launch or in situations where Fund is unable to access a particular country or market.

Generally, under the 1940 Act and related rules, a Portfolio may purchase an unlimited amount of shares of an affiliated fund or a money market fund. A Portfolio may also purchase shares of an unaffiliated fund as long as (i) the Portfolio doesn’t invest more than 5% of its total assets in the securities of any one investment company (ETF or other mutual funds), (ii) the Portfolio doesn’t own more than 3% of the outstanding voting stock of any one investment company, or (iii) the Portfolio doesn’t invest more than 10% of its total assets in the securities of other investment companies. A Portfolio may exceed the limits if (i) the unaffiliated fund or the Portfolio has received an order for exemptive relief from the 3% limitation from the SEC that is applicable to the Portfolio; and (ii) the unaffiliated fund and the Portfolio take appropriate steps to comply with any conditions in such order. In the alternative, a Portfolio may exceed the 5% limitation and the 10% limitation, provided the aggregate sales loads any investor pays (i.e., the combined distribution expenses of both the acquiring fund and the acquired funds) does not exceed the limits on sales loads established by FINRA, for funds of funds.

Investments in securities issued by other investment companies present the following risks:

Allocation Risk: The risk that the Adviser’s target asset and sector allocations and changes in target asset and sector allocations cause a Portfolio to underperform other similar funds or cause you to lose money, and that the Portfolio may not achieve its target asset and sector allocations.

Underlying Fund Selection Risk: The risk that a Portfolio may invest in underlying funds that underperform other similar funds or the markets more generally, due to poor investment decisions by the investment adviser(s) for the underlying funds or otherwise.

MONEY MARKET SECURITIES

The Portfolio’s investments in money market instruments will consist of (i) short-term obligations of the U.S. Government, its agencies and instrumentalities; (ii) other short-term debt securities rated A or higher by Moody’s or S&P or, if unrated, of comparable quality in the opinion of the Adviser; (iii) commercial paper, including master demand notes; (iv) bank obligations, including certificates of deposit, bankers’ acceptances and time deposits; (v) repurchase agreements; and (vi) shares of money market funds, which may include the Prime Money Market Fund. Securities issued or guaranteed as to principal and interest by the U.S. Government include a variety of Treasury securities, which differ in their interest rates, maturities and dates of issue. Securities issued or guaranteed by agencies or instrumentalities of the U.S. Government may or may not be supported by the full faith and credit of the United States or by the right of the issuer to borrow from the Treasury.

Considerations of liquidity and preservation of capital mean that a Portfolio may not necessarily invest in money market instruments paying the highest available yield at a particular time.

MORTGAGE-RELATED SECURITIES

The Portfolio may invest in mortgage-backed certificates and other securities representing ownership interests in mortgage pools, including CMOs. Interest and principal payments on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Mortgage-backed securities currently offer yields higher than those available from many other types of fixed income securities, but because of their prepayment aspects, their price volatility and yield characteristics will change based on changes in prepayment rates.

There are two methods of trading mortgage-backed securities. A specific pool transaction is a trade in which the pool number of the security to be delivered on the settlement date is known at the time the trade is made. This is in contrast with the typical mortgage transaction, called a TBA (to be announced) transaction, in which the type of mortgage securities to be delivered is specified at the time of trade but the actual pool numbers of the securities that will be delivered are not known at the time of the trade. For example, in a TBA transaction an investor could purchase $1 million of 30-year FNMA 9% mortgages and receive up to three pools on the settlement date. The pool numbers of the pools to be delivered at settlement will be announced shortly before settlement takes place. The terms of the TBA trade may be made more specific if desired. For example, an investor may request pools with particular characteristics, such as those that were issued prior to January 1, 1990. The most detailed specification of the trade is to request that the pool number be known prior to purchase. In this case, the investor has entered into a specific pool transaction. Generally, agency pass-through mortgage-backed securities are traded on a TBA basis. The specific pool numbers of the securities purchased do not have to be determined at the time of the trade.

Mortgage-backed securities have yield and maturity characteristics that are dependent on the mortgages underlying them. Thus, unlike traditional debt securities, which may pay a fixed rate of interest until maturity when the entire principal amount comes due, payments on these securities include both interest and a partial payment of principal. In addition to scheduled loan amortization, payments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. Such prepayments may significantly shorten the effective durations of mortgage-backed securities, especially during periods of declining interest rates. Similarly, during periods of rising interest rates, a reduction in the rate of prepayments may significantly lengthen the effective durations of such securities.

Investment in mortgage-backed securities poses several risks, including interest rate prepayment, market, and credit risk. Interest rate risk reflects the risk that, as interest rates rise, the value of mortgage-backed securities generally can be expected to fall. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment’s average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions.

Market risk reflects the risk that the price of the security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and a fund invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold.

Credit risk reflects the risk that a Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. Government-related entities may not be backed by the full faith and credit of the U.S. Government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions.

The recent financial downturn—particularly the increase in delinquencies and defaults on residential mortgages, falling home prices, and unemployment—has adversely affected the market for mortgage-related securities. In addition, various market and governmental actions may impair the ability to foreclose on or exercise other remedies against underlying mortgage holders, or may reduce the amount received upon foreclosure. These factors have caused certain mortgage-related securities to experience lower valuations and reduced liquidity. There is also no assurance that the U.S. Government will take further action to support the mortgage-related securities industry, as it has in the past, should the economic downturn continue or the economy experience another downturn. Further, recent legislative action and any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk that a Portfolio could realize losses on mortgage-related securities.

Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment that consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs that may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The principal governmental guarantor of mortgage-related securities is the GNMA. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of Federal Housing Administration (“FHA”) insured or Department of Veterans Affairs (“VA”) guaranteed mortgages. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include FNMA and the FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers that include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government.

FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation formerly owned by the 12 Federal Home Loan Banks. FHLMC issues participation certificates (“PCs”) that represent interests in conventional mortgages from FHLMC’s national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

In September 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHMLC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

The FHFA has indicated that the conservatorship of each enterprise will end when the director of the FHFA determines that the FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed. FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The steps taken in connection with the conservatorship are both intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

In addition, in a February 2011 report to Congress from the Treasury Department and the Department of Housing and Urban Development, the Obama administration provided a plan to reform America’s housing finance market. The plan would reduce the role of and eventually eliminate FNMA and FHLMC. Notably, the plan does not propose similar significant changes to GNMA, which guarantees payments on mortgage-related securities backed by federally insured or guaranteed loans such as those issued by the Federal Housing Association or guaranteed by the Department of Veterans Affairs. The report also identified three proposals for Congress and the administration to consider for the long-term structure of the housing finance markets after the elimination of FNMA and FHLMC, including implementing: (i) a privatized system of housing finance that limits government insurance to very limited groups of creditworthy low- and moderate-income borrowers; (ii) a privatized system with a government backstop mechanism that would allow the government to insure a larger share of the housing finance market during a future housing crisis; and (iii) a privatized system where the government would offer reinsurance to holders of certain highly-rated mortgage-related securities insured by private insurers and would pay out under the reinsurance arrangements only if the private mortgage insurers were insolvent.

Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees, and the creditworthiness of the issuers thereof, will be considered in determining whether a mortgage-related security meets a Portfolio’s investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable.

The assets underlying mortgage-related securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

Collateralized Mortgage Obligations (“CMOs”). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments. In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

FHLMC CMOs. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates that are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Unlike FHLMC PCs, payments of principal and interest on the CMOs are made semiannually, as opposed to monthly. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC’s mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC’s minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the “pass-through” nature of all principal payments received on the collateral pool in excess of FHLMC’s minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

If collection of principal (including prepayments) on the mortgage loans during any semiannual payment period is not sufficient to meet FHLMC’s minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds. Criteria for the mortgage loans in the pool backing the FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals or stripped mortgage-backed securities. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

CMO Residuals. CMO residuals are derivative mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Other Mortgage-Related Securities -- Stripped Mortgage-Backed Securities.” In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances, a Portfolio may fail to recoup fully its initial investment in a CMO residual.

CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has only very recently developed and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may or, pursuant to an exemption therefrom, may not have been registered under the 1933 Act. CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability and may be deemed “illiquid” and subject to a Portfolio’s limitations on investment in illiquid securities.

Stripped Mortgage-Backed Securities (“SMBS”). SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or IO class), while the other class will receive all of the principal (the principal-only or PO class). The cash flow and yields on IO and PO classes can be extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, a Portfolio may fail to fully recoup its initial investment in these securities even if the security is in one of the highest rating categories.

Although SMBS are typically purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, these securities may be deemed “illiquid” and subject to the Portfolio's limitations on investment in illiquid securities.

Mortgage-Backed Securities and Asset-Backed Securities - Types of Credit Support. Mortgage-backed securities and asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failure by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the pass-through of payments due on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default enhances the likelihood of ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. However, the Portfolio is subject to the credit risk of the person or entities providing the credit enhancement.

The ratings of mortgage-backed securities and asset-backed securities for which third-party credit enhancement provides liquidity protection or protection against losses from default are generally dependent upon the continued creditworthiness of the provider of the credit enhancement. The ratings of such securities could be subject to reduction in the event of deterioration in the creditworthiness of the credit enhancement provider even in cases where the delinquency and loss experience on the underlying pool of assets is better than expected.

Examples of credit support arising out of the structure of the transaction include “senior-subordinated securities” (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of “reserve funds” (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and “over-collateralization” (where the scheduled payments on, or the principal amount of, the underlying assets exceed those required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that which is anticipated could adversely affect the return on an investment in such a security.

OPERATIONAL RISK

The Fund’s investments or its service providers may be negatively impacted due to operational risks arising from factors such as processing errors and human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel, and errors caused by third-party service providers or trading counterparties. Although the Portfolio attempts to minimize such failures through controls and oversight, it is not possible to identify all of the operational risks that may affect a Fund or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures. A Fund and its shareholders could be negatively impacted as a result.

In addition, the Portfolio relies on various sources to calculate its NAV. Therefore, the Portfolio is subject to certain operational risks associated with relying on third party service providers and data sources. NAV calculation may be impacted by operational risks arising from factors such as failures in systems and technology. Such failures may result in delays in the calculation of the Portfolio’s NAV and/or the mobility to calculate NAV over extended time periods. The Portfolio may be unable to recover any losses associated with such failures.

REAL ESTATE SECURITIES

The Portfolio may invest in real estate investment trusts (“REITs”). REITs pool investors’ funds for investment primarily in income producing real estate or real estate loans or interests. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets, and income and a requirement that it distributes to its shareholders substantially all of its taxable income (other than net capital gains) for each taxable year. Failure to comply with federal tax requirements may affect the value of the REIT, which could have adverse tax consequences for a Fund. REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs. The Portfolio will not invest in real estate directly, but only in securities issued by real estate companies. However, the Portfolio may be subject to risks similar to those associated with the direct ownership of real estate (in addition to securities markets risks) because of its policy of concentration in the securities of companies in the real estate industry. These include declines in the value of real estate, risks related to general and local economic conditions, dependency on management skill, heavy cash flow dependency, possible lack of availability of mortgage funds, overbuilding, extended vacancies of properties, increased competition, increases in property taxes and operating expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from the environmental problems, terrorist acts, demographic trends, casualty or condemnation losses, limitation on rents, changes in neighborhood values, the appeal of properties to tenants and changes in interest rates.

REPURCHASE AGREEMENTS

The Portfolio may invest in repurchase agreements collateralized by U.S. Government securities, certificates of deposit and certain bankers’ acceptances. Repurchase agreements are transactions by which a portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest that is unrelated to the coupon rate or date of maturity of the purchased security. Repurchase agreements involve certain risks not associated with direct investments in the underlying securities. In the event of a default or bankruptcy by the seller, a Portfolio will seek to liquidate such collateral. The exercise of a Portfolio’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Portfolio could suffer a loss. Repurchase agreements are considered to be loans by an investment company under the 1940 Act.

The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, a Portfolio may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of a Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that a Portfolio may not be able to substantiate its interest in the underlying securities. While the management of the Portfolios acknowledges these risks, they will attempt to control such risks through stringent security selection criteria and careful monitoring procedures.

SHORT-TERM TRADING

The Portfolio may engage in short-term trading. Although the Portfolio will not make a practice of short-term trading, purchases and sales of securities will be made whenever necessary or desirable in the management’s view to achieve the investment objective of the Portfolio. A change in the securities held by the Portfolio is known as “portfolio turnover.” Management does not expect that in pursuing the Portfolio’s investment objective unusual portfolio turnover will be required and intends to keep turnover to a minimum consistent with the Portfolio’s investment objective. The trading costs and tax effects associated with portfolio turnover may adversely affect the Portfolio’s performance. The management believes unsettled market economic conditions during certain periods require greater portfolio turnover in pursuing a Portfolio’s investment objectives than would otherwise be the case. A higher incidence of portfolio turnover will result in greater transaction costs to the Portfolio.

U.S. GOVERNMENT SECURITIES

The Portfolio may invest in U.S. Government securities to the extent set forth in the Part A and this Part B. U.S. Government securities include bills, notes, and bonds issued by the U.S. Treasury and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government.

Some U.S. Government securities are supported by the direct full faith and credit pledge of the U.S. Government; others are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as securities issued by the FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agencies’ obligations; and others are supported only by the credit of the issuing or guaranteeing instrumentality. There is no assurance that the U.S. Government will be able or willing to repay any principal or interest when due, or will provide financial support to a U.S. Government agency, authority, instrumentality or sponsored enterprise hen it is not obligated by law to do so.

PORTFOLIO TURNOVER

For purposes of this section, the term “Adviser” also includes the Subadvisers for the Portfolios.

The Adviser manages the Portfolio generally without regard to restrictions on portfolio turnover. In general, the Portfolio will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. The Adviser engages in portfolio trading for the Portfolio if it believes a transaction net of costs (including custodian charges) will help achieve the investment objective of the Portfolio. In managing the Portfolio’s portfolio, the Adviser seeks to take advantage of market developments, yield disparities and variations in the creditworthiness of issuers. Expenses to the Portfolio, including brokerage commissions, and the realization of capital gains that are taxable to the Portfolio’s shareholders tend to increase as the portfolio turnover increases.

For the fiscal years ended October 31, 2015 and 2014, the portfolio turnover rate for the Portfolio was 63% and 66%, respectively.

If a Portfolio has a high portfolio turnover rate (e.g. 100% or more), transaction costs incurred by the Portfolio, and the realized capital gains and losses may be greater than those of a Portfolio with a lesser portfolio turnover rate. See “Portfolio Transactions” and “Tax Matters”.

PORTFOLIO TRANSACTIONS

For the purposes of this section, the term “Adviser” also includes the Subadviser for the Portfolio.

The Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities for the Portfolio. Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of the Portfolio’s shareholders rather than by any formula. In placing orders for the Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although the Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer’s general execution and operational facilities, the type of transaction involved and other factors such as the dealer’s risk in positioning the securities. To the extent consistent with applicable legal requirements, the Adviser may place orders for the purchase and sale of investments for the Portfolio with a broker-dealer affiliate of the Adviser.

The Adviser may, in circumstances in which two or more dealers are in a position to offer comparable results, and subject to certain conditions, give preference to a dealer that has provided statistical or other research services to the Adviser. By allocating transactions in this manner, the Adviser is able to supplement its research and analysis with the views and information of securities firms. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to the Adviser in advising several of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing each Portfolio. The management fee paid from the Portfolio is not reduced because the Adviser and its affiliates receive such services.

Generally, fixed income securities and money market securities are traded on a principal basis and do not involve brokerage commissions. Under the 1940 Act, persons affiliated with HSBC Bank USA, N.A. (“HSBC Bank”), the Adviser or the Portfolio are prohibited from dealing with the Portfolio as a principal in the purchase and sale of securities, generally. The Portfolio may purchase securities from underwriting syndicates of which the Adviser or an affiliate is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act. Under the 1940 Act, persons affiliated with the Adviser or the Portfolio may act as a broker for the Portfolio. In order for such persons to effect any portfolio transactions for the Portfolio, the commissions, fees or other remuneration received by such persons must be reasonable and fair compared to the commissions, fees or other remunerations paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. This standard would allow the affiliate to receive no more than the remuneration that would be expected to be received by an unaffiliated broker in a commensurate arms-length transaction. The Trustees of the Trust regularly review any commissions paid by the Portfolios to affiliated brokers. Unless authorized by law, the Portfolio will not do business with, nor pay commissions to, affiliates of the Adviser in any portfolio transactions where they act as principal. These restrictions may preclude the Portfolio from purchasing or selling, or may limit the Portfolio's purchase and sale of, certain securities. Moreover, these restrictions could potentially have an impact on a Portfolio's performance and liquidity of portfolio holdings.

As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), the Adviser may cause a Portfolio to pay a broker-dealer, which provides “brokerage and research services” (as defined in the 1934 Act) to the Adviser, an amount of commission for effecting a securities transaction for a Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction, provided the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or its respective overall responsibilities to the Portfolio or to its other clients. Not all of such services are useful or of value in advising the Portfolio.

The term “brokerage and research services” includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Adviser’s other clients, in part, for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. The SEC has published interpretative guidance that tightened previously existing standards concerning the types of expenses that qualify for the Section 28(e) safe harbor and set forth certain steps that investment advisers would need to take in order to ensure such qualification.

Investment decisions for the Portfolio and for the other investment advisory clients of the Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors, in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event, each day’s transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which, in the Adviser’s opinion, is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for the Portfolio and for other clients of the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable. It is recognized that in some cases, this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. In other cases, however, the Adviser believes that the Portfolio’s ability to participate in volume transactions will produce better executions for the Portfolio.

The Board has adopted a policy to ensure compliance with Rule 12b-1(h) under the 1940 Act in the selection of broker-dealers to execute portfolio transactions for the Portfolio. Generally, Rule 12b-1(h) prohibits the Portfolio from compensating a broker-dealer for promotion or sale of Portfolio shares by directing to the broker-dealer securities transactions or remuneration received or to be received from such portfolio securities transactions.

If the Portfolio invests primarily in fixed income securities, it is anticipated that most purchases and sales will be with the issuer or with underwriters of or dealers in those securities, acting as principal. Accordingly, such Portfolio would not ordinarily pay significant brokerage commissions with respect to their securities transactions.

In the United States and in some other countries, debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries, both debt and equity securities are traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter’s commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer’s mark-up or mark-down. The Adviser normally seeks to deal directly with the primary market makers or on major exchanges unless, in its opinion, better prices are available elsewhere. Subject to the requirement of seeking execution at the best available price, securities may, as authorized by each Portfolio’s investment advisory contract, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Adviser. At present, no arrangements for the recapture of commission payments are in effect.

For the fiscal years ended October 31, 2015, 2014, and 2013, the Portfolios paid aggregate brokerage commissions in the amounts of $260,777, $240,854 and $270,535, respectively.

During the fiscal year ended October 31, 2015, the Portfolios did not acquire securities issued by their regular brokers or dealers, or their parent companies. The following shows the aggregate holdings of the securities of each such issuer as of October 31, 2015. (For these purposes a regular broker or dealer includes any of the (a) ten brokers or dealers that received the greatest dollar amount of brokerage commissions by virtue of direct or indirect participation in the Trust’s portfolio transactions during the its most recent fiscal year, (b) ten brokers or dealers that engaged as principal in the largest dollar amount of portfolio transactions of the Trust during its most recent fiscal year, or (c) ten brokers or dealers that sold the largest dollar amount of securities of the Portfolios during the Trust's most recent fiscal year.)

DISCLOSURE OF PORTFOLIO HOLDINGS

The Board of Trustees of the Trust has adopted policies and procedures for the Trust relating to disclosure of the Portfolio’s portfolio securities (the “Policy”). The Policy is designed to ensure that the disclosure of holdings information where necessary to the Trust’s operation, or useful to a Portfolio’s shareholders, without compromising the integrity or performance of the Portfolio. Disclosure of information regarding the portfolio holdings of the Portfolio occurs only upon the determination, by the Trust’s Chief Compliance Officer (“CCO”), that such disclosure is in the best interests of the Portfolio’s shareholders and that it does not present a conflict of interest between the shareholders and the Adviser, principal underwriter, or any affiliated person of the Portfolio, the Adviser or any subadviser of the Portfolios.

Pursuant to applicable law, the Trust is required to disclose its complete portfolio holdings quarterly, within 60 days of the end of each fiscal quarter. The Trust discloses a complete schedule of investments in each Semi-Annual Report and Annual Report to Shareholders or, following the first and third fiscal quarters, in quarterly holdings reports filed with the SEC on Form N-Q. Semi-Annual and Annual Reports are distributed to shareholders. Quarterly holdings reports filed with the SEC on Form N-Q are not distributed to shareholders, but are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov. These reports are also available, free of charge, on the Trust’s website at www.investorfunds.us.hsbc.com.

The Trust’s website also provides information about each Portfolio’s top 10 holdings, sector holdings and other characteristics data as of the end of the most recent month. The Trust may publish the Portfolio’s full portfolio holdings thirty (30) days after the end of each month. This information is available until updated as of the following month. The information on the Trust’s website is publicly available to all categories of persons.

The Trust or the Adviser may share non-public holdings information of the Trust sooner than 60 days of the end of the fiscal quarter with the Adviser and other service providers to the Trust (including the Trust’s custodian, the Sub-Administrator; and pricing services such as FT Interactive). In addition, the Trust may share non-public holdings information with mutual fund ranking services and NRSROs, including Standard & Poor’s Corporation, Morningstar, Lipper Analytical Services and Bloomberg L.P. These service providers and other entities owe contractual, fiduciary, or other legal duties of confidentiality to the Trust or the Adviser that foster reasonable expectations that holdings information will not be misused. The Trust’s officers may authorize disclosure of the Trust’s holdings portfolio information to service providers where such service provider needs information to fulfill its duties.

The Trust may also disclose information about portfolio holdings to mutual fund evaluation services that agree not to disclose the information to third parties and that enter into a Confidentiality Agreement. Such Confidentiality Agreement provides, among other things, that non-public portfolio holdings information will be kept confidential and that such information will be used solely for the purpose of analysis and evaluation of the portfolio. Disclosures may be made to other third parties under a Confidentiality Agreement satisfactory to fund counsel and the Trust’s CCO. The Confidentiality Agreement prohibits anyone in possession of non-public holdings information from purchasing or selling securities based on such information, or from disclosing such information to other persons, except for those who are actually engaged in, and need to know, such information to perform services for the portfolio.

Currently, the Trust has arrangements to provide additional disclosure of holdings information to the following evaluation services: Lipper Analytical Services (10 days after the end of each month), Morningstar (between 60-70 days after the end of each quarter), Bloomberg L.P. (60 days after the end of each quarter) and Standard & Poor’s Corporation (between 3-5 days after the end of each week).

No compensation or other consideration is paid to or received by any party in connection with the disclosure of holdings information, including the Trust, the Adviser and its affiliates.

Pursuant to the Policy, the CCO may authorize exceptions and allow disclosures under other circumstances he or she deems appropriate. In addition, a Portfolio may disclose its holdings, as appropriate, in conformity with the foregoing principles. Compliance with the Policy (including the use of the portfolio holdings information) will be monitored by the CCO or his or her designee on a regular basis, and any violations constituting a “Material Compliance Matter” as defined under Rule 38a-1 of the 1940 Act will be reported by the CCO to the Board.

INVESTMENT RESTRICTIONS

The Portfolio has adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a “majority of the outstanding voting securities” of a Portfolio. The term “majority of the outstanding voting securities” as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding “voting securities” of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding “voting securities” are present or represented by proxy, or (ii) more than 50% of the outstanding “voting securities.” The term “voting securities” as used in this paragraph has the same meaning as in the 1940 Act.

As a matter of fundamental policy, the Portfolio will not:

1.	borrow money or mortgage or hypothecate assets of the Portfolio, except that in an amount not to exceed 1/3 of the current value of the Portfolio’s net assets, it may borrow money (including through reverse repurchase agreements, forward roll transactions involving mortgage backed securities or other investment techniques entered into for the purpose of leverage), and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction, and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute;

2.	underwrite securities issued by other persons, except insofar as the Portfolios may technically be deemed an underwriter under the 1933 Act in selling a portfolio security;

3.	make loans to other persons except: (a) through the use of repurchase agreements or the purchase of short term obligations; or (b) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

4.	purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (except that the Portfolio may hold and sell, for the Portfolio’s portfolio, real estate acquired as a result of the Portfolio’s ownership of securities);

5.	concentrate its investments in any particular industry (excluding U.S. Government securities), but if it is deemed appropriate for the achievement of a Portfolio’s investment objective(s), up to 25% of its total assets may be invested in any one industry;

6.	issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction; and

7.	with respect to 75% of its assets, invest more than 5% of its total assets in the securities (excluding U.S. Government securities) of any one issuer.

The Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without shareholder approval.

As a matter of non-fundamental policy, the Portfolio will not:

1.	purchase warrants, valued at the lower of cost or market, in excess of 10% of the value of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities;

2.	write puts and calls on securities unless each of the following conditions are met: (a) the security underlying the put or call is within the investment policies of the Portfolio and the option is issued by the Options Clearing Corporation, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate value of the obligations underlying the puts determined as of the date the options are sold shall not exceed 50% of the Portfolio’s net assets; (c) the securities subject to the exercise of the call written by the Portfolio must be owned by the Portfolio at the time the call is sold and must continue to be owned by the Portfolio until the call has been exercised, has lapsed, or the Portfolio has purchased a closing call, and such purchase has been confirmed, thereby extinguishing the Portfolio’s obligation to deliver securities pursuant to the call it has sold; and (d) at the time a put is written, the Portfolio establishes a segregated account with its custodian consisting of cash or short-term U.S. Government securities equal in value to the amount the Portfolio will be obligated to pay upon exercise of the put (this account must be maintained until the put is exercised, has expired, or the Portfolio has purchased a closing put, which is a put of the same series as the one previously written); and

3.	buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless such options are written by other persons and: (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate premiums paid on all such options, which are held at any time, do not exceed 20% of the Portfolio’s total net assets; and (c) the aggregate margin deposits required on all such futures or options thereon, held at any time, do not exceed 5% of the Portfolio’s total assets.

4.	The Portfolio may not purchase on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures.

5.	The Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options and futures contracts are not deemed to constitute short sales of securities.

6.	The Portfolio may not invest in securities of any registered investment company, except to the extent permitted under the 1940 Act generally, or in accordance with any exemptive order granted to the Trust by the SEC.

7.	The Fund may not directly purchase securities or other instruments issued by companies that manufacture cluster munitions or anti-personnel mines. The Adviser uses the definitions within the 1997 Mine Ban Treaty and the 2008 Convention on Cluster Bombs for guidance and implementation. The Fund may purchase securities of registered investment companies, ETNs or other pooled vehicles that invest in companies that manufacture cluster munitions or anti-personnel mines.

PERCENTAGE AND RATING RESTRICTIONS

If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Portfolio’s Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio, or a later change in the rating of a security held by the Portfolio, is not considered a violation of policy. However the Adviser will consider such change in its determination of whether to continue to hold the security and provided further, that the Adviser will take appropriate steps, which may include the disposition of portfolio securities, as may be necessary to satisfy the applicable requirements of the 1940 Act and/or the rules thereunder with respect to the Portfolio’s investments in illiquid securities or any borrowings by the Portfolio.

MANAGEMENT OF THE HSBC PORTFOLIOS

BOARD OF TRUSTEES

Overall responsibility for management of the HSBC Portfolios, HSBC Funds and HSBC Advisor Funds Trust (each, a “Trust”) rests with the Board of Trustees. The Trustees elect the officers of the Trust and appoint service providers to manage the Trust’s day-to-day operations. The Trustees meet regularly to discuss and consider matters concerning the Trusts and to oversee each Trust’s activities, including the investment performance of the Portfolio and the operation of each Trust’s compliance programs, and to evaluate and address risks associated with each Trust’s activities.

BOARD COMPOSITION AND LEADERSHIP STRUCTURE

Each Trust has a Board of Trustees. Each Board consists of five Trustees, four of whom are not “interested persons” (as that term is defined by Section 2(a)(19) of the 1940 Act) of the Trusts (the “Independent Trustees”), and one of whom is an “interested person” (as that term is defined by Section 2(a)(19) of the 1940 Act) of the Trusts (the “Interested Trustee”) by virtue of her employment with the Adviser. Each Board is responsible for the overall management of each Trust, including general supervision and review of each Trust’s investment activities. The Board of each Trust, in turn, elects the officers of the Trusts who are responsible for administering the Trust’s day-to-day operations.

The Chairman of each Board, Mr. Robards, is an Independent Trustee, and, among other duties and responsibilities, serves as a point person for communications between the Trustees and the Trusts’ management and service providers. The Trustees interact directly with the Chairman, Chairs of the Trusts’ standing Committees, each other, the Trusts’ officers, and senior management of the Adviser and other service providers of the Trusts at scheduled meetings and between meetings, as appropriate.

Each Board has established the following standing committees: an Audit Committee ; a Valuation and Investment Oversight Committee; and a Nominating and Corporate Governance Committee (the “Committees”) to facilitate the Trustees’ oversight of the management of those aspects of the Trusts’ operations. Each Committee has a Chair, who is an Independent Trustee. Each Committee’s responsibilities are discussed in greater detail below. Each Board believes that its leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over the matters within its purview and it allocates areas of responsibility to committees of Trustees and to the full Board in a manner that enhances effective oversight.

BOARD’S ROLE IN RISK OVERSIGHT OF THE TRUSTS

Each Board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular Board meetings, including, but not limited to, through regular reports that have been developed by management, in consultation with the Board and its counsel. These reports address investment, valuation, and compliance matters. The Board may also receive special written reports or presentations on a variety of risk issues, either upon the Board’s request or upon the manager’s initiative. In addition, the Valuation and Investment Oversight Committee of the Board meets regularly with the manager’s internal risk department to review reports on their examinations of liquidity risks to the Funds’ investment portfolios.

With respect to investment risk, each Board receives regular written reports describing and analyzing the investment performance of the Funds, which may include the comparison of the Funds’ performance to their respective benchmarks and/or peer groups when applicable. In addition, investment personnel for the Funds meet regularly with the Boards to discuss Fund performance, including investment risk and market updates. Also, to the extent that the Fund changes a particular investment strategy or invests in a new type of security that could have a material effect on the Fund’s risk profile, the Board generally is consulted.

With respect to valuation, each Board receives regular written reports summarizing the discussions from the Adviser’s internal Pricing and Valuation Committee meetings. The Trusts’ administrator provides regular written reports to each Board that enable the Board to monitor the number of fair valued securities in a particular Fund, the reasons for the fair valuation and the methodology used to arrive at the fair value. In addition, the Trusts’ Audit Committee reviews valuation procedures and results with the Funds’ Treasurer, and with the Trusts’ auditors in connection with such Committee’s review of the results of the audit of the Funds’ financial statements.

With respect to compliance risks, the Board receives regular compliance reports and meets regularly with the CCO to discuss compliance issues, including compliance risks. In accordance with SEC rules, the Independent Trustees meet regularly in executive session with the CCO, and the CCO prepares and presents an annual written compliance report to the Board. Each Board also meets regularly with the Chief Compliance Officer of the Adviser. Each Board adopts compliance policies and procedures for the Trusts and approves such procedures of certain of the Trusts’ service providers, such as the Adviser and the Subadvisers (as applicable). The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

QUALIFICATIONS OF THE TRUSTEES

The names of the Trustees of the Trusts, their addresses, ages, and positions held with the Trusts, principal occupation(s) during the past five years, number of portfolios in the fund complex overseen, and other directorships held by each Trustee are set forth below.

TRUSTEES

			Principal	Portfolios in Fund	Other Directorships
	Position(s)		Occupation(s)	Complex	Held By Trustee
	Held With	Length of	During Past 5	Overseen by	During the Past 5
Name[1]	Trusts	Time Served	Years	Trustee[2]	Years[3]
Independent Trustees
Private Investor (2003 – present); Partner, Robards &
Co. LLC
(investment and
advisory services)
(2005 – present);
Chief Financial
Officer, American
			Museum of Natural		Ellington Financial LLC
			History (2003 –		(NYSE listed financial
Thomas F. Robards		2005 to	2004); Chief		services); Ellington
Age: 69	Trustee	present	Financial Officer,	21	Residential Mortgage
			Datek Online		REIT (NYSE listed real
			Holdings (2000-		estate investment trust);
			2003); Executive		Overseas Shipholding
			Vice President and		Group (OSG) (NYSE
			Chief Financial		listed Company)
Officer, Republic
New York
Corporation (1976
– 2000)
Private Investor
(1999 – present);
Executive Vice
President,
Marcia L. Beck		2008 to	Prudential
Age: 60	Trustee	present	Investments (1997	21	None
– 1999); President
and Trustee, The
Goldman Sachs
Mutual Funds
(1992 – 1996)
Private Investor
(2003 – present);
Chief Executive
Officer, Dresdner
RCM Global
Investors and
Susan C. Gause		2013 to	Allianz Dresdner		Met Investors Series
Age: 63	Trustee	present	Asset Management	21	Trust; and Metropolitan
			(2000 – 2002);		Series Fund
Board Member,
Dresdner Global
Asset Management
Board (2000 –
2002); Chief
Operating Officer
and Senior
Managing
Director, Dresdner
RCM Global
Investors (1998 –
2000); Global Chief Financial Officer, Dresdner RCM Global Investors (1996 – 1998)

			Principal	Portfolios in Fund	Other Directorships
	Position(s)		Occupation(s)	Complex	Held By Trustee
	Held With	Length of	During Past 5	Overseen by	During the Past 5
Name[1]	Trusts	Time Served	Years	Trustee[2]	Years[3]
Private Investor
(2000 – present);
Senior Vice
President, Schroder
Susan S. Huang		2008 to	Investment
Age: 61	Trustee	present	Management (2001	21	None
– 2004); Managing
Director, Chase
Asset Management
(1995 – 2000)
Interested Trustee
Chief Executive
Officer, HSBC
Global Asset
Management
(USA) Inc. (2011 –
present); President
and Chief
Executive Officer,
Fischer Francis
Deborah A. Hazell[4]		2011 to	Trees & Watts
Age: 52	Trustee	present	(“FFTW”)	21	None
(investment
adviser) (2008 –
2011); Client
Service, Business
Development and
Marketing Group,
FFTW (1999 –
2008)

1 Each Independent Trustee may be contacted by writing to the Trustee, c/o Citi Fund Services, P.O. Box 182845 Columbus, OH 43218-3035, Attn: Richard A. Fabietti. Ms. Hazell may be contacted by writing to 452 Fifth Avenue New York, NY 10018.
2 The “Fund Complex” is comprised of 1 portfolio of HSBC Portfolios, 19 portfolios of HSBC Funds and 1 portfolio of HSBC Advisor Funds Trust.
3 This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934 (i.e., “public companies”) or other investment companies registered under the Act.
4 Ms. Hazell is considered to be an “Interested Trustee” because she hold positions with HSBC Global Asset Management (USA) Inc.

OFFICERS

Name, Address and Age	Position(s) Held With Funds	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Richard A. Fabietti 452 Fifth Avenue New York, NY 10018 Age: 57	President	One year; 2004 to present	Senior Vice President, HSBC Global Asset Management (USA) Inc. (1998 – present)
James D. Levy 452 Fifth Avenue New York, NY 10018 Age: 51	Vice President	One year; 2014 to present	Vice President, Product Management, HSBC Global Asset Management (USA) Inc. (2014 – present); Vice President, Product Development, GE Asset Management Inc. (2007 – 2014)
Ioannis Tzouganatos* 100 Summer Street Suite 1500 Boston, MA 02110 Age: 39	Secretary	One year; 2015 to present	Vice President, Citi Fund Services (2008 – present)
Scott Rhodes* 3435 Stelzer Road Columbus, OH 43219-3035 Age: 57	Treasurer	One year; 2014 to present	Senior Vice President, Citi Fund Services (2010– present); Manager, Treasurer of Mutual Funds, and Broker-Dealer Treasurer and Financial Operations Principal, GE Asset Management Inc. (2005 – 2010)
Heather Melito-Dezan* 100 Summer Street Suite 1500 Boston, MA 02110 Age: 39	Assistant Secretary	One year; 2014 to present	Assistant Vice President, Regulatory Administration, Citi (2013 – present); Senior Specialist, Regulatory Administration NGAM (2010-2013)
Charles L. Booth* 3435 Stelzer Road Columbus, OH 43219-3035 Age:55	Chief Compliance Officer	One year; 2015 to present	Director and Compliance Officer, CCO Services, Citi (1988 – present)

* Mr. Rhodes, Mr. Tzouganatos, Ms. Melito-Dezan and Mr. Booth are also officers of certain other investment companies of which Citi (or an affiliate) is the administrator or sub-administrator.

Trustee Experience, Qualifications, Attributes or Skills

The following provides an overview of the considerations that led each Board to conclude that each individual serving as a Trustee of the Trusts should so serve. The current members of the Boards joined at different points in time since 2005. Generally, no one factor was decisive in the original selection of an individual to join the Boards. Among the factors each Board considered when concluding that an individual should serve on the Boards were the following: (i) the individual’s business and professional experience and accomplishments, including prior experience in the financial services and investment management fields or on other Boards; (ii) the individual’s ability to work effectively with other members of the Board; (iii) how the individual’s skills, experiences and attributes would contribute to an appropriate mix of relevant skills and experience on the Boards.

In addition to personal qualities, such as integrity, the role of an effective Trustee inherently requires the ability to comprehend, discuss and critically analyze materials and issues presented in exercising judgments and reaching informed conclusions relevant to his or her duties and obligations. The Board believes that the specific background of each Board member (including as set forth above) evidences such ability and is appropriate to his or her serving on the Boards. The Chairman of each Board, Mr. Robards, has governance and operating experience in banking, brokerage and specialty finance companies and, as indicated, serves as a director of several public companies. Mses. Beck and Huang each have experience managing risk as well as portfolios of money market and fixed income instruments, respectively. Ms. Beck also has asset management operating and leadership experience having served as President and Trustee of an unaffiliated mutual fund complex. Ms. Gause has significant experience in the financial services industry, having served as, among other things, Chief Executive Officer of an asset management company. In that position, Ms. Gause was responsible for the day-to-day activities of the investment adviser of various registered open-end funds. Ms. Hazell has significant experience in the financial services industry and is currently the Chief Executive Officer of HSBC Global Asset Management (USA) Inc. Previously, Ms. Hazell was the President and Chief Executive Officer of a global investment management firm that provided active, fixed income capabilities to institutional investors.

COMMITTEES

The Boards of Trustees of the Trusts currently have three standing committees: Audit Committee, Valuation and Investment Oversight Committee, and Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee is comprised of all of the Independent Trustees of the Trusts. The Audit Committee is currently chaired by Ms. Beck. Ms. Beck, Mr. Robards and Ms. Gause are audit committee financial experts of the Trusts. The primary purpose of the Audit Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trusts. The Audit Committee, among other things: (i) recommends to the Boards the selection, retention, compensation and termination of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit and, generally, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the results of the annual audit with the independent auditors, as presented to the Audit Committee; (iv) reviews the annual financial statements of the Funds with management and the independent auditors; and (v) reviews the adequacy and effectiveness of internal controls and procedures with management and the independent auditors. The Audit Committee of the Trusts met four times during the most recent fiscal year.

Valuation and Investment Oversight Committee

The Valuation and Investment Oversight Committee is comprised of all of the Trustees of the Trusts. The Committee is currently chaired by Ms. Huang. The Valuation and Investment Oversight Committee, among other things: (i) oversees Fund management, investment risk management, performance and brokerage practices relating to the Funds; (ii) reviews certain proposals that the Adviser may wish to make concerning the Funds and their investments; (iii) oversees the implementation and operation of the Trusts’ Valuation Procedures and the amortized cost method of valuation pursuant to Rule 2a-7 under the 1940 Act with respect to the Funds that are money market funds; (iv) reviews the proxy voting guidelines, policies, and procedures and makes related recommendations to the Boards; and (v) oversees the performance of the investment sub-advisers to the applicable series of the Trusts. The Valuation and Investment Oversight Committee met four times during the most recent fiscal year.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of all of the Independent Trustees of the Trusts. The Committee is currently chaired by Ms. Gause. This Committee, among other things : (i) makes nominations for trustee membership on the Boards or a Committee; (ii) evaluates on a periodic basis the operations and effectiveness of the Boards as a whole; (iii) periodically reviews the composition of the Boards to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Boards; (iv) periodically reviews Board governance procedures and recommends appropriate changes to the full Boards; (v) periodically reviews Trustee compensation and Committee responsibilities and recommends appropriate changes to the full Boards; and (vi) makes recommendations to the Boards regarding the retention of professional liability insurance (D&O/E&O Insurance) and investment company fidelity bonds. The Nominating and Corporate Governance Committee also considers nominees recommended by shareholders. Such recommendations should be forwarded to the President of the Trusts. The Nominating and Corporate Governance Committee met four times during the most recent fiscal year.

When evaluating a person as a potential nominee to serve as an Independent Trustee, the Nominating and Corporate Governance Committee may consider, among other factors: (i) whether or not the person is “independent” and whether the person is otherwise qualified under applicable laws and regulations to serve as a Trustee; (ii) whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of an Independent Trustee; (iii) the contribution that the person can make to the Boards, with consideration being given to the person’s business experience, education and such other factors as the Committee may consider relevant; (iv) the character and integrity of the person; (v) the desirable personality traits, including independence, leadership and the ability to work with the other members of the Boards; and (vi) consistency with the 1940 Act.

The process of identifying nominees involves the consideration of candidates recommended by one or more of the following: current Independent Trustees, officers, and other sources that the Committee deems appropriate.

PORTFOLIO OWNERSHIP

Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolios, together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Trustee in the HSBC Family of Funds, including those in the HSBC Funds and HSBC Advisor Funds Trust, as of December 31, 2015.

NAME OF TRUSTEE	DOLLAR RANGE OF EQUITY SECURITIES IN THE PORTFOLIO TRUST	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY TRUSTEE IN FAMILY OF INVESTMENT COMPANIES

NON-INTERESTED TRUSTEES
Marcia L. Beck	None	$10,001 – $50,000
Susan C. Gause	None	$10,001 – $50,000
Susan S. Huang	None	$10,001 – $50,000
Thomas Robards	None	$10,001 – $50,000
INTERESTED TRUSTEE
Deborah Hazell	None	over $100,000

As of February 3, 2016, the Trustees and officers of the Trusts as a group beneficially owned less than 1% of the outstanding shares of the Portfolios.

TRUSTEE AND OFFICER COMPENSATION

The Trusts pay each Independent Trustee an annual retainer of $100,000. The Trusts pay a fee of $12,000 for each regular meeting of the Board of Trustees attended and a fee of $3,000 for each special telephonic meeting attended. The Trusts pay each Committee Chair an annual retainer of $12,000, with the exception of the Chair of the Audit Committee, who receives a retainer of $15,000. The Trusts also pay Mr. Robards, as Chairman of the Board, an additional annual retainer of $30,000. For the fiscal year ended October 31, 2015, the following compensation was paid to the Trustees:

	Non-Interested Trustees (1)
Compensation From the Funds	Marcia L. Beck	Susan C. Gause	Susan S. Huang	Thomas F. Robards	Michael Seely(2)
Opportunity Portfolio	$1,343.59	$1,270.48	$1,246.40	$1,378.26	$1,016.38
Pension Or Retirement Benefits Accrued As Part Of The Funds’ Expenses (3)	n/a	n/a	n/a	n/a	n/a
Estimated Annual Benefits Upon Retirement	n/a	n/a	n/a	n/a	n/a
Total Compensation From Funds and Fund Complex(4) Paid To Trustees	$177,500.00	$167,750.00	$164,750.00	$182,000.00	$134,000.00

(1) Ms. Hazell, an Interested Trustee, was appointed as a Trustee in December 2011. She is not compensated from the Trusts for her service as an Interested Trustee.
(2) Mr. Seely retired as a Trustee in October, 2015.
(3) The Trusts do not accrue pension or retirement benefits as part of Fund expenses, and Trustees of the Trusts are not entitled to retirement benefits upon retirement from the Board of Trustees.
(4) For these purposes, the Fund Complex consisted of 21 Funds of the Trust, the Advisor Trust, and the Portfolio Trust as of October 31, 2015.

None of the officers receives compensation directly from the Portfolios. Under a Compliance Services Agreement between the Trusts and Citi (“Compliance Agreement”), Citi makes a Citi employee available to serve as the Trusts’ CCO. Under the Compliance Agreement, Citi also provides infrastructure and support in implementing the written policies and procedures comprising the Portfolios’ Compliance Program. This includes providing support services to the CCO, developing standards for reports to the Board by Citi and other service providers, and assisting in preparing or providing documentation for the Board to make findings and conduct reviews pertaining to the Portfolios’ Compliance Program and related policies and procedures of the Portfolios’ service providers. The Compliance Agreement also covers arrangements under which Citi employees serve the Trusts in certain other officer capacities, which may include the Chief Financial Officer. For the services provided under the Compliance Agreement, the Trusts currently pay Citi $300,447 per annum, plus certain out of pocket expenses. Citi pays the salary and other compensation earned by any such individuals as employees of Citi.

PROXY VOTING

The Portfolio Trust has adopted Proxy Voting Policies that delegate the responsibility of voting proxies to the Portfolios’ Adviser and Subadvisers. The Proxy Voting Policies (or summaries thereof) of the Trust, Adviser and Subadvisers are attached to this Part B.

Information regarding how the Portfolios voted proxies relating to portfolio securities during the 12-month period ending June 30, 2015 is available (i) without charge, upon request, by calling 1-800-782-8183; and (ii) on the SEC’s website at http://www.sec.gov.

INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER

HSBC Global Asset Management (USA) Inc. is the investment adviser to the Portfolio pursuant to an investment advisory contract (the “Advisory Contract”) with the Portfolio Trust. For its investment advisory services, the Adviser is entitled to a fee from the Portfolio, which is accrued daily and paid monthly, and which is based on the Portfolio’s daily net assets, at an annual rate of 0.25%. This amount does not include sub-advisory fees payable by the Trust to the Subadviser.

For the fiscal years ended October 31, 2015, 2014, and 2013, the aggregate amount of advisory fees (including sub-advisory fees, where applicable) paid by the Portfolio were $586,260, $1,819,094, and $1,486,877, respectively.

The Advisory Contract for the Portfolio will continue in effect through December 31, 2016. Thereafter, the Advisory Contract will continue in effect with respect to each Portfolio for successive periods not to exceed one (1) year, provided such continuance is approved at least annually by: (i) the holders of a majority of the outstanding voting securities of the Portfolio or by the Trust’s Board of Trustees; and (ii) a majority of the Trustees of the Portfolio Trust who are not parties to the Advisory Contract or “interested persons” (as defined in the 1940 Act) of any such party. Notwithstanding the foregoing, the Advisory Contract may be terminated with respect to a Portfolio without penalty by either party on 60 days’ written notice and will terminate automatically in the event of its assignment, within the meaning of the 1940 Act.

The Adviser, located at 452 Fifth Avenue, New York, New York 10018, is a wholly-owned subsidiary of HSBC Bank, which is a wholly-owned subsidiary of HSBC USA Inc., a registered bank holding company. No securities or instruments issued by HSBC USA Inc. or HSBC Bank USA, N.A. will be purchased for the Portfolio.

The Advisory Contract for the Portfolio provides that the Adviser will manage the portfolio of the Portfolio, either directly or through one or more subadvisers, and will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide the Portfolio Trust with, among other things, information relating to composition, credit conditions and average maturity of the portfolio of the Portfolio. Pursuant to the Advisory Contract, the Adviser also furnishes the Portfolio Trust’s Board of Trustees with periodic reports on the investment performance of each Portfolio.

If the Adviser were prohibited from performing any of its services for the Portfolio Trust, it is expected that the Board of Trustees would recommend to the holders of interests in the Portfolio that they approve new agreements with another entity or entities qualified to perform such services and selected by the Board.

The investment advisory services of the Adviser to the Portfolio are not exclusive under the terms of the Advisory Contract. The Adviser is free to and does render investment advisory services to others.

The Trust and the Adviser have each received an exemptive order from the SEC that allows the Adviser to enter into new investment sub-advisory contracts and to make material changes to existing sub-advisory contracts with the approval of the Board of Trustees of the Trust, but without shareholder approval. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of Independent Trustees) of the Trust must approve any new or amended agreements with subadvisers. In accordance with the exemptive order received from the SEC, an information statement providing details about the appointment of the new subadviser will be mailed to shareholders within 90 days of the change in subadviser. Shareholders will also receive an information statement describing material changes to a sub-advisory contract between the Adviser and a subadviser within 90 days of the material change. The Adviser remains responsible for the performance of the Portfolio, oversees subadvisers to ensure compliance with the Portfolio’s investment policies and guidelines, and monitors each subadviser’s adherence to its investment style and performance results in order to recommend any changes in a subadviser to the appropriate Trust’s Board of Trustees.

In the future, the Trust and the Adviser may receive an additional exemptive order that would allow the Adviser to implement new investment subadvisory contracts and to make material changes to existing subadvisory contracts with subadvisers that are affiliated with the Adviser with the approval of the Board of Trustees, but without shareholder approval. As with the current order, the new order would be subject to certain conditions, including that each Fund would notify shareholders and provide them with certain information upon the hiring of a subadviser.

SUBADVISER

The Subadviser is responsible for the investment management of the Portfolio’s assets, including making investment decisions and placing orders for the purchase and sale of securities for the Portfolio directly with the issuers or with brokers or dealers selected by the Subadviser in its discretion.

The investment advisory services of each Subadviser are not exclusive under the terms of its sub-advisory agreement. The Subadviser is free to and does render investment advisory services to others.

The Subadviser also furnishes to the Board of Trustees of the Trust, which has overall responsibility for the business and affairs of the Trust, periodic reports on its services and the investment performance of the Portfolio.

Westfield Capital Management Company, L.P., located at One Financial Center, Boston, Massachusetts 02111, is the Opportunity Portfolio’s Subadviser. For its services, Westfield receives a fee equal on an annual basis to 0.55% of the Portfolio’s average daily net assets.

For the fiscal years ended October 31, 2015, 2014, and 2013, the Portfolio paid Westfield sub-advisory fees equal to $1,289,776, $1,250,628, and $1,022,229, respectively.

PORTFOLIO MANAGERS

Part A identifies the individual or individuals who are primarily responsible for the day-to-day management of the Portfolios (the “portfolio manager(s)”). This section of Part B contains certain additional information about the portfolio manager(s), their compensation, other accounts managed by them, and potential conflicts of interest. This section is broken down into two parts. The first part covers the Short Duration Portfolio managed by the Adviser, and the second part covers the Equity Portfolios managed by various Subadvisers. In each section, there is information in a tabular format, as of October 31, 2015 (unless a more recent date is indicated), about the other accounts, if any, in addition to the relevant portfolio or portfolios, over which the portfolio manager(s) also have primary responsibility for day-to-day management.

The tables below show the number of other accounts managed by the portfolio manager(s) and the total assets in those accounts within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category of accounts, the tables also show the number of accounts and the total assets in the accounts with respect to which the advisory fee paid by the account holder is based on account performance, if applicable.

Portfolio Ownership of Portfolio Managers

The portfolio managers did not beneficially own shares of the Portfolio or Portfolios they manage as of February 3, 2016.

The Adviser

The structure of the team and functions of the individual members of the team are the same for each account managed. For each team, the information is the same for each team member.

Portfolio Manager Compensation Structure

As employees of the Adviser, or affiliates of the Adviser (“HSBC affiliates”), the portfolio managers are compensated by the respective HSBC affiliate, or by the Adviser, for their services. Their compensation has the following components (1) a base salary consisting of a fixed amount, (2) a discretionary bonus, which is paid partially in cash and partially in restricted shares of HSBC Holdings, Ltd., and (3) eligibility for participation in the 401(k) retirement plan and other employee benefits programs generally made available to the Adviser’s employees.

The restricted shares are currently awarded on a yearly basis under the HSBC Holdings Ltd. Restricted Share Plan 2000 and are denominated in ordinary shares. The shares earn dividend equivalents but do not have voting rights. Generally, the shares vest in full upon the third anniversary of the date of grant as long as the awardee remains in the employ of the HSBC Group during the restricted period. The shares are taxed at vest and treated as ordinary income.

Amounts paid to the portfolio managers as discretionary bonus and as deferred compensation are paid at the discretion of the relevant manager to whom the portfolio manager reports. Amounts paid as discretionary bonuses and as deferred compensation will vary based upon the relevant manager’s assessment of the portfolio manager’s performance, taking into account the relevant business unit’s financial performance during the most recent fiscal year. Key factors affecting decisions concerning discretionary compensation under the deferred compensation plan are the Adviser’s profitability, individual performance, teamwork and total compensation of the employee relative to the market for similarly qualified individuals.

Potential Conflicts of Interest

Actual or potential conflicts of interest may arise from the fact that the Adviser and the portfolio managers of the Portfolios have day-to-day management responsibilities with respect to accounts of clients other than the Portfolios (“Other Clients”). The Adviser has developed policies and procedures intended to detect, manage and/or mitigate the types of conflicts of interest described below. Although there can be no guarantee that any such policies or procedures will detect each and every situation in which a conflict of interest arises, the Adviser endeavors to ensure that all of its clients are treated fairly.

The Adviser may receive different compensation from Other Clients including clients that may pay the Adviser higher fees, including performance fees. This may create a potential conflict of interest for the Adviser or its portfolio managers by providing an incentive to favor these Other Clients when, for example, allocating securities transactions. The Adviser may have an incentive to allocate securities that are expected to increase in value to these favored clients. Initial public offerings, in particular, are frequently of very limited availability. In order to mitigate these types of conflicts, the Adviser has policies and procedures that provide for the allocation of securities transactions on a pro rata basis among the Adviser’s clients for whom participation in such transaction is deemed appropriate by the Adviser.

Other potential conflicts with respect to the allocation of trades include the perception that the Adviser may be causing a client to participate in an offering not appropriate for such client so as to increase the Adviser’s overall allocation of securities in that offering in order to, for example, gain favor with a particular underwriter with whom the Adviser or its affiliates hope to engage in unrelated transactions. A potential conflict of interest also may be perceived to arise if transactions in one account closely follow related transactions in a different account, such as when a purchase increases the value of securities previously purchased by another account or when a sale in one account lowers the sale price received in a sale by a second account. Because the Adviser manages accounts that engage in short sales of securities of the type in which many clients may invest, the Adviser could be seen as harming the performance of certain client accounts (i.e., those clients not engaging in short sale transactions) for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. Similarly, the Adviser could be seen as benefiting those accounts that may engage in short sales through the sale of securities held by other clients to the extent that such sales reduce the cost to cover the short positions.

The Adviser and its affiliates may at times give advice or take action with respect to accounts that differs from the advice given other accounts. These differences result, from among other things, variations in account characteristics such as size, cash position, tax situation, risk tolerance or investment restrictions. As a result, a particular security may be bought or sold only for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. To the extent that the Adviser does take similar action with respect to different clients, it should be noted that simultaneous portfolio transactions in the same security by multiple clients may tend to decrease the prices received by clients for sales of such securities and increase the prices paid by clients for purchases of such securities. If an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities may be allocated among the different accounts on a basis which the Adviser considers equitable. Situations may occur where the Portfolios could be disadvantaged because of the investment activities conducted by the Adviser or its affiliates for other investment accounts.

Employees of the Adviser, including portfolio managers, may engage in personal trading, subject to the Adviser’s Code of Ethics. In addition to the general conflicts noted above, personal trading by employees may create apparent or actual conflicts to the extent that one or more employees personally benefit or appear to benefit from trading by clients in similar securities. The Adviser’s Code of Ethics is designed to mitigate these conflicts by requiring, among other things, pre-clearance of certain trades and the reporting of certain types of securities transactions.

Because portfolio managers of the Adviser manage multiple client accounts, portfolio managers may devote unequal time and attention to the portfolio management of client accounts. For example, an apparent conflict could arise if a portfolio manager is perceived to be devoting greater time and attention to an account which pays the Adviser higher fees. Although the Adviser does not specifically track the time and attention each portfolio manager spends on each account he or she manages, the Adviser does closely monitor the performance of all of its clients to ensure, to the extent possible, the portfolio managers have adequate resources to manage effectively all accounts.

Portfolio Ownership of Portfolio Managers

Unless otherwise noted, the portfolio managers of the Portfolio did not beneficially own shares of the Portfolio they manage, as of October 31, 2015.

Westfield (Subadviser to the Opportunity Portfolio)
	Number of Other Accounts Managed and Total Assets by Account Type			Number of Accounts and Total Assets for Which Advisory Fee is Performance Based
Name of Portfolio Manager	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
William A. Muggia	11	6	456	0	1	25
	$3,621,101,123	$400,747,869	$11,336,211,616	$0	$20,035,438	$1,310,278,880
Ethan J. Meyers	10	3	414	0	0	25
	$3,522,902,095	$361,813,204	$11,042,856,846	$0	$0	$1,310,278,880
John M. Montgomery	10	3	417	0	0	25
	$3,522,902,095	$361,813,204	$11,047,481,691		$$0	$1,310,278,880
Bruce N. Jacobs	10	3	428	0	0	25
	$3,522,902,095	$361,813,204	$11,045,847,220	$0	$0	$1,310,278,880
Hamlen Thompson	10	3	417	0	0	25
	$3,522,902,095	$361,813,204	$11,048,622,063	$0	$0	$1,310,278,880

Portfolio Manager Compensation Structure

Members of the Westfield Investment Committee may be eligible to receive various components of compensation:

●	Investment Committee members receive a base salary commensurate with industry standards. This salary is reviewed annually during the employee’s performance assessment.
●

Investment Committee members also receive a performance based bonus award. This bonus award is determined and paid in December. The amount awarded is based on the employee’s individual performance attribution and overall contribution to the investment performance of Westfield. While the current calendar year is the primary focus, a rolling three-year attribution summary is also considered when determining the bonus award.

●

Investment Committee members may be eligible to receive equity interests in the future profits of Westfield. Individual awards are typically determined by a member’s overall performance within the firm, including but not limited to contribution to company strategy, participation in marketing and client service initiatives, as well as longevity at the firm. Key members of Westfield’s management team who receive equity interests in the firm enter into agreements restricting post-employment competition and solicitation of clients and employees of Westfield. This compensation is in addition to the base salary and performance based bonus. Equity interest grants typically vest over five years.

●

Investment Committee members may receive a portion of the performance-based fee earned from a client that is managed solely by Mr. Muggia. He has full discretion to grant such awards to any member of the Investment Committee.

Potential Conflicts of Interest

The simultaneous management of multiple accounts by our investment professionals creates a possible conflict of interest as they must allocate their time and investment ideas across multiple accounts. This may result in the Investment Committee or portfolio manager allocating unequal attention and time to the management of each client account as each has different objectives, benchmarks, investment restrictions and fees. For most client accounts, investment decisions are made at the Investment Committee level. Once an idea has been approved, it is implemented across all eligible and participating accounts within the strategy. Client specific restrictions are monitored by the Compliance team.

Although the Investment Committee collectively acts as portfolio manager on most client accounts, there are some client accounts that are managed by a portfolio manager who also serves as a member of the Investment Committee. This can create a conflict of interest because investment decisions for these individually managed accounts do not require approval by the Investment Committee; thus, there is an opportunity for individually managed client accounts to trade in a security ahead of Investment Committee-managed client accounts. Trade orders for individually managed accounts must be communicated to the Investment Committee. Additionally, the Compliance team performs periodic reviews of such accounts to ensure procedures have been followed.

Westfield has clients with performance-based fee arrangements. A conflict of interest can arise between those portfolios that incorporate a performance fee and those that do not. When the same securities are recommended for both types of accounts, it is Westfield’s policy to allocate investments, on a pro-rata basis, to all participating and eligible accounts, regardless of the account’s fee structure. Our Operations team performs periodic reviews of each product’s model portfolio versus each client account. Discrepancies are researched, and any exceptions are documented.

In placing each transaction for a client’s account, Westfield seeks best execution of that transaction except in cases where Westfield does not have the authority to select the broker or dealer, as stipulated by the client. We attempt to bundle directed brokerage accounts with non-directed accounts, and then utilize step-out trades to satisfy the directed arrangements. Clients who do not allow step-out trades will typically go last.

Because of our interest in receiving third party research services, there may be an incentive for Westfield to select a broker or dealer based on such interest rather than the clients’ interest in receiving most favorable execution. To mitigate the conflict that Westfield may have an incentive beyond best execution to utilize a particular broker, broker and research votes are conducted and reviewed on a quarterly basis. These votes provide the opportunity to recognize the unique research efforts of a wide variety of firms, as well as the opportunity to compare aggregate commission dollars with a particular broker to ensure appropriate correlation.

Some Westfield clients have elected to retain certain brokerage firms as consultants or to invest their assets through a broker-sponsored wrap program for which Westfield acts as a manager. Several of these firms are on our approved broker list. Since Westfield may gain new clients through such relationships, and will interact closely with such firms to service the client, there may be an incentive for Westfield to select a broker or dealer based on such interest rather than the clients’ interest. To help ensure independence in the brokerage selection process, brokerage selection is handled by our Traders, while client relationships are managed by our Marketing/Client Service team. Although we recognize the consultant or wrap program teams at such firms are usually separate and distinct from the brokerage teams, Westfield prohibits any member of our Marketing/Client Service team to provide input into brokerage selection.

Personal accounts may give rise to conflicts of interest. Westfield and its employees will, from time to time, for their own investment accounts, purchase, sell, hold or own securities or other assets which may be recommended for purchase, sale or ownership for one or more clients. Westfield has a Code of Ethics which regulates trading in such accounts; requirements include regular reporting and preclearance of transactions. Compliance also reviews personal trading activity regularly.

Westfield serves as manager to the General Partners of private funds, for which we also provide investment advisory services. Westfield and its employees have also invested their own funds in such vehicles and other investment strategies that are advised by the firm. Allowing such investments and having a financial interest in the private funds can create an incentive for the firm to favor these accounts because our financial interests are more directly tied to the performance of such accounts. To help ensure all clients are treated equitably and fairly, Westfield allocates investment opportunities on a pro-rata basis. Compliance also conducts regular reviews of client accounts to ensure procedures have been followed.

ADMINISTRATOR AND SUB-ADMINISTRATOR

Pursuant to an Administration Services Agreement dated as of July 1, 2005, as amended on June 4, 2007 and January 1, 2009, the Adviser serves as the Portfolio Trust’s administrator (the “Administrator”), and in that role oversees and coordinates the activities of other service providers, and monitors certain aspects of the Trust’s operations. Pursuant to a Sub-Administration Services Agreement dated January 1, 2009 (the “Master Services Agreement”), the Administrator has retained Citi, whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, as sub-administrator (the “Sub-Administrator”). Citi served as the administrator (rather than sub-administrator), through June 30, 2006. Management and administrative services of the Administrator and Sub-Administrator include providing office space, equipment and clerical personnel to the Portfolios and supervising custodial, auditing, valuation, bookkeeping, regulatory and dividend disbursing services.

Pursuant to the Master Services Agreement, Citi provides the Portfolio with various services, which include sub-administration of the Trust and the Portfolios. Citi’s services also include certain regulatory and compliance services, as well as fund accounting services. The Administrator and Citi provide certain persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees of the Trust, may be directors, officers or employees of the Administrator, Citi or their affiliates.

The Administration Services Agreement was renewed for the one (1) year period ending December 31, 2016, and may be terminated upon not more than 60 days written notice by either party. The Agreement provides that the Administrator shall not be liable to the Trusts except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Administration Agreement. The Master Services Agreement and Sub-Administration Services Agreement provide that Citi shall not be liable to the Trusts except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the respective Agreements.

The administration fee primarily consists of an asset-based fee accrued daily and paid monthly at an annual rate of:

$0-$10 billion	0.0550%
$10 billion - $20 billion	0.0350%
$20 billion - $50 billion	0.0275%
In excess of $50 billion	0.0250%

The sub-administration fee primarily consists of an asset-based fee payable to Citi on the first business day of each month, or at such times as Citi shall request, at an annual rate of:

Up to $10 billion	0.0350%
$10 billion - $20 billion	0.0150%
$20 billion - $50 billion	0.0075%
In excess of $50 billion	0.0050%

Net assets shall be aggregated across all series of the HSBC Trust and HSBC Adviser Funds Trust to determine a total fee for all series of the Trusts, and each Fund or Portfolio shall be charged its pro rata share of such fee based on the ratio of its net assets to the aggregate net assets of all series of the Trusts. Assets in any Fund or Portfolio that invests in an affiliated underlying fund shall be counted (and a fee charged thereon) in either the Portfolio or the affiliated underlying fund, but not both, provided that fees on such assets may be apportioned between the Fund or Portfolio and the affiliated underlying fund. For purposes of determining the fees payable for administrative services, the value of each Fund or Portfolio’s net assets shall be computed in the manner described in its governing documents (Declaration of Trust) or in its offering documents (e.g., Part A or this Part B, etc.) as from time to time in effect for the computation of the value of such net assets in connection with the purchase and redemption of interests.

The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Family of Funds, but the assets of the Portfolios that reflect assets of Funds that invest in the Portfolios are not double-counted. The total administration fee to be paid is allocated to each of the funds in the fund complex based upon its proportionate share of the aggregate net assets of the fund complex, and then allocated to each class of shares on a class basis. For assets invested by the Funds in the Portfolios or affiliated underlying funds, the Portfolios pay half of the administration fee and the Funds pay half of the administration fee, for a combination at the total fee rate set forth above.

For the fiscal years ended October 31, 2015, 2014, and 2013, the aggregate amount of administration fees paid directly by the Portfolio was, $56,343, $67,532 and $58,975, respectively.

PLACEMENT AGENT

The exclusive placement agent of the Portfolio Trust is Citi Fund Services (Ireland) Limited, which receives no additional compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

TRANSFER AGENT

Under a Transfer Agency Services Agreement, SunGard Investor Services, LLC acts as transfer agent (“Transfer Agent”) for the Trust. The Transfer Agent maintains an account for each shareholder of record, performs other transfer agency functions, and acts as dividend disbursing agent for the Trust. The principal business address of SunGard Investors, LLC is 3435 Stelzer Road, Columbus, OH 43219.

CUSTODIAN

Pursuant to a Custodian Agreement, Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60603, acts as the custodian (“Custodian”) of each Portfolio’s assets. The Custodian’s responsibilities include safeguarding and controlling each Portfolio’s cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on each Portfolio’s investments, maintaining books of original entry for portfolio and fund accounting and other required books and accounts in order to calculate the daily NAV of shares of the Portfolios. Securities held for each Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company. The Custodian does not determine the investment policies of the Portfolios or decide which securities will be purchased or sold for Portfolio. For its services, the Custodian receives such compensation as may from time to time be agreed upon by it and the Trust.

PORTFOLIO ACCOUNTING AGENT

Pursuant to the Master Services Agreement, Citi also serves as fund accounting agent to the Portfolio. For the fiscal years ended October 31, 2015 and 2014, the aggregate amount of fund accounting fees paid by the Portfolio was $41,871 and $41,780, respectively.

FEDERAL BANKING LAW

The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, HSBC Bank’s and the Adviser’s activities remain subject to, and may be limited by, applicable federal banking law and regulations. HSBC Bank and the Adviser believe that they possess the legal authority to perform the services for the Portfolio contemplated by Part A, this Part B, and the Advisory Contract without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of HSBC Bank and the Adviser to perform these services, the Board of Trustees of the Trust would review the relationship with HSBC Bank and the Adviser and consider taking all action necessary in the circumstances, which could include recommending to shareholders the selection of another qualified advisor or, if that course of action appeared impractical, that Portfolio be liquidated.

EXPENSES

Except for expenses paid by the Adviser, the Portfolio bears all the costs of its operations. Portfolio Trust expenses directly related to a Portfolio are charged to the Portfolio; other expenses are allocated proportionally among all the portfolios of the Portfolio Trust in relation to the NAV of the portfolios.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.

An investor in the Portfolio may add to or reduce its investment in the Portfolio on any day in which regular trading occurs on the New York Stock Exchange (“Portfolio Business Day”). Prior to 4:00 p.m., New York time, (“Valuation Time”), on any Portfolio Business Day, the value of each investor’s beneficial interest in the Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor’s investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

The NAV of the Portfolio is determined once each day at the close of trading on the New York Stock Exchange (“Exchange”), normally at 4 p.m. Eastern time on days the Exchange is open. The Exchange is generally not open, and the Portfolios do not price their interests, on most national holidays and on Good Friday.

Investments of the Portfolio for which there are readily available and reliable market quotes or for which independent pricing service pricing is appropriate are valued as follows:

General

➢	All securities and other investments are valued based on the market quotes from the broadest and most representative market for the securities, or such other methodologies as are set forth below, including prices provided by approved independent pricing services. All valuations are obtained as of the time NAV is calculated on each Portfolio business day. Any securities and other investments that cannot be priced according the methodologies set forth below will be valued in accordance with fair valuation methodologies set forth in the Prospectus and applicable guidance on fair valuation. In this regard, if a broker, dealer or market-maker quote is obtained but is reasonably believed not to reflect market value based on all data available (e.g., it is an outlier as compared to other quotes), it may be discarded.

Equity securities

➢	Exchange traded, domestic equity securities are valued at the last sales price on a national securities exchange (except the NASDAQ Stock Market) or, in the absence of recorded sales, at the readily available closing bid price on such exchange. Such securities traded on the NASDAQ Stock Market are valued at the NASDAQ Official Closing Price on the date of valuation.

➢	Domestic equity securities that are not traded on an exchange are valued at the quoted bid price in the over-the-counter market.
➢	Exchange traded, foreign equity securities are valued in the appropriate currency at the last quoted sale price.
➢	Foreign equity securities that are not exchange traded are valued in the appropriate currency at the average of the quoted bid and asked prices in the over-the-counter market.
➢	Participation notes (also known as P-notes) are valued by taking the last sales price of the underlying security on its primary exchange. In the absence of a recorded sale on the underlying security, the readily available closing bid price on such exchange will be used. If no sale is available because the country is on holiday, the previous day's last quoted sales price would be utilized. All local prices will be converted to U.S. dollars using the foreign currency exchange rate as of the close of regular trading on the New York Stock Exchange (usually 4 p.m. EST).

➢	Rights and Warrants are valued at the last sales price on a national securities exchange. If these instruments are not scheduled to trade for a certain period, they are generally valued intrinsically based on the terms of the issuance and the price of the underlying security. The time value of the warrants may also be considered by the Advisor.

➢	Initial Public Offerings (“IPOs”) are typically priced using corresponding approved independent pricing services for equity securities, as set forth in Appendices A and B. In instances where there is a time lag between the IPO and the commencement of public trading of the security there may be no vendor price available. In these instances, the purchase price may be utilized; if the purchase price is not confirmed, the bid price may be utilized.

Convertible Securities

➢	Convertible securities are valued at the bid price as of the time net asset value is determined by an approved independent pricing service, based upon market transactions for normal, institutional-size trading units of similar securities, as well as yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance on quoted prices on an exchange or over-the-counter prices. If no current day bid price is available then they will be priced either using the last quoted sales price or most recent bid price.

Debt securities

➢	Debt securities are valued at the bid price, as of the time net asset value is determined, by an approved independent pricing service, based upon market transactions for normal, institutional-size trading units of similar securities, as well as yield, quality, coupon rate, maturity, callability or prepayment option, type and size of issue, trading characteristics and other market data, without exclusive reliance on quoted prices on an exchange or over-the-counter prices.

➢	Debt securities with remaining maturities of 60 days or less may be valued at amortized cost unless it is determined that amortized cost does not represent fair value (e.g., securities that are not expected to mature at par). Issuer-specific and market-based considerations will be taken into account to determine whether amortized cost represents fair value. Debt securities with remaining maturities of 60 days or less that are not valued based on amortized cost are valued based on prices provided by independent pricing services based on the services' proprietary pricing models.

Registered investment companies (including exchange-traded funds (“ETFs”))

➢	Shares of exchange traded and closed-end registered investment companies are valued in the same manner as other equity securities.
➢	Mutual funds are valued at their NAVs, as reported to the investment adviser or its agent.

Foreign currencies

➢	Foreign currencies are valued at the last quoted foreign exchange bid quotation against the U.S. dollar from an approved independent pricing service.
➢	The value of Fund assets and liabilities denominated in currencies other than the U.S. dollar are translated into their U.S. dollar equivalent values at such last foreign exchange bid quotation.

Repurchase agreements

➢	Repurchase agreements are valued at original cost.

Derivatives

➢	Swap Agreements are valued by an approved independent pricing service:

(a)	if a price is not available from an approved independent pricing service, they are valued based upon quotations obtained from broker-dealers or market makers.

	(i)	If prices are available from two or more dealers, brokers or market makers, the value shall be the mean of the quotations obtained from these sources.

	(ii)	If prices are available from only one dealer, broker or market maker, the value shall be the quotation provided.

(b)	in the absence of a valuation or if the valuation is deemed unreliable, they are valued at the price at which the counterparty would settle or repurchase the instrument.

➢	Options and other derivatives

(a)	Options and other derivative contracts (other than swaps as set forth above) on securities, currencies and other financial instruments traded in the OTC market are valued at prices provided by an approved independent pricing service.

(b)	If prices are available from two or more dealers, brokers or market makers, the value shall be the mean of the quotations obtained from these sources.

(c)	In the absence of such a value, such derivatives contracts are valued at the marked to-market price (or the evaluated price if a marked-to-market price is not available) provided by the broker-dealer with which the option was traded (which may also be the counterparty).

➢	Exchange -Traded Options

Exchange-Traded options are valued at the closing price or last sale price on the primary instrument for that option as recorded by an approved independent pricing service.

➢	Foreign currency forward contracts

Foreign currency forward contracts are valued by an approved independent pricing service at the current day's interpolated foreign exchange rate, as calculated using the current day's spot rate and the prevailing forward rates, and converted to U.S. dollars at the exchange rate of such currencies against the U.S. dollar, as of the close of regular trading on the New York Stock Exchange (usually 4:00 p.m. Eastern Time).

➢	Futures contracts

Futures contracts are valued at their settlement price on the exchange on which they are traded.

Interest income on long-term obligations in the Portfolio’s portfolio is determined on the basis of interest accrued plus amortization of “original issue discount” (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

The accounting records of the Portfolio are maintained in U.S. dollars. The market value of investment securities, other assets and liabilities and forward contracts denominated in foreign currencies are translated into U.S. dollars at the prevailing exchange rates at the end of the period. Purchases and sales of securities, income receipts, and expense payments are translated at the exchange rate prevailing on the respective dates of such transactions. Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on securities transactions and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received.

The problems inherent in making a good faith determination of value are recognized in the codification effected by SEC Financial Reporting Release No. 1 (“FRR 1” (formerly Accounting Series Release No. 113)) which concludes that there is “no automatic formula” for calculating the value of restricted securities. It recommends that the best method simply is to consider all relevant factors before making any calculation. According to FRR 1 such factors would include consideration of the type of security involved, financial statements, cost at date of purchase, size of holding, discount from market value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

To the extent that the Portfolio purchases securities which are restricted as to resale or for which current market quotations are not available, the Adviser will value such securities based upon all relevant factors as outlined in FRR 1.

Subject to the Portfolio Trust’s compliance with applicable regulations, the Portfolio Trust has reserved the right to pay the withdrawal price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). However, the Portfolios have made an election pursuant to Rule 18f-1 under the 1940 Act to redeem interests of each Portfolio solely in cash up to the lesser of $250,000 or 1.00% of the NAV of the Portfolio during any 90-day period for any one investor. The Portfolios reserve the right to pay all or part of other redemptions by a distribution of portfolio securities in kind from the applicable Portfolio’s portfolio. The securities so distributed would be valued at the same amount as that assigned to them in calculating the NAV for the beneficial interest being sold. In the event an investor receives an in-kind distribution of portfolio securities, it would be the responsibility of the investor to dispose of the securities. The investor would be subject to the risks that the value of the securities would decline prior to their sale, that it would be difficult to sell the securities, and that brokerage fees could be incurred.

The Portfolio Trust, in its discretion, may permit purchases of Portfolio interests by means of in-kind contributions of portfolio securities under certain circumstances. An in-kind contribution must be made in the form of securities that are permissible investments for the Portfolios as described in the Part A. In connection with an in-kind securities purchase, the Portfolio will require, among other things, that the securities be valued in the same manner as they would be valued for purposes of computing a Portfolio’s NAV; that the Portfolio receives satisfactory assurances that they will have good and marketable title to the securities received by them; and that the securities be in proper form for transfer to the Portfolio. In addition, the Portfolio generally will not accept securities of any issuer unless they are liquid, have a readily ascertainable market value, and are not subject to restrictions on resale.

The Portfolio will not be liable for any brokerage commission or fee (except for customary transfer fees) in connection with an in-kind purchase of Portfolio shares. Your broker may impose a fee in connection with processing your in-kind purchase of Portfolio interests. An investor contemplating an in-kind purchase of Portfolio interests should consult his or her tax adviser to determine the tax consequences under Federal and state law of making such a purchase.

DIVIDENDS AND DISTRIBUTIONS

Dividends substantially equal to the Portfolio’s net investment income will be declared daily and distributed to interest holders of record semi-annually. Generally, the Portfolio’s net investment income consists of the interest and dividend income it earns, less expenses. In computing interest income, premiums are not amortized nor are discounts accrued on long-term debt securities in the Portfolio, except as required for federal income tax purposes.

The Portfolio’s net realized capital gains, if any, are distributed to shareholders annually. Additional distributions are also made to the Portfolio’s shareholders to the extent necessary to allow such shareholders to avoid application of the 4% non-deductible federal excise tax on certain undistributed income and net capital gains of regulated investment companies. Shares begin accruing dividends on the day they are purchased. Unless a shareholder elects to receive dividends in cash (subject to the policies of the shareholder’s securities broker), dividends are distributed in the form of additional shares of the Portfolio at the rate of one share (and fraction thereof) of the Portfolio for each one dollar (and fraction thereof) of dividend income.

Certain mortgage-backed securities may provide for periodic or unscheduled payments of principal and interest as the mortgages underlying the securities are paid or prepaid. However, such principal payments (not otherwise characterized as ordinary discount income or bond premium expense) will not normally be considered as income to the Portfolio and therefore will not be distributed as dividends to the Portfolio and to shareholders of the Portfolio. Rather, these payments on mortgage-backed securities generally will be reinvested by a Portfolio in accordance with its investment objective and policies.

DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES

The Portfolio is a series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York and was formed on November 1, 1994. Under the Portfolio Trust’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more Portfolios (each a “Series”). Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series’ (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case, the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor’s beneficial interest in a Series are issued only upon the written request of an investor.

Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so, and in such event, other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust’s Trustees it is necessary or desirable to submit matters for an investor vote, or as required by law. In this regard, the Portfolio Trust will be required to hold a meeting to elect Trustees (i) to fill any existing vacancies on the Board if after filling the vacancy, less than two-thirds of the Trustees then holding office would have been elected by shareholders, or (ii) if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Portfolio Trust. The Portfolio Trust’s Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust, or as required by law or by the Portfolio Trust’s registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of (i) 67% or more of the beneficial interests in the affected Series present or represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests; or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Trust or any Series (including a Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Trust will be dissolved upon the dissolution of the last remaining Series.

Ownership of the Portfolios

As of February 3, 2016, the following owned of record 5% or more of the interests in the Portfolios:

OPPORTUNITY PORTFOLIO
Percentage of
Portfolio
Entity	owned
HSBC OPPORTUNITY FUND (I CLASS)	93.34%
HSBC OPPORTUNITY FUND	6.66%

TAXATION

Set forth below is a discussion of certain U.S. federal income tax issues concerning the Portfolios and the purchase, ownership, and disposition of Portfolio shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. Prospective investors should consult their own tax adviser with regard to the federal tax consequences of the purchase, ownership, or disposition of Fund shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

An investor may be subject to additional state, local and foreign taxes depending on each shareholder’s particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those described herein, including the likelihood that ordinary income dividends allocated or paid to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable).

Prospective investors should consult their own tax advisor with regard to the federal tax consequences of the purchase, ownership, or disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

Tax Status of the Portfolios

The Portfolio Trust is organized as a New York trust. The Portfolio Trust has obtained a ruling from the Internal Revenue Service that a Portfolio will be treated for federal income tax purposes as a partnership. It is intended that each Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, a Portfolio will have no more than 100 shareholders. The following discussion assumes that a Portfolio will qualify as a non-publicly traded partnership. As a partnership, a Portfolio will not be subject to federal income tax. Instead, an investor must take into account, in computing its federal income tax liability, its share (as determined in accordance with the governing instruments of the Portfolio Trust, the Code, and the regulations promulgated thereunder) of the Portfolio’s income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio will annually report to each investor its distributive share of each item of income, gain, loss, deduction or credit.

The receipt of a cash distribution from a Portfolio by an investor, not in liquidation of its interest in the Portfolio, generally will not result in the recognition of gain or loss for federal income tax purposes. Cash distributions in excess of an investor’s adjusted basis for its Portfolio interest, however, will result in the recognition by such investor of gain in the amount of such excess. The adjusted basis of an investor’s interest in a Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor’s share of income from the Portfolio and decreased (but not below zero) by the amount of any cash distributions and the adjusted basis of any property distributed from the Portfolio.

An investor generally will recognize no gain or loss on a distribution of Portfolio property other than cash. For purposes of determining an investor’s gain or loss on a later sale of such property, however, the investor’s basis in the distributed property will generally be equal to a Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in its Portfolio interest before the distribution.

No gain will be recognized by an investor with respect to distributions made to it in liquidation of its interest in a Portfolio unless either (a) the amount of cash distributed to the investor exceeds its adjusted basis for the interest immediately before the distribution (including adjustments reflecting operations in the year of dissolution), or (b) there is a disproportionate distribution in kind to the investor of unrealized receivables (such as market discount or income on certain short-term obligations). No loss may be recognized by an investor with respect to liquidating distributions unless the property distributed to the investor consists solely of cash and such receivables and then only to the extent that the sum of the cash, plus a Portfolio’s basis for the receivables, is less than the investor’s adjusted basis for its Portfolio interest. The basis of any property received by an investor in liquidation of its interest will be equal to the adjusted basis of the investor’s Portfolio interest, less the amount of any cash received in the liquidation.

An investor cannot deduct losses from a Portfolio in an amount greater than the investor’s adjusted tax basis in its Portfolio interest as of the end of the Portfolio’s tax year. Any excess losses may be able to be deducted by the investor in subsequent tax years to the extent that the investor’s adjusted tax basis for its Portfolio interest exceeds zero.

RIC Investors in the Portfolios

Each year, in order for an investor that is a registered investment company (“RIC Investor”) to qualify as a “regulated investment company,” a RIC Investor must meet certain diversification of assets, source of income, and other requirements imposed by subchapter M of the Code (“RIC requirements”). Because each Portfolio is a partnership, a RIC Investor should be able to “look-through” to the assets of the Portfolio for purposes of determining whether the RIC Investor has satisfied the RIC requirements. That is, each RIC Investor should be deemed to own a proportionate share in each of a Portfolio’s assets. The Portfolio Trust has advised the Portfolios that it intends to manage Portfolio operations and investments so as to meet the RIC requirements in order that a RIC Investor should be able to meet these requirements with respect to its Portfolio interest. A RIC investor should consult its tax advisors as to the RIC requirements.

Under current law, an individual, or other non-corporate taxpayer, generally is subject to a maximum rate of tax on net capital gains from the disposition of certain capital assets held more than one year of 15% or 20%, depending on whether the shareholder’s income exceeds certain threshold amounts. A RIC Investor should be able to “look through” the Portfolio to pass on the character of these items to its investors.

Portfolio Investments

Market Discount. If a Portfolio purchases a debt security at a price lower than the stated redemption price of such debt security, the excess of the stated redemption price over the purchase price is “market discount.” If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by a Portfolio in each taxable year in which the Portfolio owns an interest in such debt security and receives a principal payment on it. In particular, a Portfolio will be required to allocate that principal payment first to the portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (i) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (ii) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by a Portfolio at a constant rate over the time remaining to the debt security’s maturity or, at the election of the Portfolio, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the “accrued market discount” not previously taken into account.

Original Issue Discount. Certain debt securities acquired by a Portfolio may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although a Portfolio receives no actual cash income from such a discount, original issue discounts that accrue on debt securities in a given year generally are treated for federal income tax purposes as interest, and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies. Some debt securities may be purchased by a Portfolio at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes (see above).

Options, Futures and Forward Contracts. Any regulated futures contracts and certain options (namely, nonequity options and dealer equity options) in which a Portfolio may invest may be “section 1256 contracts.” Gains (or losses) on these contracts generally are considered to be 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by a Portfolio at the end of each taxable year (and on certain other dates prescribed in the Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized.

Transactions in options, futures and forward contracts undertaken by a Portfolio may result in “straddles” for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by a Portfolio, and losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. In addition, certain carrying charges (including interest expense) associated with positions in a straddle may be required to be capitalized rather than deducted currently. Certain elections that a Portfolio may make with respect to its straddle positions may also affect the amount, character and timing of the recognition of gains or losses from the affected positions.

Because only a few regulations implementing the straddle rules have been promulgated, the consequences of such transactions to a Portfolio are not entirely clear. The straddle rules may increase the amount of short-term capital gain realized by a Portfolio, which is taxed as ordinary income when distributed to shareholders. Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a Portfolio that did not engage in such transactions.

Certain hedging activities may cause a dividend that would otherwise be subject to the lower tax rate applicable to a “qualifying dividend,” to instead be taxed at the rate of tax applicable to ordinary income.

Constructive Sales. Under certain circumstances, a Portfolio may recognize gain from a constructive sale of an “appreciated financial position” it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, a Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon a Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on a Portfolio’s holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of a Portfolio’s taxable year and the Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed.

Section 988 Gains or Losses. Gains or losses attributable to fluctuations in exchange rates, which occur between the time a Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities, generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss.

Foreign Source Income. Earnings derived by a Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty, and a Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. Because each Portfolio will be taxed as a partnership, an investor will be considered to have paid its proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply for purposes of determining an investor’s ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability. In addition, if certain additional requirements are met, a RIC Investor may be able to elect to pass through its proportionate share of non-U.S. taxes to its own investors. Investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by a Portfolio.

OTHER INFORMATION

Independent Registered Public Accounting Firm

The Board of Trustees has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Trust. PwC audits the Trust’s annual financial statements and prepares the Trust’s income tax returns. PwC’s address is 300 Madison Ave, New York, New York 10017.

Counsel

Dechert LLP, 1900 K Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust. Stradley Ronon Stevens & Young, LLP, 1250 Connecticut Avenue, N.W. Suite 500, Washington, DC 20036, acts as counsel to the Independent Trustees of the Trusts.

Code of Ethics

The Trust and each of the Adviser, the Subadvisers and Citi have adopted a code of ethics, as required by applicable law, including Rule 17j-1 under the 1940 Act, which is designed to prevent affiliated persons of the Trust, the Adviser, the Subadvisers and Citi from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by a Portfolio (which may also be held by persons subject to a code). Such persons are prohibited from effecting certain transactions, allowed to effect certain exempt transactions, required to pre-clear certain transactions and to report certain transactions on a regular basis.

Registration Statement

This Part B and Part A do not contain all the information included in the Trust’s registration statement filed with the SEC under the 1940 Act with respect to the Portfolio, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The registration statement, including the exhibits filed therewith, may be examined at the office of the SEC in Washington, D.C. or on the SEC’s website at http://www.sec.gov.

Statements contained herein and in Part A as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document which was filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

FINANCIAL STATEMENTS

The Portfolio’s current financial statements dated October 31, 2015 are hereby incorporated herein by reference from the Annual Report of the Portfolio dated October 31, 2015, as filed with the SEC. Copies of the Annual Report will be provided without charge to each person receiving this Part B.

Shareholder Inquiries

All shareholder inquiries should be directed to the HSBC Portfolios, P.O. Box 182845, Columbus, Ohio 43218-2845.

General and Account Information: (800) 782-8183 (Toll Free)

APPENDIX A
DESCRIPTION OF SECURITY RATINGS

STANDARD & POOR’S

Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on Standard & Poor's analysis of the following considerations:

●	Likelihood of payment – capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;
●	Nature of and provisions of the obligation;
●

Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA	An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.
AA	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
A

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C

Obligations rated 'BB', 'B', 'CCC', 'CC', and 'C' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB

An obligation rated 'BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B

An obligation rated 'B' is more vulnerable to nonpayment than obligations rated 'BB', but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC

An obligation rated 'CCC' is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.
C

A 'C' rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the 'C' rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument's terms or when preferred stock is the subject of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

D

An obligation rated 'D' is in payment default. The 'D' rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. An obligation's rating is lowered to 'D' upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

Plus (+) or to Minus (-)	The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign show relative standing within the major rating categories.
NR

This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

Municipal Short-Term Note Ratings

A Standard & Poor's U.S. municipal note rating reflects Standard & Poor's opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, Standard & Poor's analysis will review the following considerations:

●	Amortization schedule – the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and
●	Source of payment – the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Note rating symbols are as follows:

SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.
SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3	Speculative capacity to pay principal and interest.
Short-Term Issue Credit Ratings

A-1

A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

2

A-2

A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3

A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Variable Rate Demand Obligations:

Standard & Poor's assigns "dual" ratings to all debt issues that have a put option or demand feature as part of their structure. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term rating symbols are used for bonds to denote the long-term maturity and the short-term rating symbols for the put option (for example, 'AAA/A-1+'). With U.S. municipal short-term demand debt, note rating symbols are used with the short-term issue credit rating symbols (for example, 'SP-1+/A-1+').

MOODY’S INVESTORS SERVICE (“Moody’s”)

Long-Term Obligation Ratings

Moody’s long-term ratings are opinions of the relative credit risk of financial obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody’s Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa	Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.
Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A	Obligations rated A are considered upper-medium grade and are subject to low credit risk.
Baa	Obligations rated Baa are subject to moderate credit risk. They are considered medium grade and as such may possess certain speculative characteristics.
Ba	Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.
B	Obligations rated B are considered speculative and are subject to high credit risk.
Caa	Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.
Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C	Obligations rated C are the lowest rated class and are typically in default, with little prospect for recovery of principal or interest.
Note

Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

3

U.S. Municipal Short Term Obligation Ratings

MIG 1

This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating.

When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1.

VMIG rating expirations are a function of each issue’s specific structural or credit features.

VMIG 1

This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2

This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3

This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG

This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Short-Term Obligation Ratings

Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

P-1	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.
P-2	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

4

P-3	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay shortterm obligations.
NP	Issuers (or supporting institutions) rated “Not Prime” do not fall within any of the Prime rating categories.
Note:	Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

FITCH, INC. (“Fitch Ratings”)

Corporate Finance Obligations – Long-Term Rating Scales

Ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of recovery given default on that liability is also included in the rating assessment. This notably applies to covered bonds ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument.

The relationship between issuer scale and obligation scale assumes an historical average recovery of between 30%–50% on the senior, unsecured obligations of an issuer. As a result, individual obligations of entities, such as corporations, are assigned ratings higher, lower, or the same as that entity's issuer rating or Issuer Default Rating (“IDR”).

AAA

Highest credit quality. `AAA’ denotes the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA

Very high credit quality. `AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A

High credit quality. 'A' ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB

Good credit quality. 'BBB' ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB

Speculative. 'BB' ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B	Highly speculative. ‘B’ ratings indicate that material credit risk is present.
CCC	Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present.
CC	Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk.
C	Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned 'D' ratings, but are instead rated in the 'B' to 'C' rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

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Notes:

The modifiers "+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the 'AAA' obligation rating category, or to corporate finance obligation ratings in the categories below 'B'.

The subscript 'emr' is appended to a rating to denote embedded market risk which is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.

Short-Term Ratings Assigned to Obligations in Corporate, Public and Structured Finance

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as "short term" based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F-1	Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.
F-2	Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F-3	Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B	Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C	High short-term default risk. Default is a real possibility.
RD	Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.
D	Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

6

APPENDIX B

HSBC FUNDS,
HSBC ADVISOR FUNDS TRUST, and
HSBC PORTFOLIOS PROXY VOTING POLICY

The Trust delegates the authority to vote proxies related to portfolio securities of each series (the “Funds”) of the Trust to HSBC Global Asset Management (USA) Inc. (“HSBC”), which in turn delegates proxy voting authority for some Funds of the Trust to a Subadviser retained to provide day-to-day portfolio management for that Fund. The Boards of Trustees (the “Board”) adopt the proxy voting policies and procedures of HSBC and the Sub-Advisers as the proxy voting policies and procedures that will be used by each of these respective entities when exercising voting authority on behalf of each Fund. These policies and procedures are attached hereto.

The Board will provide the Trust’s consent to vote in matters where HSBC or a Subadviser seeks such consent because of a conflict of interest that arises in connection with a particular vote, or for other reasons.

B-1

APPENDIX C

Proxy Voting Policy and Procedures
HSBC Global Asset Management (USA) Inc.
Regulatory Compliance
FINAL

Version 2.0

Last Reviewed Date
November 2015

INTERNAL - No part of this publication may be reproduced, stored in a retrieval system, or transmitted, on any form or by any means, electronic, mechanical, photocopying, recording, or otherwise, without the prior written permission
HSBC North America.

HSBC Global Asset Management (USA) Inc. Regulatory Compliance	Version 2.0
Proxy Voting Policy and Procedures	November 2015

Revision History

Date	Version	Status	Prepared by	Comments
September 2014	1	Final	Bernard “Bob” Frize	Outlined procedures for LCO roles and
				responsibilities pertaining to proxy voting
November 2015	2.0	Final	Michael Vaccarello	Reviewed and enhanced policy and
				procedures as requested by Proxy Voting
				Committee, particularly section 2.1
				through 2.4
				Updated Document Control Section
				Updated Introduction to include reference
				to Proxy Committee
				General formatting, spelling, and
				grammatical changes

Document Control

Role	Name	e-mail	Telephone
Executive Owner	Stephen C Beach	Steven.c.beach@us.hsbc.com	212-525-4870
Owner	AMUS Compliance	AMUS.Compliance@us.hsbc.com
Author	Michael D. Vaccarello	Michael.d.vaccarello@us.hsbc.com	212-525-2077

Owner’s Organizational Hierarchy

Business Name	Department	Team
HSBC Global Asset Management (USA) Inc.	AMUS Compliance	AMUS Compliance

Effective Date: November 1, 2015

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Table of Contents

Section 1: Introduction		4
1.1	Purpose and Scope	4
1.2	Definitions and Abbreviations	4
1.3	Roles and Responsibilities – Areas Impacted	4
1.4	Retention and Change Management	5
1.5	Reporting	5
1.6	Dispensation	5
1.7	Governing Documents	6
Section 2: Standards and Procedures		7
2.1	Proxy Voting by Channel	7
2.2	Oversight of Third Party Proxy Voting Services	8
2.3	Oversight of AMUS Proxy Voting activities, policies, and procedures	8
2.4	Availability of Policies and Procedures	8
2.5	Disclosure of Votes	8
2.6	Record Keeping	9

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Section 1: Introduction

Individuals and institutions that hold stock on behalf of others have a fiduciary responsibility to act in the interest of those beneficiaries. The basic fiduciary duties are loyalty and care. Under common law, the duty of loyalty means that proxy voting should be based exclusively on what the fiduciary believes to be in the best interest of the beneficiary while the duty of care means that the fiduciary must carefully analyze the implications of proxy proposals before voting.

The natures of the proposals that are voted upon have changed in recent years. Often we must vote on anti-takeover provisions that can have implications on future stock returns. Provisions such as those which restrict the right for shareholders to call a special meeting, reincorporation, dual voting classes of shares and supermajority voting requirements can be harmful to shareholders according to many studies.

Although the natures of the proposals have changed, our role as fiduciary has not; as fiduciary, we continue to vote in a way that solely benefits our advised funds.

AMUS has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 204(4)-6 under the Investment Advisers Act of 1940. Our authority to vote the proxies of our clients is established by our advisory contracts or comparable documents, and our proxy voting guidelines have been tailored to reflect these specific contractual obligations. AMUS has established a Proxy Committee to review proxy voting guidelines being applied are in line with Group Standards, as well as to review all applicable policies, processes and procedures, voting practices, adequacy of records, and the general use of third party proxy voting service providers at least annually.

1.1 Purpose and Scope

The AMUS has adopted and implemented the AMUS Proxy Voting Policy and Procedures (the “Proxy Voting Procedures”) that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 204(4)-6 under the Investment Advisers Act of 1940. Our authority to vote the proxies of our clients is established by our advisory contracts or comparable documents, and our proxy voting guidelines have been tailored to reflect these specific contractual obligations.

1.2 Definitions and Abbreviations

●	AMUS – HSBC Asset Management (USA) Inc.
●	BRCM – Business Risk and Control Management
●	RCO – Regulatory Compliance Officer
●	MPA – Managed Portfolio Account
●	SMA – Separately Managed Account
●	UMA – Unified Managed Account
●	WPM – Wealth Portfolio Management

1.3 Roles and Responsibilities – Areas Impacted

The names and/or departments listed in the following table all have some responsibility related to this procedure. Whenever this procedure is changed, these names and departments need to be informed.

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Name or Position	Department
CCO	AMUS Compliance
RCOs	AMUS Compliance
AMUS Product
Wealth Portfolio Management
AMUS Client Services

1.4 Retention and Change Management

AMUS Compliance is responsible for maintaining version series, requests for changes, other supporting documentation, and approvals of this procedure.

The owner of this procedure is responsible for the retention of this version for a period of seven years from cancellation or revision as outlined in the Group Standards Manual.

1.5 Reporting

The Proxy Voting Procedures will be part of a comprehensive list of all approved AMUS Compliance procedures. This list will be submitted to the US North America Risk BRCM on a periodic basis, as defined by the BRCM.

1.6 Dispensation

This Proxy Voting Procedure is under the authority of AMUS Compliance. Management expects all applicable business teams, lines and functions to comply with it. If a business team, line or function should wish to seek an exception from Proxy Voting Procedures, the business’ Executive Owner (GCB 3 or higher) shall formally request a dispensation. The AMUS Compliance department shall review and grant any dispensations, if warranted.

A formal action and monitoring plan must be in place to support resolution within the six-month time frame.

Requests for dispensation where compliance is expected to exceed six months shall be granted for no longer than one year from the date of approval, Dispensation requests must be supported with action plans that will get the exception item into compliance within the one-year time frame. The business executive approving the dispensation must acknowledge and accept the risk it poses to his/her business and to HSBC.

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1.7 Governing Documents

The following documents provide guidance or detail requirements related to this procedure. This procedure adheres to all the pertinent specifics outlined in these documents.

GOVERNING DOCUMENTS
Title	Section / Ref #	Description	Location
04-2015 Proxy		Outlines the terms	T:\Special\AMUS\Compliance\Proxy
Committee Terms of		under which the	Voting\2015\F. Proxy Committee
Reference April 2015		Proxy Committee	and other meeting materials\Proxy
FINAL		meets and oversees	Committee TOR
proxy voting

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Section 2: Standards and Procedures

Third party voting services vote proxies based on HSBC Global Asset Management Proxy Voting Guidelines (the “Proxy Guidelines”). However, certain accounts may warrant specialized treatment in voting proxies. Contractual stipulations and individual client direction will dictate how voting will be done in these cases.

2.1 Proxy Voting by Channel

A.	Spectrum:

Spectrum is a mutual fund wrap program that includes ETFs. As stated in the client agreement, proxies are voted by clients

	1.	ERISA Accounts

Responsibilities for voting ERISA accounts include: the duty of loyalty, prudence, compliance with the plan, as well as a duty to avoid prohibited transactions.

B.	Managed Portfolio Accounts (“MPAs”)

	1.	Unified Managed Accounts (“UMAs”)

UMA accounts are multi-sleeve managed by the Private Bank. Third party managers provide model portfolios to the Private Bank for implementation as Overlay manager. Mutual funds may be used as fulfillment options if a third party manager is not available in certain strategies.

In UMA accounts, where AMUS is acting as overlay manager, AMUS will vote the proxies through a third party voting service on the client’s behalf. Pursuant to the MPA client agreement, AMUS will not vote proxies in respect of pooled investment vehicles advised or administered by AMUS or its affiliates.

The UMA account information is submitted to the third party voting service by Pershing. The third party voting service votes all proxies on UMA accounts unless there is a conflict of interest or need for clarification due to options available based on HSBC policy. If there is a conflict or need for clarification and the third party voting service can’t vote a proxy for MPA or any other product (e.g. World Selection Funds), AMUS Compliance or AMUS Product will request WPM to review and determine how to vote on the proxy. WPM will utilize any research provided by the third party voting service in rendering its decision. AMUS Compliance and AMUS Product will be notified of WPM’s decision. AMUS Compliance will submit the proxy vote to the third party voting service. For instance, there may be a standard type of vote according to HSBC policy that is not available on a proxy. ISS will contact HSBC for a decision on the vote.

	2.	Separately Managed Accounts (“SMAs”)

Pursuant to the MPA, SMA and UMA client agreements, AMUS is authorized to vote proxies for the securities held in MPA client accounts. AMUS has delegated this authority to the MPA third party managers in SMA accounts.

C.	Segregated Mandates
Segregated mandates are institutional accounts invested in a specific strategy managed by HSBC.

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D.     HSBC Funds

HSBC Funds are governed by the funds’ proxy policy which is provided to ISS. The underlying securities are voted by ISS. The sub-advised fund (HSBC Growth Fund and HSBC Opportunity Fund, are voted by the sub-adviser, Winslow and Westfield respectively.

Proxies will be voted in accordance with the requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, and the Investment Company Act of 1940. Proxies of portfolio companies voted will be subject to any applicable investment restrictions of the fund and voted in accordance with any resolutions or other instructions approved by authorized persons of the fund.

2.2 Oversight of Third Party Proxy Voting Services

Not less than annually, AMUS Compliance will confirm the engagement of any third party proxy voting service providers for the voting of proxies in accordance with their respective guidelines. The Proxy Voting Committee (the “Committee”) will provide ongoing oversight of the approved third party proxy voting service providers. AMUS Compliance, with oversight from the Committee, will request and review any conflicts of interest policies from third party service(s) for reasonableness.

2.3 Oversight of AMUS Proxy Voting activities, policies, and procedures

Not less than annually, WPM with support from AMUS Compliance will provide the Committee with appropriate metrics on voting activity, including voting where potential or perceived conflict(s) of interest were identified. These metrics should be organized by channel, as referenced in section 2.1 of this procedure.

In addition, AMUS Compliance will verify updates made to the Proxy Guidelines, if any, and will also review and update these Proxy Voting Procedures appropriately. Updated Proxy Guidelines should be distributed to the third party proxy voting service(s) accordingly.

These Proxy Voting Procedures, voting metrics, and any additional materials specified by the Committee, must be presented to the Committee for review and approval.

2.4 Availability of Policies and Procedures

AMUS provides its clients with a copy of its Proxy Voting Policy and Procedures upon request, with the provision that these policies and procedures may be updated from time to time. In addition, clients may request at any time a copy of the firm’s voting records for their respective account(s) by making a formal request to AMUS. AMUS will make the information available within a reasonable time and in a manner appropriate to the nature of the advisory business.

2.5 Disclosure of Votes

AMUS will send a written report upon a client’s request that will disclose how the client’s proxy was voted. Reports will be available for securities voted.

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2.6 Record Keeping

AMUS will designate one person, the AMUS CCO or designee, who will not be the same person as the person who decides how proxies are voted, who will be responsible for record-keeping requirements. AMUS will maintain records of proxies voted pursuant to Section 204-2 of the Advisers Act. Such records will include:

(a)	a copy of its policies and procedures;

(b)	proxy statements received regarding client securities;

(c)	a record of each vote cast;

(d)	a copy of any document created by the adviser that was material to making a decision how to vote proxies on behalf of a client or that memorializes the basis for that decision; and

(e)	each written request for proxy voting records

APPENDIX D

Westfield Capital Management Company, L.P

PROXY VOTING

Introduction
Westfield will offer to vote proxies for all client accounts. Westfield believes that the voting of proxies can be an important tool for investors to promote best practices in corporate governance and we seek to vote all proxies in the best interests of our clients as investors. Westfield also recognizes that the voting of proxies with respect to securities held in client accounts is an investment responsibility having economic value.

In accordance with Rule 206(4)-6 under the Investment Advisers Act of 1940 (the “Act”), Westfield has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of our clients. Our authority to vote proxies for our clients is established in writing, usually by the investment advisory contract. Clients can change such authority at any time with prior written notice to Westfield. Clients can also contact their Marketing representative or the Compliance Department (wcmcompliance@wcmgmt.com) for a report of how their accounts’ securities were voted.

Oversight of Proxy Voting Function
Westfield has engaged a third party service provider, Institutional Shareholder Services, Inc. (the “vendor”), to assist with proxy voting. Westfield’s Compliance team will:

●	oversee the vendor; this includes performing periodic audits of the proxy votes and conducting periodic due diligence;

●	ensure required proxy records are retained according to applicable rules and regulations and internal policy;

●	prepare and distribute proxy reports for internal and external requests;

●	review proxy policy and voting guidelines at least annually; and

●	identify any material conflicts of interest that may impair our ability to vote shares in our clients’ best interest.

Proxy Voting Guidelines
Westfield utilizes the vendor’s proxy voting guidelines, which consider market-specific best practices, transparency, and disclosure when addressing shareholder matters. Unless other arrangements have been agreed upon, Westfield will not accept client direction on proxy votes, nor will we notify clients of material proxy proposals prior to voting. Clients, however, may contact Westfield to inquire how a particular proposal will be voted for their account(s).

Clients may choose to vote in accordance with the vendor’s U.S. proxy voting guidelines (i.e., standard guidelines), Taft-Hartley guidelines which are in full conformity with the AFL-CIO’s proxy voting guidelines, or Socially Responsible Investing Guidelines. Clients who do not designate a specific set of voting guidelines will be assigned the standard guidelines. A copy of ISS’ voting guidelines is located at the end of this policy.

As a general policy, information on Westfield’s proxy voting decisions or status of votes will not be communicated or distributed to external solicitors. On occasion, Westfield may provide such information to solicitors if we believe a response will benefit our clients or a response is requested from the Westfield security analyst.

Proxy Voting Process
The vendor tracks proxy meetings and reconciles proxy ballots received for each meeting. Westfield will use best efforts in obtaining any missing ballots; however, we vote only those proxy ballots our vendor has received. For any missing ballots, the vendor will contact custodians to locate such missing ballots. Since there can be many factors affecting proxy ballot retrieval, it is possible that Westfield will not receive a ballot in time to place a vote. Clients who participate in securities lending programs should be aware that Westfield will not call back any shares on loan for proxy voting purposes.

For each meeting, the vendor reviews the agenda and applies a vote recommendation for each proposal based on the written guidelines assigned to the applicable accounts. Proxies will be voted in accordance with the guidelines, unless the Westfield analyst or portfolio manager believes that following the vendor’s guidelines would not be in the clients’ best interests. Outside of a few exceptions, the analyst or manager may request to override the vendor’ guidelines at any time before the votes have been cast. In addition, certain proxy ballots (e.g., contentious proposals) may necessitate further review from the analyst or manager. Compliance will attempt to identify such ballots and bring them to the analyst’s or manager’s attention. If the analyst or manager chooses to vote against the vendor’s stated guidelines in any instance, he/she must make the request in writing and provide rationale for the vote against stated guidelines.

Westfield will not override any of the voting positions in either the Taft-Hartley or Socially Responsible Investing (“SRI”) guidelines, and in voting situations where a material conflict of interest exists between the issuer and Westfield. In these situations, Westfield will vote in accordance with the vendor’s recommendation.

Conflicts of Interest
Compliance is responsible for identifying conflicts of interest that could arise when voting proxy ballots on behalf of our clients. Since our business is solely focused on providing investment advisory services, it is unlikely that a conflict will arise in connection with proxy voting. Additionally, per Westfield’s Code of Ethics and other internal policies, all employees should avoid situations where potential conflicts may exist. However, Westfield has put in place certain reviews to ensure proxies are voted solely on the investment merits of the proposal. In identifying potential conflicts, Compliance will review many factors, including any existing relationship with Westfield or an employee. If an actual conflict of interest is identified, it is reviewed by the Compliance team. If Compliance determines that the conflict is material in nature, the analyst or manager may not override the vendor’s recommendation.

Proxy Reports
Westfield can provide account specific proxy reports to clients upon request or at scheduled time periods (e.g., quarterly). Client reporting requirements typically are established during the initial account set-up stage, but clients may modify this reporting schedule at any time with prior written notice to Westfield. The reports will contain at least the following information:

●	company name

●	meeting agenda

●	how the account voted on each agenda item

●	whether the account vote was in-line or against management recommendation

●	rationale for any votes against the established guidelines (rationale is not always provided for votes that are in-line with guidelines since these are set forth in the written guidelines)

Recordkeeping
In accordance with Rule 204-2 of the Investment Advisers Act of 1940, proxy voting records will be maintained for at least five years. The following records will be retained by either Westfield or the proxy vendor:

●	a copy of the Proxy Voting Polices and Guidelines and amendments that were in effect for the past five years;

●

electronic or paper copies of each proxy statement received by Westfield or the vendor with respect to securities in client accounts (Westfield may also rely on obtaining copies of proxy statements from the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system);

●	records of each vote cast for each client;

●

documents created by Westfield that were material to making a decision on how to vote proxies or memorializes the basis for such decision (basis for decisions voted in line with policy is provided in the written guidelines);

●	written reports to clients on proxy voting and all client requests for information and Westfield’s response;

●	disclosure documentation to clients on how they may obtain information on how we voted their securities

Transparency. Inclusiveness. Global Expertise.

2014 U.S. Proxy Voting Concise Guidelines

January 13, 2014

Institutional Shareholder Services Inc.

Copyright © 2013 by ISS

www.issgovernance.com

ISS' 2014 U.S. Proxy Voting Concise Guidelines
Updated: Jan. 13, 2014

The policies contained herein are a sampling of select, key proxy voting guidelines and are not exhaustive. A full listing of ISS’ 2014 proxy voting guidelines can be found at:
http://www.issgovernance.com/policy/2014/policy_information

Routine/Miscellaneous

Auditor Ratification

Vote for proposals to ratify auditors unless any of the following apply:

●	An auditor has a financial interest in or association with the company, and is therefore not independent;

●	There is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;

●	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP, or material weaknesses identified in Section 404 disclosures; or

●	Fees for non-audit services (“Other” fees) are excessive.

Non-audit fees are excessive if:

●	Non-audit (“other”) fees > audit fees + audit-related fees + tax compliance/preparation fees

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Board of Directors:

Voting on Director Nominees in Uncontested Elections

Four fundamental principles apply when determining votes on director nominees:

1.	Accountability

2.	Responsiveness

3.	Composition

4.	Independence

Generally vote for director nominees, except under the following circumstances:

1. Accountability

Vote against1 or withhold from the entire board of directors (except new nominees2, who should be considered case-by-case) for the following:

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1 In general, companies with a plurality vote standard use “Withhold” as the contrary vote option in director elections; companies with a majority vote standard use “Against”. However, it will vary by company and the proxy must be checked to determine the valid contrary vote option for the particular company.

Problematic Takeover Defenses

Classified Board Structure:

1.1.	The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election. All appropriate nominees (except new) may be held accountable.

Director Performance Evaluation:

1.2.	The board lacks accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only). Take into consideration the company’s five-year total shareholder return and operational metrics. Problematic provisions include but are not limited to:

●A classified board structure;

●A supermajority vote requirement;

●Either a plurality vote standard in uncontested director elections or a majority vote standard with no plurality carve-out for contested elections;

●The inability of shareholders to call special meetings;

●The inability of shareholders to act by written consent;

●A dual-class capital structure; and/or

●A non–shareholder-approved poison pill.

Poison Pills:

1.3.	The company’s poison pill has a “dead-hand” or “modified dead-hand” feature. Vote against or withhold from nominees every year until this feature is removed;

1.4.	The board adopts a poison pill with a term of more than 12 months (“long-term pill”), or renews any existing pill, including any “short-term” pill (12 months or less), without shareholder approval. A commitment or policy that puts a newly adopted pill to a binding shareholder vote may potentially offset an adverse vote recommendation. Review such companies with classified boards every year, and such companies with annually elected boards at least once every three years, and vote against or withhold votes from all nominees if the company still maintains a non-shareholder-approved poison pill; or

1.5.	The board makes a material adverse change to an existing poison pill without shareholder approval.

Vote case-by-case on all nominees if:

1.6.	The board adopts a poison pill with a term of 12 months or less (“short-term pill”) without shareholder approval, taking into account the following factors:

●The date of the pill‘s adoption relative to the date of the next meeting of shareholders—i.e. whether the company had time to put the pill on ballot for shareholder ratification given the circumstances;

●The issuer’s rationale;

●The issuer’s governance structure and practices; and

●The issuer’s track record of accountability to shareholders.

____________________

2 A “new nominee” is any current nominee who has not already been elected by shareholders and who joined the board after the problematic action in question transpired. If ISS cannot determine whether the nominee joined the board before or after the problematic action transpired, the nominee will be considered a “new nominee” if he or she joined the board within the 12 months prior to the upcoming shareholder meeting.

Problematic Audit-Related Practices

Generally vote against or withhold from the members of the Audit Committee if:

1.7.	The non-audit fees paid to the auditor are excessive (see discussion under “Auditor Ratification”);

1.8.	The company receives an adverse opinion on the company’s financial statements from its auditor; or

1.9.	There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote case-by-case on members of the Audit Committee, and potentially the full board, if:

1.10.	Poor accounting practices are identified that rise to a level of serious concern, such as: fraud, misapplication of GAA; and material weaknesses identified in Section 404 disclosures. Examine the severity, breadth, chronological sequence, and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether withhold/against votes are warranted.

Problematic Compensation Practices/Pay for Performance Misalignment

In the absence of an Advisory Vote on Executive Compensation ballot item or in egregious situations, vote against or withhold from the members of the Compensation Committee, and potentially the full board, if:

1.11.	There is a significant misalignment between CEO pay and company performance (pay for performance);

1.12.	The company maintains significant problematic pay practices;

1.13.	The board exhibits a significant level of poor communication and responsiveness to shareholders;

1.14.	The company fails to submit one-time transfers of stock options to a shareholder vote; or

1.15.	The company fails to fulfill the terms of a burn rate commitment made to shareholders.

Vote case-by-case on Compensation Committee members (or, in exceptional cases, the full board) and the Management Say-on-Pay proposal if:

1.16.	The company's previous say-on-pay proposal received the support of less than 70 percent of votes cast, taking into account:

●The company's response, including:

○Disclosure of engagement efforts with major institutional investors regarding the issues that contributed to the low level of support;

○Specific actions taken to address the issues that contributed to the low level of support;

○Other recent compensation actions taken by the company;

●Whether the issues raised are recurring or isolated;

●The company's ownership structure; and

●Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.

Governance Failures

Under extraordinary circumstances, vote against or withhold from directors individually, committee members, or the entire board, due to:

1.17.	Material failures of governance, stewardship, risk oversight[3], or fiduciary responsibilities at the company;

1.18.	Failure to replace management as appropriate; or

1.19.	Egregious actions related to a director’s service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.
____________________

3 Examples of failure of risk oversight include, but are not limited to: bribery; large or serial fines or sanctions from regulatory bodies; significant adverse legal judgments or settlements; hedging of company stock; or significant pledging of company stock.

2. Responsiveness

Vote case-by-case on individual directors, committee members, or the entire board of directors, as appropriate, if:

2.1.	The board failed to act on a shareholder proposal that received the support of a majority of the shares cast in the previous year. Factors that will be considered are:

●Disclosed outreach efforts by the board to shareholders in the wake of the vote;

●Rationale provided in the proxy statement for the level of implementation;

●The subject matter of the proposal;

●The level of support for and opposition to the resolution in past meetings;

●Actions taken by the board in response to the majority vote and its engagement with shareholders;

●The continuation of the underlying issue as a voting item on the ballot (as either shareholder or management proposals); and

●Other factors as appropriate.

2.2.	The board failed to act on takeover offers where the majority of shares are tendered;

2.3.	At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold/against vote;

2.4.	The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received the majority of votes cast at the most recent shareholder meeting at which shareholders voted on the say-on-pay frequency; or

2.5.	The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received a plurality, but not a majority, of the votes cast at the most recent shareholder meeting at which shareholders voted on the say-on-pay frequency, taking into account:

●The board's rationale for selecting a frequency that is different from the frequency that received a plurality;

●The company's ownership structure and vote results;

●ISS' analysis of whether there are compensation concerns or a history of problematic compensation practices; and

●The previous year's support level on the company's say-on-pay proposal.

3. Composition

Attendance at Board and Committee Meetings:

3.1.	Generally vote against or withhold from directors (except new nominees, who should be considered case-by-case4) who attend less than 75 percent of the aggregate of their board and committee meetings for the period for which they served, unless an acceptable reason for absences is disclosed in the proxy or another SEC filing. Acceptable reasons for director absences are generally limited to the following:

●Medical issues/illness; ●Family emergencies; and ●Missing only one meeting (when the total of all meetings is three or fewer).

3.2.	If the proxy disclosure is unclear and insufficient to determine whether a director attended at least 75 percent of the aggregate of his/her board and committee meetings during his/her period of service, vote against or withhold from the director(s) in question.
____________________

4 For new nominees only, schedule conflicts due to commitments made prior to their appointment to the board are considered if disclosed in the proxy or another SEC filing.

Overboarded Directors:

Vote against or withhold from individual directors who:

3.3.	Sit on more than six public company boards; or

3.4.	Are CEOs of public companies who sit on the boards of more than two public companies besides their own — withhold only at their outside boards[5].

4. Independence

Vote against or withhold from Inside Directors and Affiliated Outside Directors when:

4.1.	The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

4.2.	The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

4.3.	The company lacks a formal nominating committee, even if the board attests that the independent directors fulfill the functions of such a committee; or

4.4.	Independent directors make up less than a majority of the directors.

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Proxy Access

ISS supports proxy access as an important shareholder right, one that is complementary to other best practice corporate governance features. However, in the absence of a uniform standard, proposals to enact proxy access may vary widely; as such, ISS is not setting forth specific parameters at this time and will take a case-by-case approach in evaluating these proposals.

Vote case-by-case on proposals to enact proxy access, taking into account, among other factors:

●	Company-specific factors; and

●	Proposal-specific factors, including:

●	The ownership thresholds proposed in the resolution (i.e., percentage and duration);

●	The maximum proportion of directors that shareholders may nominate each year; and

●	The method of determining which nominations should appear on the ballot if multiple shareholders submit nominations.

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Proxy Contests—Voting for Director Nominees in Contested Elections

Vote case-by-case on the election of directors in contested elections, considering the following factors:

●	Long-term financial performance of the target company relative to its industry;

●	Management’s track record;
____________________

5 Although all of a CEO’s subsidiary boards will be counted as separate boards, ISS will not recommend a withhold vote from the CEO of a parent company board or any of the controlled (>50 percent ownership) subsidiaries of that parent, but will do so at subsidiaries that are less than 50 percent controlled and boards outside the parent/subsidiary relationships.

●	Background to the proxy contest;

●	Nominee qualifications and any compensatory arrangements;

●	Strategic plan of dissident slate and quality of critique against management;

●	Likelihood that the proposed goals and objectives can be achieved (both slates); and

●	Stock ownership positions.

When the addition of shareholder nominees to the management card (“proxy access nominees”) results in a number of nominees on the management card which exceeds the number of seats available for election, vote case-by-case considering the same factors listed above.

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Shareholder Rights & Defenses

Poison Pills- Management Proposals to Ratify Poison Pill

Vote case-by-case on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

●	No lower than a 20% trigger, flip-in or flip-over;

●	A term of no more than three years;

●	No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;

●

Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

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Poison Pills- Management Proposals to Ratify a Pill to Preserve Net Operating Losses (NOLs)

Vote against proposals to adopt a poison pill for the stated purpose of protecting a company's net operating losses (NOL) if the term of the pill would exceed the shorter of three years and the exhaustion of the NOL.

Vote case-by-case on management proposals for poison pill ratification, considering the following factors, if the term of the pill would be the shorter of three years (or less) and the exhaustion of the NOL:

●	The ownership threshold to transfer (NOL pills generally have a trigger slightly below 5 percent);

●	The value of the NOLs;

●	Shareholder protection mechanisms (sunset provision, or commitment to cause expiration of the pill upon exhaustion or expiration of NOLs);

●

The company's existing governance structure including: board independence, existing takeover defenses, track record of responsiveness to shareholders, and any other problematic governance concerns; and

●	Any other factors that may be applicable.

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Shareholder Ability to Act by Written Consent

Generally vote against management and shareholder proposals to restrict or prohibit shareholders' ability to act by written consent.

Generally vote for management and shareholder proposals that provide shareholders with the ability to act by written consent, taking into account the following factors:

●	Shareholders' current right to act by written consent;
●	The consent threshold;
●	The inclusion of exclusionary or prohibitive language;
●	Investor ownership structure; and
●	Shareholder support of, and management's response to, previous shareholder proposals.

Vote case-by-case on shareholder proposals if, in addition to the considerations above, the company has the following governance and antitakeover provisions:

●	An unfettered[6] right for shareholders to call special meetings at a 10 percent threshold;
●	A majority vote standard in uncontested director elections;
●	No non-shareholder-approved pill; and
●	An annually elected board.

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CAPITAL/RESTRUCTURING

Common Stock Authorization

Vote for proposals to increase the number of authorized common shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote against proposals at companies with more than one class of common stock to increase the number of authorized shares of the class of common stock that has superior voting rights.

Vote against proposals to increase the number of authorized common shares if a vote for a reverse stock split on the same ballot is warranted despite the fact that the authorized shares would not be reduced proportionally.

Vote case-by-case on all other proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

●	Past Board Performance:

○	The company's use of authorized shares during the last three years

●	The Current Request:

○	Disclosure in the proxy statement of the specific purposes of the proposed increase;
○	Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request; and
○

The dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company's need for shares and total shareholder returns.

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____________________

6 "Unfettered" means no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10 percent threshold, and only reasonable limits on when a meeting can be called: no greater than 30 days after the last annual meeting and no greater than 90 prior to the next annual meeting.

Dual Class Structure

Generally vote against proposals to create a new class of common stock, unless:

●	The company discloses a compelling rationale for the dual-class capital structure, such as:
●	The company's auditor has concluded that there is substantial doubt about the company's ability to continue as a going concern; or
●	The new class of shares will be transitory;
●	The new class is intended for financing purposes with minimal or no dilution to current shareholders in both the short term and long term; and
●	The new class is not designed to preserve or increase the voting power of an insider or significant shareholder.

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Preferred Stock Authorization

Vote for proposals to increase the number of authorized preferred shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote against proposals at companies with more than one class or series of preferred stock to increase the number of authorized shares of the class or series of preferred stock that has superior voting rights.

Vote case-by-case on all other proposals to increase the number of shares of preferred stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

●	Past Board Performance:
○	The company's use of authorized preferred shares during the last three years;

●	The Current Request:
○	Disclosure in the proxy statement of the specific purposes for the proposed increase;
○	Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request;
○

In cases where the company has existing authorized preferred stock, the dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company's need for shares and total shareholder returns; and

○	Whether the shares requested are blank check preferred shares that can be used for antitakeover purposes.

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Mergers and Acquisitions

Vote case-by-case on mergers and acquisitions. Review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

●

Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

●	Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

●

 Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

●

Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

●

Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the "ISS Transaction Summary" section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

●

Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

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COMPENSATION

Executive Pay Evaluation

Underlying all evaluations are five global principles that most investors expect corporations to adhere to in designing and administering executive and director compensation programs:

1.	Maintain appropriate pay-for-performance alignment, with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors, the link between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;
2.	Avoid arrangements that risk “pay for failure”: This principle addresses the appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;
3.	Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);
4.	Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;
5.	Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors does not compromise their independence and ability to make appropriate judgments in overseeing managers’ pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.

Advisory Votes on Executive Compensation—Management Proposals (Management Say-on-Pay)

Vote case-by-case on ballot items related to executive pay and practices, as well as certain aspects of outside director compensation.

Vote against Advisory Votes on Executive Compensation (Management Say-on-Pay—MSOP) if:

●	There is a significant misalignment between CEO pay and company performance (pay for performance);
●	The company maintains significant problematic pay practices;
●	The board exhibits a significant level of poor communication and responsiveness to shareholders.

Vote against or withhold from the members of the Compensation Committee and potentially the full board if:

●

There is no MSOP on the ballot, and an against vote on an MSOP is warranted due to a pay for performance misalignment, problematic pay practices, or the lack of adequate responsiveness on compensation issues raised previously, or a combination thereof;

●	The board fails to respond adequately to a previous MSOP proposal that received less than 70 percent support of votes cast;
●	The company has recently practiced or approved problematic pay practices, including option repricing or option backdating; or
●	The situation is egregious.

Vote against an equity plan on the ballot if:

●	A pay for performance misalignment is found, and a significant portion of the CEO’s misaligned pay is attributed to non-performance-based equity awards, taking into consideration:

○	Magnitude of pay misalignment;
○	Contribution of non-performance-based equity grants to overall pay; and
○	The proportion of equity awards granted in the last three fiscal years concentrated at the named executive officer (NEO) level.

Primary Evaluation Factors for Executive Pay

Pay-for-Performance Evaluation

ISS annually conducts a pay-for-performance analysis to identify strong or satisfactory alignment between pay and performance over a sustained period. With respect to companies in the Russell 3000 index, this analysis considers the following:

1.	Peer Group[7] Alignment:
●	The degree of alignment between the company's annualized TSR rank and the CEO's annualized total pay rank within a peer group, each measured over a three-year period.
●	The multiple of the CEO's total pay relative to the peer group median.

2.

Absolute Alignment – the absolute alignment between the trend in CEO pay and company TSR over the prior five fiscal years – i.e., the difference between the trend in annual pay changes and the trend in annualized TSR during the period.

If the above analysis demonstrates significant unsatisfactory long-term pay-for-performance alignment or, in the case of non-Russell 3000 index companies, misaligned pay and performance are otherwise suggested, our analysis may include any of the following qualitative factors, if they are relevant to the analysis to determine how various pay elements may work to encourage or to undermine long-term value creation and alignment with shareholder interests:
____________________

7 The revised peer group is generally comprised of 14-24 companies that are selected using market cap, revenue (or assets for certain financial firms), GICS industry group and company's selected peers' GICS industry group with size constraints, via a process designed to select peers that are closest to the subject company in terms of revenue/assets and industry and also within a market cap bucket that is reflective of the company's.

●	The ratio of performance- to time-based equity awards;
●	The overall ratio of performance-based compensation;
●	The completeness of disclosure and rigor of performance goals;
●	The company's peer group benchmarking practices;
●	Actual results of financial/operational metrics, such as growth in revenue, profit, cash flow, etc., both absolute and relative to peers;
●	Special circumstances related to, for example, a new CEO in the prior FY or anomalous equity grant practices (e.g., bi-annual awards);
●	Realizable pay[8] compared to grant pay; and
●	Any other factors deemed relevant.

Problematic Pay Practices

The focus is on executive compensation practices that contravene the global pay principles, including:

●	Problematic practices related to non-performance-based compensation elements;
●	Incentives that may motivate excessive risk-taking; and
●	Options Backdating.

Problematic Pay Practices related to Non-Performance-Based Compensation Elements

Pay elements that are not directly based on performance are generally evaluated case-by-case considering the context of a company's overall pay program and demonstrated pay-for-performance philosophy. Please refer to ISS' Compensation FAQ document for detail on specific pay practices that have been identified as potentially problematic and may lead to negative recommendations if they are deemed to be inappropriate or unjustified relative to executive pay best practices. The list below highlights the problematic practices that carry significant weight in this overall consideration and may result in adverse vote recommendations:

●	Repricing or replacing of underwater stock options/SARS without prior shareholder approval (including cash buyouts and voluntary surrender of underwater options);
●	Excessive perquisites or tax gross-ups, including any gross-up related to a secular trust or restricted stock vesting;
●	New or extended agreements that provide for:

○	CIC payments exceeding 3 times base salary and average/target/most recent bonus;
○	CIC severance payments without involuntary job loss or substantial diminution of duties ("single" or "modified single" triggers);
○	CIC payments with excise tax gross-ups (including "modified" gross-ups).

Incentives that may Motivate Excessive Risk-Taking

●	Multi-year guaranteed bonuses;
●	A single or common performance metric used for short- and long-term plans;
●	Lucrative severance packages;
●	High pay opportunities relative to industry peers;
●	Disproportionate supplemental pensions; or
●	Mega annual equity grants that provide unlimited upside with no downside risk.

Factors that potentially mitigate the impact of risky incentives include rigorous claw-back provisions and robust stock ownership/holding guidelines.
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8 ISS research reports will include realizable pay for S&P1500 companies.

Options Backdating

The following factors should be examined case-by-case to allow for distinctions to be made between “sloppy” plan administration versus deliberate action or fraud:

●	Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;
●	Duration of options backdating;
●	Size of restatement due to options backdating;
●	Corrective actions taken by the board or compensation committee, such as canceling or re-pricing backdated options, the recouping of option gains on backdated grants; and
●	Adoption of a grant policy that prohibits backdating, and creates a fixed grant schedule or window period for equity grants in the future.

Board Communications and Responsiveness

Consider the following factors case-by-case when evaluating ballot items related to executive pay on the board’s responsiveness to investor input and engagement on compensation issues:

●	Failure to respond to majority-supported shareholder proposals on executive pay topics; or
●	Failure to adequately respond to the company's previous say-on-pay proposal that received the support of less than 70 percent of votes cast, taking into account:

○	The company's response, including:

■	Disclosure of engagement efforts with major institutional investors regarding the issues that contributed to the low level of support;
■	Specific actions taken to address the issues that contributed to the low level of support;
■	Other recent compensation actions taken by the company;

○	Whether the issues raised are recurring or isolated;
○	The company's ownership structure; and
○	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.

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Frequency of Advisory Vote on Executive Compensation ("Say When on Pay")

Vote for annual advisory votes on compensation, which provide the most consistent and clear communication channel for shareholder concerns about companies' executive pay programs.

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Voting on Golden Parachutes in an Acquisition, Merger, Consolidation, or Proposed Sale Vote case-by-case on say on Golden Parachute proposals, including consideration of existing change-in-control arrangements maintained with named executive officers rather than focusing primarily on new or extended arrangements.

Features that may result in an against recommendation include one or more of the following, depending on the number, magnitude, and/or timing of issue(s):

●	Single- or modified-single-trigger cash severance;
●	Single-trigger acceleration of unvested equity awards;
●	Excessive cash severance (>3x base salary and bonus);
●	Excise tax gross-ups triggered and payable (as opposed to a provision to provide excise tax gross-ups);
●	Excessive golden parachute payments (on an absolute basis or as a percentage of transaction equity value); or

●

Recent amendments that incorporate any problematic features (such as those above) or recent actions (such as extraordinary equity grants) that may make packages so attractive as to influence merger agreements that may not be in the best interests of shareholders; or

●	The company's assertion that a proposed transaction is conditioned on shareholder approval of the golden parachute advisory vote.

Recent amendment(s) that incorporate problematic features will tend to carry more weight on the overall analysis. However, the presence of multiple legacy problematic features will also be closely scrutinized.

In cases where the golden parachute vote is incorporated into a company's advisory vote on compensation (management say-on-pay), ISS will evaluate the say-on-pay proposal in accordance with these guidelines, which may give higher weight to that component of the overall evaluation.

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Equity-Based and Other Incentive Plans

Vote case-by-case on equity-based compensation plans. Vote against the equity plan if any of the following factors apply:

●	The total cost of the company’s equity plans is unreasonable;
●	The plan expressly permits repricing;
●	A pay-for-performance misalignment is found;
●	The company’s three year burn rate exceeds the burn rate cap of its industry group;
●	The plan has a liberal change-of-control definition; or
●	The plan is a vehicle for problematic pay practices.

Social/Environmental Issues
Global Approach

Issues covered under the policy include a wide range of topics, including consumer and product safety, environment and energy, labor standards and human rights, workplace and board diversity, and corporate political issues. While a variety of factors goes into each analysis, the overall principle guiding all vote recommendations focuses on how the proposal may enhance or protect shareholder value in either the short or long term.

Generally vote case-by-case, taking into consideration whether implementation of the proposal is likely to enhance or protect shareholder value, and, in addition, the following will also be considered:

●	If the issues presented in the proposal are more appropriately or effectively dealt with through legislation or government regulation;
●	If the company has already responded in an appropriate and sufficient manner to the issue(s) raised in the proposal;
●	Whether the proposal's request is unduly burdensome (scope or timeframe) or overly prescriptive;
●	The company's approach compared with any industry standard practices for addressing the issue(s) raised by the proposal;
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If the proposal requests increased disclosure or greater transparency, whether or not reasonable and sufficient information is currently available to shareholders from the company or from other publicly available sources; and

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If the proposal requests increased disclosure or greater transparency, whether or not implementation would reveal proprietary or confidential information that could place the company at a competitive disadvantage.

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Political Activities

Lobbying

Vote case-by-case on proposals requesting information on a company’s lobbying (including direct, indirect, and grassroots lobbying) activities, policies, or procedures, considering:

●	The company’s current disclosure of relevant lobbying policies, and management and board oversight;
●	The company’s disclosure regarding trade associations or other groups that it supports, or is a member of, that engage in lobbying activities; and
●	Recent significant controversies, fines, or litigation regarding the company’s lobbying-related activities.

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Political Contributions

Generally vote for proposals requesting greater disclosure of a company's political contributions and trade association spending policies and activities, considering:

●

The company's current disclosure of policies and oversight mechanisms related to its direct political contributions and payments to trade associations or other groups that may be used for political purposes, including information on the types of organizations supported and the business rationale for supporting these organizations; and

●	Recent significant controversies, fines, or litigation related to the company's political contributions or political activities.

Vote against proposals barring a company from making political contributions. Businesses are affected by legislation at the federal, state, and local level; barring political contributions can put the company at a competitive disadvantage.

Vote against proposals to publish in newspapers and other media a company's political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.

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Political Ties

Generally vote against proposals asking a company to affirm political nonpartisanship in the workplace, so long as:

●	There are no recent, significant controversies, fines, or litigation regarding the company’s political contributions or trade association spending; and
●	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibit coercion.

Vote against proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

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8. Foreign Private Issuers Listed on U.S. Exchanges

Vote against (or withhold from) non-independent director nominees at companies which fail to meet the following criteria: a majority-independent board, and the presence of an audit, a compensation, and a nomination committee, each of which is entirely composed of independent directors.

Where the design and disclosure levels of equity compensation plans are comparable to those seen at U.S. companies, U.S. compensation policy will be used to evaluate the compensation plan proposals. Otherwise, they, and all other voting items, will be evaluated using the relevant ISS regional or market proxy voting guidelines.

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Disclosure/Disclaimer

This document and all of the information contained in it, including without limitation all text, data, graphs, and charts (collectively, the "Information") is the property of Institutional Shareholder Services Inc. (ISS), its subsidiaries, or, in some cases third party suppliers.

The Information has not been submitted to, nor received approval from, the United States Securities and Exchange Commission or any other regulatory body. None of the Information constitutes an offer to sell (or a solicitation of an offer to buy), or a promotion or recommendation of, any security, financial product or other investment vehicle or any trading strategy, and ISS does not endorse, approve, or otherwise express any opinion regarding any issuer, securities, financial products or instruments or trading strategies.

The user of the Information assumes the entire risk of any use it may make or permit to be made of the Information.

ISS MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE INFORMATION AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF ORIGINALITY, ACCURACY, TIMELINESS, NON-INFRINGEMENT, COMPLETENESS, MERCHANTABILITY, AND FITNESS for A PARTICULAR PURPOSE) WITH RESPECT TO ANY OF THE INFORMATION.

Without limiting any of the foregoing and to the maximum extent permitted by law, in no event shall ISS have any liability regarding any of the Information for any direct, indirect, special, punitive, consequential (including lost profits), or any other damages even if notified of the possibility of such damages. The foregoing shall not exclude or limit any liability that may not by applicable law be excluded or limited.

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Transparency. Inclusiveness. Global Expertise.

Taft-Hartley Proxy Voting Guidelines

Executive Summary

January 2014

Institutional Shareholder Services Inc.

2014 Taft-Hartley US Proxy Voting Guidelines - 1 -

Introduction

The proxy voting policy of ISS’ Taft-Hartley Advisory Services is based upon the AFL-CIO Proxy Voting Guidelines, which comply with all the fiduciary standards delineated by the U.S. Department of Labor.

Taft-Hartley client accounts are governed by the Employee Retirement Income Security Act (ERISA). ERISA sets forth the tenets under which pension fund assets must be managed and invested. Proxy voting rights have been declared by the Department of Labor to be valuable plan assets and therefore must be exercised in accordance with the fiduciary duties of loyalty and prudence. The duty of loyalty requires that the voting fiduciary exercise proxy voting authority solely in the economic interest of participants and plan beneficiaries. The duty of prudence requires that decisions be made based on financial criteria and that a clear process exists for evaluating proxy issues.

The Taft-Hartley Advisory Services voting policy was carefully crafted to meet those requirements by promoting long-term shareholder value, emphasizing the “economic best interests” of plan participants and beneficiaries. Taft-Hartley Advisory Services will assess the short-term and long-term impact of a vote and will promote a position that is consistent with the long-term economic best interests of plan members embodied in the principle of a “worker-owner view of value.”

Our guidelines address a broad range of issues, including election of directors, executive compensation, proxy contests, auditor ratification, and tender offer defenses – all significant voting items that affect long-term shareholder value. In addition, these guidelines delve deeper into workplace issues that may have an impact on corporate performance, including:

●	Corporate policies that affect job security and wage levels;
●	Corporate policies that affect local economic development and stability;
●	Corporate responsibility to employees, communities and the environment; and
●	Workplace safety and health issues.

Taft-Hartley Advisory Services shall analyze each proxy on a case-by-case basis, informed by the guidelines outlined in the following pages. Taft-Hartley Advisory Services does not intend for these guidelines to be exhaustive. It is neither practical nor productive to fashion voting guidelines and policies which attempt to address every eventuality. Rather, Taft-Hartley Advisory Services’ guidelines are intended to cover the most significant and frequent proxy issues that arise. Issues not covered by the guidelines shall be voted in the interest of plan participants and beneficiaries of the plan based on a worker-owner view of long-term corporate value. Taft-Hartley Advisory Services shall revise its guidelines as events warrant and will remain in full conformity with the AFL-CIO proxy voting policy.

I) Board of Directors Proposals

Electing directors is the single most important stock ownership right that shareholders can exercise. The board of directors is responsible for holding management accountable to performance standards on behalf of the shareholders. Taft-Hartley Advisory Services holds directors to a high standard when voting on their election, qualifications, and compensation.

Votes concerning the entire board of directors and members of key board committees are examined using the following factors:

Board Independence: Without independence from management, the board and/or its committees may be unwilling or unable to effectively set company strategy and scrutinize performance or executive compensation.

●	Lack of board and key board committee independence (fully independent audit, compensation, and nominating committees);
●	Lack of a board that is at least two-thirds (67 percent) independent – i.e. where the composition of non-independent board members is in excess of 33 percent of the entire board;
●	Lack of an independent board chair;
●	Lack of independence on key board committees (i.e. audit, compensation, and nominating committees); or
●	Failure to establish any key board committees (i.e. audit, compensation, or nominating).

Board Competence: Companies should seek a diverse board of directors who can add value to the board through specific skills or expertise and who can devote sufficient time and commitment to serve effectively. While directors should not be constrained by arbitrary limits such as age or term limits, directors who are unable to attend board and committee meetings and/or who are overextended (i.e. serving on too many boards) raise concern on the director’s ability to effectively serve in shareholders’ best interests.

●	Attendance of director nominees at board meetings of less than 75 percent in one year without valid reason or explanation; or
●	Directors serving on an excessive number of other boards which could compromise their primary duties of care and loyalty.

Board Accountability: Practices that promote accountability include; transparency into a company’s governance practices, annual board elections, and providing shareholders the ability to remove problematic directors and to vote on takeover defenses or other charter/bylaw amendments. These practices help reduce the opportunity for management entrenchment.

●	Problematic Takeover Defenses;
●	Governance Failures;
●	Problematic Compensation Practices; and
●	Problematic Audit-Related Practices.

Board Responsiveness: Directors should be responsive to shareholders, particularly in regard to shareholder proposals that receive a majority vote and to tender offers where a majority of shares are tendered. Boards should also be sufficiently responsive to high against/withhold votes on directors. Furthermore, shareholders should expect directors to devote sufficient time and resources to oversight of the company. Vote AGAINST/WITHHOLD from individual directors, committee members, or the entire board as appropriate if:

●

At the previous board election, any director received more than 50 percent AGAINST/WITHHOLD votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high AGAINST/WITHHOLD vote; or

●	The board failed to act on takeover offers where the majority of the shareholders tendered their shares.

Independent Directors

Taft-Hartley Advisory Services believes that a board independent of management is of critical value to safeguard a company and its shareholders. Board independence helps ensure that directors carry out their duties in an objective manner and without manager interference to select, monitor, and compensate management. We will cast votes in a manner consistent with supporting and reinforcing this philosophy. Independence is evaluated upon factors including: past or current employment with the company or its subsidiaries; the provision of consulting services; familial relationships; board interlocks; and service with a non-profit that receives contributions from the company. We vote FOR proposals that request that the board comprise of a two-thirds majority of independent directors, and/or its audit, compensation, and nominating committees be comprised wholly of independent directors. We vote AGAINST or WITHHOLD from non-independent director nominees on boards that are not at least two-thirds (67 percent) independent.

Non-independent Chairperson

A principal function of the board is to monitor management, and a fundamental responsibility of the chairperson is to monitor the company’s CEO. This duty is obviously compromised when the chairperson is the CEO. Many investors, including Taft-Hartley fiduciaries, believe that a CEO should not run the board. As executive compensation is heavily correlated to the managerial power relationship in the boardroom, the separation of the CEO and board chair positions also represents a critical step in curtailing excessive pay. Indeed, a number of academic studies have demonstrated that executive compensation is higher if the CEO is also the board chair. We vote AGAINST or WITHHOLD from non-independent directors who serve as board chairs, and vote FOR proposals calling for non-executive directors who are not former CEOs or senior-level executives to serve as chairpersons.

Board Structure

Taft-Hartley Advisory Services supports the principle that all directors should be accountable to shareholder vote on an annual basis. A classified board is a board divided into separate classes (typically three), with only one class of nominees coming up to vote at the annual meeting each year. As a result, shareholders are only able to vote a single director approximately once every three years. A classified board makes it difficult to change control of the board through a proxy contest because typically only one-third of the seats will be at stake. Classified boards can also reduce director accountability by insulating directors, at least for a certain period of time, from the consequences of their actions. Continuing directors who are responsible for a problematic governance issue at the board/committee level would avoid shareholders’ reactions to their actions because they would not be up for election in that year. In these cases, the full board should be responsible for the actions of its directors.

The ultimate result is that classified boards can entrench management and preclude most takeover bids or proxy contests, as well as shield directors from being accountable to shareholders on an annual basis. Good corporate governance practice supports annually elected boards. We vote AGAINST classified boards when the issue comes up for vote. With the exception of new nominees, we will also vote AGAINST or WITHHOLD from all of the nominees up for election if the company has a classified board and a continuing director is responsible for a problematic governance issue at the board/committee level that would warrant an against/withhold vote - in addition to potential future opposition the election of that director.

Board and Committee Size

While there is no hard and fast rule among institutional investors as to what may be an optimal size board, Taft-Hartley Advisory Services believes there is an acceptable range which companies should strive to meet and not exceed. A board that is too large may function inefficiently. Conversely, a board that is too small may allow the CEO to exert disproportionate influence or may stretch the time requirements of individual directors too thin. Given that the preponderance of boards in the U.S. range between five and fifteen directors, we believe this is a useful benchmark for evaluating such proposals. We vote AGAINST any proposal seeking to amend the company’s board size to fewer than five seats or more than fifteen seats. On a CASE-BY-CASE basis, we consider votes AGAINST, WITHHOLDS or other action at companies that have fewer than five directors and more than 15 directors on their board.

Director Performance Evaluation

Taft-Hartley Advisory Services believes that long-term financial performance and the appropriateness of governance practices should be taken into consideration when determining votes with regard to directors in uncontested elections. When evaluating the election of directors, we will evaluate underperforming companies that exhibit sustained poor performance as measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only). Sustained poor performance for companies outside the Russell 3000 universe is defined as underperforming peers or index on the basis of both one-year and three-year total shareholder returns.

Taft-Hartley Advisory Services will assess the company’s response to the ongoing performance issues, and consider recent board and management changes, board independence, overall governance practices, and other factors that may have an impact on shareholders.

Proposals on Board Inclusiveness

Taft-Hartley Advisory Services votes FOR shareholder proposals asking a company to make efforts to seek more women and minority group members for service on the board. A more diverse group of directors benefits shareholders and the company.

Majority Threshold Voting Requirement for Director Elections

Taft-Hartley fiduciaries believe shareholders should have a greater voice in regard to the election of directors and view majority threshold voting as a viable alternative to the current deficiencies of the plurality system in the U.S. Shareholders have expressed strong support for resolutions on majority threshold voting. Taft-Hartley Advisory Services supports proposals calling for directors to be elected with an affirmative majority of votes cast and/or the elimination of the plurality standard for electing directors, provided the proposal includes a carve-out for a plurality voting standard in contested director elections.

Cumulative Voting

Under a cumulative voting scheme, shareholders are permitted to have one vote per share for each director to be elected and may apportion these votes among the director candidates in any manner they wish. This voting method allows minority shareholders to influence the outcome of director contests by “cumulating” their votes for one nominee, thereby creating a measure of independence from management control.

With the advent and prevalence of majority voting for director elections, shareholders now have greater flexibility in supporting candidates for a company’s board of directors. Cumulative voting and majority voting can work together operationally, with companies electing to use majority voting for uncontested elections and cumulative voting for contested elections to increase accountability and ensure minority representation on the board. In contested elections, similar to cumulative voting, proxy access allows shareholder access to the ballot without a veto from the nominating committee, but unlike cumulative voting, it also requires majority support to elect such directors.

Taft-Hartley Advisory Services votes AGAINST proposals to eliminate cumulative voting, and votes FOR proposals to allow cumulative voting unless: 1) The company has adopted a majority vote standard, with a carve-out for plurality voting in contested board elections, and a director resignation policy to address failed elections; and 2) company has proxy access thereby allowing shareholders to nominate directors to the company’s ballot.

Poison Pills

Shareholder rights plans, more commonly known as poison pills, are warrants issued to shareholders allowing them to purchase shares from the company at a price far below market value when a certain ownership threshold has been reached, thereby effectively preventing a takeover. Poison pills can entrench management and give the board veto power over takeover bids, thereby altering the balance of power between shareholders and management. While we evaluate poison pills on a case-by-case basis depending on a company’s particular set of circumstances, Taft-Hartley Advisory Services generally votes FOR proposals to submit a company’s poison pill to shareholder vote and/or eliminate or redeem poison pills. We vote AGAINST or WITHHOLD from boards where a dead-hand poison pill provision is in place. From a shareholder perspective, there is no justification for a dead-hand provision.

Majority Supported Shareholder Proposals

Taft-Hartley Advisory Services generally votes AGAINST or WITHHOLDS from all director nominees at a company that has ignored a shareholder proposal that was approved by a majority of the votes cast at the last annual meeting.

II) Capital Structure

Increase Authorized Common Stock

Corporations seek shareholder approval to increase their supply of common stock for a variety of business reasons. We vote FOR proposals to increase authorized common stock when management has provided a specific justification for the increase, evaluating proposals on a case-by-case basis. We believe that an increase of up to 50 percent is enough to allow a company to meet its capital needs. We vote AGAINST proposals to increase an authorization by more than 50 percent unless management provides compelling reasons for the increase.

Dual Class Structures

Taft-Hartley Advisory Services does not support dual share class structures. Incumbent management can use a dual class structure to gain unequal voting rights. A separate class of shares with superior voting rights can allow management to concentrate its power and insulate itself from the majority of its shareholders. An additional drawback is the added cost and complication of maintaining the two class system. We will vote FOR a one share, one vote capital structure, and vote AGAINST the creation or continuation of dual class structures.

III) Auditor Ratification

Ratifying auditors is no longer a routine procedure. The wave of accounting scandals at companies in the over the past decade underscore the need to ensure auditor independence in the face of selling consulting services to audit clients. The ratio of non-audit services to total revenues at the large accounting firms grew significantly leading up to the accounting scandals. We believe the ratio of non-audit fees should make up no more than one-quarter of all fees paid to the auditor so as to properly discourage even the appearance of any undue influence upon an auditor’s objectivity.

Auditors are the backbone upon which a company’s financial health is measured, and auditor independence is essential for rendering objective opinions upon which investors then rely. When an auditor is paid more in consulting fees than for auditing, its relationship with the company is left open to conflicts of interest. Because accounting scandals evaporate shareholder value, any proposal to ratify auditors is examined for potential conflicts of interest, with particular attention to the fees paid to the auditor, as well as whether the ratification of auditors has been put up for shareholder vote. Failure by a company to present its selection of auditors for shareholder ratification should be discouraged as it undermines good governance and disenfranchises shareholders.

We vote AGAINST ratification of a company’s auditor if it receives more than one-quarter of its total fees for consulting and vote AGAINST or WITHHOLD from Audit Committee members when auditor ratification is not included on the proxy ballot and/or when consulting fees exceed audit fees. We support shareholder proposals to ensure auditor independence and effect mandatory auditor ratification.

IV) Mergers, Acquisitions, and Transactions

Taft-Hartley Advisory Services votes for corporate transactions that take the high road to competitiveness and company growth. Taft-Hartley Advisory Services believes that structuring merging companies to build long-term relationships with a stable and quality work force and preserving good jobs creates long-term company value. We oppose corporate transactions which indiscriminately layoff workers and shed valuable competitive resources.

Votes on mergers and acquisitions are considered on a CASE-BY-CASE basis, taking into account the following factors:

●	Impact on shareholder value;
●	Changes in corporate governance and their impact on shareholder rights;
●	Fairness opinion (or lack thereof);
●	Offer price (cost vs. premium);
●	Form and mix of payment (i.e. stock, cash, debt, etc.);
●	Change-in-control payments to executive officers;
●	Perspective of ownership (target vs. acquirer) in the deal;
●	Fundamental value drivers behind the deal;
●	Anticipated financial and operating benefits realizable through combined synergies;
●	Financial viability of the combined companies as a single entity;
●	What are the potential legal or environmental liability risks associated with the target firm?;
●	Impact on community stakeholders and employees in both workforces;
●	How will the merger adversely affect employee benefits like pensions and health care?

Reincorporation

Taft-Hartley Advisory Services reviews proposals to change a company’s state of incorporation on a case-by-case basis. We vote FOR proposals to reincorporate in another state when the company has provided satisfactory business reasons and there is no significant reduction in shareholder rights. We vote AGAINST proposals to reincorporate that reduce shareholder rights. In cases of offshore reincorporations to tax havens, among other factors, we evaluate the effect upon any and all legal recourse of shareholders in a new jurisdiction, potential harm to company brands and image, and any actual, qualified economic benefit.

While a firm’s country of incorporation will remain the primary basis for evaluating companies, Taft-Hartley Advisory Services will generally apply U.S. policies to the extent possible with respect to issuers that file DEF 14As, 10 K annual reports, and 10-Q quarterly reports, and are thus considered domestic issuers by the U.S. Securities and Exchange Commission (SEC). Corporations that have reincorporated outside the U.S. have found themselves subject to a combination of governance regulations and best practice standards that may not be entirely compatible with an evaluation framework based solely on country of incorporation.

V) Executive Compensation

Stock Option Plans

Taft-Hartley Advisory Services supports compensating executives at a reasonable rate and believes that executive compensation should be strongly correlated to sustained performance. Stock options and other forms of equity compensation should be performance-based with an eye toward improving shareholder value. Well-designed stock option plans align the interests of executives and shareholders by providing that executives benefit when stock prices rise as the company— and shareholders— prosper together. Poorly designed equity award programs can encourage excessive risk-taking behavior and incentivize executives to pursue corporate strategies that promote short-term stock price to the ultimate detriment of long-term shareholder value.

Many plans sponsored by management provide goals so easily attained that executives can realize massive rewards even though shareholder value is not necessarily created. Stock options that are awarded selectively and excessively can dilute shareholders’ share value and voting power. In general, Taft-Hartley Advisory Services supports plans that are offered at fair terms to executives who satisfy well-defined performance goals. We evaluate option plans on a CASE-BY-CASE basis, taking into consideration factors including: offer price, dilution to outstanding share value, dilution to share voting power, annual burn rate, executive concentration ratios, pay-for-performance and the presence of any repricing provisions. We support plans that retain tax deductibility through the use of performance goals and oppose plans whose award size exceeds the tax deduction limit.

Taft-Hartley Advisory Services votes FOR option plans that provide legitimately challenging performance targets that truly motivate executives in the pursuit of excellent performance. Likewise, we vote AGAINST plans that offer unreasonable benefits to executives that are not available to other employees.

Problematic Compensation Practices

Poor disclosure, the absence or non-transparency of disclosure and poor plan design of compensation payouts lead to excessive executive compensation practices that are detrimental to shareholders. Poorly designed plans or those lacking in transparency can be reflective of a poorly performing compensation committee or board. Taft-Hartley Advisory Services will generally vote AGAINST management "Say on Pay" (MSOP) proposals and consider voting AGAINST or WITHHOLDING from compensation committee members and/or the CEO on a CASE-BY-CASE basis if the company has problematic compensation practices. In addition, we may consider a vote AGAINST or WITHHOLD from the entire board if the whole board was involved in and contributed to egregious compensation practices.

Proposals to Limit Executive and Director Pay

Taft-Hartley Advisory Services votes FOR shareholder proposals that seek additional disclosure of executive and director pay information. We vote FOR shareholder proposals that seek to eliminate outside directors’ retirement benefits. We review on a CASE-BY-CASE basis all other shareholder proposals that seek to limit executive and director pay. This includes shareholder proposals that seek to link executive compensation to customer, employee, or stakeholder satisfaction.

Golden Parachutes

Golden parachutes are designed to protect the senior level employees of a corporation in the event of a change-in-control. Under most golden parachute agreements, senior level management employees receive a lump sum pay-out triggered by a change-in-control at usually two to three times base salary. These severance agreements can grant extremely generous benefits to well-paid executives and most often offer no value to shareholders. Taft-Hartley Advisory Services votes FOR shareholder proposals to have all golden parachute agreements submitted for shareholder ratification, and generally opposes proposals to ratify golden parachutes if certain considerations are not met.

Options Backdating

Options backdating has serious implications and has resulted in financial restatements, delisting of companies, and/or the termination of executives or directors. When options backdating has taken place, Taft-Hartley Advisory Services may consider voting AGAINST or WITHHOLDING votes from the compensation committee, depending on the severity of the practices and the subsequent corrective actions taken by the board. We adopt a CASE-BY-CASE approach to the options backdating issue to differentiate companies that had sloppy administration vs. those that had committed fraud, as well as those companies that have since taken corrective action. Instances in which companies have committed fraud are more disconcerting, and Taft-Hartley Advisory Services will look to them to adopt formal policies to ensure that such practices will not re-occur in the future.

Employee Stock Ownership Plans (ESOPs)

Taft-Hartley Advisory Services generally votes FOR ESOPs which allow a company’s employees to acquire stock in the company at a slight discount. Such plans help link employees’ self-interest to the interests of the shareholders, thereby benefiting the company, its customers, and shareholders and creating long-term company value.

Advisory Votes on Executive Compensation – Management Say-on-Pay Proposals

Taft-Hartley Advisory Services evaluates executive pay and practices, as well as certain aspects of outside director compensation on a CASE-BY-CASE basis.

Vote AGAINST management say on pay (MSOP) proposals if there is a misalignment between CEO pay and company performance, the company maintains problematic pay practices, and the board exhibits a significant level of poor communication and responsiveness to shareholders.

Vote AGAINST or WITHHOLD from the members of the Compensation Committee and potentially the full board if:

●

There is no MSOP on the ballot, and an AGAINST vote on an MSOP is warranted due to pay for performance misalignment, problematic pay practices, or the lack of adequate responsiveness on compensation issues raised previously, or a combination thereof;

●	The board fails to respond adequately to a previous MSOP proposal that received less than 70 percent support of votes cast;
●	The company has recently practiced or approved problematic pay practices, including option repricing or option backdating; or
●	The situation is egregious.

Vote AGAINST an equity plan on the ballot if:

●

A pay for performance misalignment exists, and a significant portion of the CEO’s misaligned pay is attributed to non-performance-based equity awards, taking into consideration: a) magnitude of pay misalignment; b) contribution of non-performance-based equity grants to overall pay; and c) the proportion of equity awards granted in the last three fiscal years concentrated at the named executive officer (NEO) level.

Frequency of Advisory Vote on Executive Compensation – Management Say on Pay

Taft-Hartley Advisory Services supports annual advisory votes on compensation, which provide the most consistent and clear communication channel for shareholder concerns about companies' executive pay programs.

VI) Social and Environmental Issues

Increasingly, shareholders are presenting proposals related to company environmental practices, workplace practices, social issues and sustainability goals. Taft-Hartley Advisory Services provides specific narrative explanations for votes on these types of shareholder proposals. Taft-Hartley Advisory Services evaluates shareholder proposals on a case-by-case basis to determine if they are in the best economic interests of the plan participants and beneficiaries. Taft-Hartley Advisory Services’ clients select investment strategies and criteria for their portfolios. Taft-Hartley Advisory Services views its responsibility to protect plan beneficiary economic interests through the use of the proxy. To meet this obligation, Taft-Hartley Advisory Services votes consistent with the economic best interests of the participants and beneficiaries to create “high road” shareholder and economic value.

In most cases, Taft-Hartley Advisory Services supports proposals that request management to report to shareholders information and practices that would help in evaluating the company’s operations and risk exposures. In order to be able to intelligently monitor their investments, shareholders often need information best provided by the company itself. Taft-Hartley Advisory Services supports proposals that seek management compliance with shareholder interests to ensure that shareholders are fully informed about actions harmful to society with special attention to the company’s legal and ethical obligations, impact on company profitability, and the potential negative publicity for disreputable practices.

CERES Principles

The CERES Principles, formulated by the Coalition of Environmentally Responsible Economies, require signing companies to address environmental issues, including protection of the biosphere, sustainable use of natural resources, reduction and disposal of wastes, energy conservation, and employee and community risk reduction. Evidence suggests that environmentally conscious companies may realize long-term savings by implementing programs to pollute less and conserve resources while realizing good public relations and new marketing opportunities. Moreover, the reports that are required of signing companies provide shareholders with more information concerning topics they may deem relevant to their company’s financial well-being.

Many companies have voluntarily adopted these principles and proven that environmental sensitivity makes good business sense. Taft-Hartley Advisory Services supports proposals that improve a company’s public image, reduce exposure to liabilities, and establish standards so that environmentally responsible companies and markets are not at a competitive financial disadvantage. Taft-Hartley Advisory Services votes FOR the adoption of the CERES Principles and FOR reporting to shareholders on environmental issues.

Corporate and Supplier Codes of Conduct

Taft-Hartley Advisory Services generally supports proposals that call for the adoption and/or enforcement of clear principles or codes of conduct relating to countries in which there are systematic violations of human rights. These conditions include the use of slave, child, or prison labor, undemocratically elected governments, widespread reports by human rights advocates, fervent pro-democracy protests, or economic sanctions and boycotts.

Many proposals refer to the seven core conventions, commonly referred to as the “Declaration on Fundamental Principles and Rights At Work,” ratified by the International Labor Organization (ILO). The seven conventions fall under four broad categories: i) right to organize and bargain collectively; ii) non-discrimination in employment; iii) abolition of forced labor; and iv) end of child labor. Each member nation of the ILO body is bound to respect and promote these rights to the best of their abilities.

●

Support the principles and codes of conduct relating to company investment and/or operations in countries with patterns of human rights abuses or pertaining to geographic regions experiencing political turmoil (Northern Ireland, Columbia, Burma, former Soviet Union, and China).

●	Support the implementation and reporting on ILO codes of conduct.
●	Support independent monitoring programs in conjunction with local and respected religious and human rights groups to monitor supplier and licensee compliance with Codes.
●	Support requests that a company conduct an assessment of the human rights risks in its operation or in its supply chain, or report on its human rights risk assessment process.

Political Contributions, Lobbying Reporting & Disclosure

Changes in legislation that govern corporate political giving have, rather than limiting such contributions, increased the complexity of tracking how much money corporations contribute to the political process and where that money ultimately ends up. A company’s involvement in the political process could impact shareholder value if such activities are not properly overseen and managed.

●	Support reporting of political and political action committee (PAC) contributions.
●	Support establishment of corporate political contributions guidelines and internal reporting provisions or controls.
●	Generally support shareholder proposals requesting companies to review and report on their political lobbying activities including efforts to influence governmental legislation.
●

Vote AGAINST shareholder proposals asking to publish in newspapers and public media the company’s political contributions as such publications could present significant cost to the company without providing commensurate value to shareholders.

Greenhouse Gas Emissions

Shareholder proposals asking a company to issue a report to shareholders – at reasonable cost and omitting proprietary information – on greenhouse gas emissions ask that the report include descriptions of efforts within companies to reduce emissions, their financial exposure and potential liability from operations that contribute to global warming, and their direct or indirect efforts to promote the view that global warming is not a threat. Proponents argue that there is scientific proof that the burning of fossil fuels causes global warming, that future legislation may make companies financially liable for their contributions to global warming, and that a report on the company’s role in global warming can be assembled at reasonable cost. Taft-Hartley Advisory Services generally supports greater disclosure on climate change-related proposals.

Sustainability Reporting and Planning

The concept of sustainability is commonly understood as meeting the needs of the present generation without compromising the ability of future generations to meet their own needs. Indeed, the term sustainability is complex and poses significant challenges for companies on many levels. Many in the investment community have termed this broader responsibility the “triple bottom line,” referring to the triad of performance goals related to economic prosperity, social responsibility and environmental quality. In essence, the concept requires companies to balance the needs and interests of their various stakeholders while operating in a manner that sustains business growth for the long-term, supports local communities and protects the environment and natural capital for future generations.

Taft-Hartley Advisory Services generally supports shareholder proposals seeking greater disclosure on the company’s environmental and social practices, and/or associated risks and liabilities.

Hydraulic Fracturing

Shareholder proponents have elevated concerns on the use of hydraulic fracturing, an increasingly controversial process in which water, sand, and a mix of chemicals is blasted horizontally into tight layers of shale rock to extract natural gas. As this practice has gained more widespread use, environmentalists have raised concerns that the chemicals mixed with sand and water to aid the fracturing process can contaminate ground water supplies. Proponents of resolutions at companies that employ hydraulic fracturing are also concerned that wastewater produced by the process could overload the waste treatment plants to which it is shipped. Shareholders have asked companies that utilize hydraulic fracturing to report on the environmental impact of the practice and to disclose policies aimed at reducing hazards from the process.

Taft-Hartley Advisory Services generally supports shareholder requests seeking greater transparency on the practice of hydraulic fracturing and its associated risks.

Water Use

Shareholders may ask for a company to prepare a report evaluating the business risks linked to water use and impacts on the company’s supply chain, including subsidiaries and bottling partners. Such proposals also ask companies to disclose current policies and procedures for mitigating the impact of operations on local communities in areas of water scarcity.

Taft-Hartley Advisory Services generally supports shareholder proposals seeking the preparation of a report on a company’s risks linked to water use.

Workplace Safety

In light of recent fatal accidents at oil refineries (Tesoro – Anacortes refinery, April 2010; and BP – Texas City refinery, March 2005), the 2010 BP Deepwater Horizon incident in the Gulf of Mexico, and the explosion at Massey Energy's Upper Big Branch mine in 2010, shareholders have sought greater transparency and accountability regarding workplace safety by filing resolutions at a number of corporations.

Taft-Hartley Advisory Services supports shareholder proposals requesting requests for workplace safety reports, including reports on accident risk reduction efforts.

2014 SRI Proxy Voting Guidelines

Executive Summary

Institutional Shareholder Services Inc.

Copyright © 2014 by ISS

www.issgovernance.com

INTRODUCTION

ISS’ Social Advisory Services division recognizes that socially responsible investors have dual objectives: financial and social. Socially responsible investors invest for economic gain, as do all investors, but they also require that the companies in which they invest conduct their business in a socially and environmentally responsible manner.

These dual objectives carry through to socially responsible investors' proxy voting activity once the security selection process is completed. In voting their shares, socially responsible institutional shareholders are concerned not only with sustainable economic returns to shareholders and good corporate governance but also with the ethical behavior of corporations and the social and environmental impact of their actions.

Social Advisory Services has, therefore, developed proxy voting guidelines that are consistent with the dual objectives of socially responsible shareholders. On matters of social and environmental import, the guidelines seek to reflect a broad consensus of the socially responsible investing community. Generally, we take as our frame of reference policies that have been developed by groups such as the Interfaith Center on Corporate Responsibility, the General Board of Pension and Health Benefits of the United Methodist Church, Domini Social Investments, and other leading church shareholders and socially responsible mutual fund companies. Additionally, we incorporate the active ownership and investment philosophies of leading globally recognized initiatives such as the United Nations Environment Programme Finance Initiative (UNEP FI), the United Nations Principles for Responsible Investment (UNPRI), the United Nations Global Compact, and environmental and social European Union Directives.

On matters of corporate governance, executive compensation, and corporate structure, Social Advisory Services guidelines are based on a commitment to create and preserve economic value and to advance principles of good corporate governance consistent with responsibilities to society as a whole.

The guidelines provide an overview of how Social Advisory Services recommends that its clients vote. We note that there may be cases in which the final vote recommendation on a particular company varies from the vote guideline due to the fact that we closely examine the merits of each proposal and consider relevant information and company-specific circumstances in arriving at our decisions. Where Social Advisory Services acts as voting agent for its clients, it follows each client’s voting policy, which may differ in some cases from the policies outlined in this document. Social Advisory Services updates its guidelines on an annual basis to take into account emerging issues and trends on environmental, social, and corporate governance topics, in addition to evolving market standards, regulatory changes, and client feedback.

The guidelines evaluate management and shareholder proposals as follows:

MANAGEMENT PROPOSALS

1. Board of Directors

Social Advisory Services considers director elections to be one of the most important voting decisions that shareholders make. Boards should be comprised of a majority of independent directors and key board committees should be comprised entirely of independent directors. The independent directors are expected to organize much of the board’s work, even if the chief executive officer also serves as Chairman of the board. It is expected that boards will engage in critical self-evaluation of themselves and of individual members. Directors are ultimately responsible to the corporation’s shareholders. The most direct expression of this responsibility is the requirement that directors be elected to their positions by the shareholders.

Social Advisory Services will generally oppose slates of director nominees that are not comprised of a majority of independent directors and will vote against/withhold votes from non-independent directors who sit on key board committees. In addition, Social Advisory Services will generally vote against/withhold votes from directors individually, committee members, or potentially the entire board, for failure to failure to adequately guard against or manage ESG risks, and from members of the nominating committee, with the exception of new nominees, where the board lacks gender or racial diversity. The election of directors who have failed to attend a minimum of 75 percent of board meetings held during the year will be opposed.

Social Advisory Services supports requests asking for the separation of the positions of Chairman and CEO and requests to adopt cumulative voting, opposes the creation of classified boards, and reviews proposals to change board size on a case-by-case basis. Social Advisory Services also supports shareholder proposals calling for greater access to the board, affording shareholders the ability to nominate directors to corporate boards. Social Advisory Services may vote against/withhold from directors at companies where problematic pay practices exist, and where boards have not been accountable or responsive to their shareholders.

2. Board Responsiveness

Social Advisory Services has updated its policy to address board responsiveness. Votes will now be considered on a case-by-case basis for individual directors, committee members, or the entire board of directors as appropriate if the board fails to act on a shareholder proposal the received the support of a majority of the shares in the previous year. Other factors we take in to account when evaluating board responsiveness issues include: the board failed to act on takeover offers where the majority of shares are tendered; at the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold/against vote; or if the board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received the majority or a plurality of votes cast at the most recent shareholder meeting at which shareholders voted on the say-on-pay frequency.

3. Auditors

While it is recognized that the company is in the best position to evaluate the competence of the outside accountants, we believe that outside accountants must ultimately be accountable to shareholders. Given the rash of accounting irregularities that were not detected by audit panels or auditors, shareholder ratification is an essential step in restoring investor confidence. A Blue Ribbon Commission concluded that audit committees must improve their current level of oversight of independent accountants. Social Advisory Services will vote against the ratification of the auditor in cases where non-audit fees represent more than 25 percent of the total fees paid to the auditor in the previous year. Social Advisory Services supports requests asking for the rotation of the audit firm, if the request includes a timetable of five years or more.

4. Takeover Defenses / Shareholder Rights

Topics evaluated in this category include shareholders' ability to call a special meeting or act by written consent, the adoption or redemption of poison pills, unequal voting rights, fair price provisions, greenmail, supermajority vote requirements, and confidential voting.

Social Advisory Services generally opposes takeover defenses, as they limit shareholder value by eliminating the takeover or control premium for the company. As owners of the company, shareholders should be given the opportunity to decide on the merits of takeover offers. Further, takeover devices can be used to entrench a board that is unresponsive to shareholders on both governance and corporate social responsibility issues.

5. Miscellaneous Governance Provisions

Social Advisory Services evaluates proposals that concern governance issues such as shareholder meeting adjournments, quorum requirements, corporate name changes, and bundled or conditional proposals on a case-by-case basis, taking into account the impact on shareholder rights.

6. Capital Structures

Capital structure related topics include requests for increases in authorized stock, stock splits and reverse stock splits, issuances of blank check preferred stock, debt restructurings, and share repurchase plans.

Social Advisory Services supports a one-share, one-vote policy and opposes mechanisms that skew voting rights. Social Advisory Services supports capital requests that provide companies with adequate financing flexibility while protecting shareholders from excessive dilution of their economic and voting interests. Proposals to increase common stock are evaluated on a case-by-case basis, taking into account the company’s past use of share authorizations and elements of the current request.

7. Executive and Director Compensation

The global financial crisis has resulted in significant erosion of shareholder value and highlighted the need for greater assurance that executive compensation is principally performance-based, fair, reasonable, and not designed in a manner that would incentivize excessive risk-taking by management. The crisis has raised questions about the role of pay incentives in influencing executive behavior and motivating inappropriate or excessive risk-taking and other unsustainable practices that could threaten a corporation’s long-term viability. The safety lapses that led to the disastrous explosions at BP’s Deepwater Horizon oil rig and Massey Energy’s Upper Big Branch mine, and the resulting unprecedented losses in shareholder value; a) underscore the importance of incorporating meaningful economic incentives around social and environmental considerations in compensation program design, and; b) exemplify the costly liabilities of failing to do so.

Social Advisory Services evaluates executive and director compensation by considering the presence of appropriate pay-for-performance alignment with long-term shareholder value, compensation arrangements that risk “pay for failure,” and an assessment of the clarity and comprehensiveness of compensation disclosures. Equity plan proposals are considered on a case-by-base basis using a binomial pricing model that estimates the cost of a company’s stock-based incentive programs. Plan features and any recent controversies surrounding a company’s pay practices are also factored into the analysis of compensation proposals. Shareholder proposals calling for additional disclosure on compensation issues or the alignment of executive compensation with social or environmental performance criteria are supported, while shareholder proposals calling for other changes to a company’s compensation programs are reviewed on a case-by-case basis.

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires advisory shareholder votes on executive compensation (management “say on pay” or MSOP), an advisory vote on the frequency of say on pay, as well as a shareholder advisory vote on golden parachute compensation. Social Advisory Services will vote against management say on pay (MSOP) proposals if there is a misalignment between CEO pay and company performance, the company maintains problematic pay practices, and the board exhibits a significant level of poor communication and responsiveness to shareholders. Social Advisory Services will evaluate whether pay quantum is in alignment with company performance, and consideration will also be given to whether the proportion of performance-contingent pay elements is sufficient in light of concerns with a misalignment between executive pay and company performance.

Vote against or withhold from the members of the Compensation Committee and potentially the full board if:

●

There is no MSOP on the ballot, and an against vote on an MSOP is warranted due to pay for performance misalignment, problematic pay practices, or the lack of adequate responsiveness on compensation issues raised previously, or a combination thereof;

●	The board fails to respond adequately to a previous MSOP proposal that received less than 70 percent support of votes cast;
●	The company has recently practiced or approved problematic pay practices, including option repricing or option backdating; or
●	The situation is egregious.

Vote against an equity plan on the ballot if:

●

A pay-for-performance misalignment exists, and a significant portion of the CEO’s misaligned pay is attributed to non-performance-based equity awards, taking into consideration: a) magnitude of pay misalignment; b) contribution of non-performance-based equity grants to overall pay; and c) the proportion of equity awards granted in the last three fiscal years concentrated at the named executive officer (NEO) level.

8. Mergers and Corporate Restructurings

Mergers, acquisitions, spinoffs, reincorporations, and other corporate restructuring plans are evaluated on a case-by-case basis, given the potential for significant impact on shareholder value and on shareholders’ economic interests. In addition, these corporate actions can have a significant impact on community stakeholders and the workforce, and may affect the levels of employment, community lending, equal opportunity, and impact on the environment.

9. Mutual Fund Proxies

There are a number of proposals that are specific to mutual fund proxies, including the election of trustees, investment advisory agreements, and distribution agreements. Social Advisory Services evaluates these proposals on a case-by-case basis taking into consideration recent trends and best practices at mutual funds.

SHAREHOLDER PROPOSALS

10. Shareholder Proposals on Corporate Governance and Executive Compensation

Shareholder proposals topics include board-related issues, shareholder rights and board accountability issues, as well as compensation matters. Each year, shareholders file numerous proposals that address key issues regarding corporate governance and executive compensation. Social Advisory Services evaluates these proposals from the perspective that good corporate governance practices can have positive implications for a company and its ability to maximize shareholder value. Proposals that seek to improve a board’s accountability to its shareholders and other stakeholders are supported. Social Advisory Services supports initiatives that seek to strengthen the link between executive pay and performance, including performance elements related to corporate social responsibility.

11. Shareholder Proposals on Social and Environmental Topics

Shareholder resolutions on social and environmental topics include workplace diversity and safety topics, codes of conduct, labor standards and human rights (such as requests related to human rights risk assessments), internet privacy/censorship and data security, the environment and energy, weapons, consumer welfare, and public safety.

Socially responsible shareholder resolutions are receiving a great deal more attention from institutional shareholders today than in the past. In addition to the moral and ethical considerations intrinsic to many of these proposals, there is a growing recognition of the potentially significant impact of social and environmental topics on the financial performance of the company. In general, Social Advisory Services supports shareholder proposals on social, workforce, or environmental topics that seek to promote responsible corporate citizenship while enhancing long-term shareholder value. Social Advisory Services will vote for reports that seek additional disclosure particularly when it appears companies have not adequately addressed shareholder concerns on social, workplace, or environmental concerns.

We will closely evaluate proposals that ask the company to cease certain actions that the proponent believes are harmful to society or some segment of society with special attention to the company’s legal and ethical obligations, its ability to remain profitable, and potential negative publicity if the company fails to honor the request. Social Advisory Services supports shareholder proposals that seek to improve a company’s public image, or reduce its exposure to liabilities and risks.

PART C

Item 28. Exhibits

(a)(1) Declaration of Trust of the HSBC Portfolios. (1)

(a)(2) Amendment to Declaration of Trust and Establishment and Designation of Additional Shares regarding establishment of HSBC Investor Short Duration Fixed Income Portfolio. (4)

(a)(3) Amendment to Declaration of Trust. (11)

(b) Amended and Restated By-Laws. (11)

(c) Not applicable.

(d)(1) Amended and Restated Master Investment Advisory Contract between HSBC Portfolios and HSBC Global Asset Management (USA) Inc. (4)

(d)(2) Investment Advisory Contract Supplement regarding HSBC Opportunity Portfolio. (2)

(d)(3) Subadvisory Agreement between Westfield Capital Management Company L.P., and HSBC Global Asset Management (USA) Inc. regarding HSBC Opportunity Portfolio. (7)

(e) Not applicable.

(f) Not applicable.

(g)(1)(i) Custodian Agreement between HSBC Portfolios and The Northern Trust Company on behalf of the HSBC Portfolios. (5)

(g)(1)(ii) Amended Schedule B-1 dated February 28, 2012 to Custodian Agreement between HSBC Portfolios and The Northern Trust Company on behalf of the HSBC Portfolios. (10)

(h)(1)(i) Second Amended and Restated Master Services Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc, HSBC Funds, HSBC Portfolios and HSBC Advisor Funds Trust and HSBC Global Asset Management (USA) Inc. (7)

(h)(1)(ii) Amendment to the Second Amended and Restated Master Services Agreement dated January 1, 2009. (7)

(h)(1)(iii) Amendment to the Second Amended and Restated Master Services Agreement dated September 14, 2009. (8)

(h)(1)(iv) Amendment to Master Services Agreement dated as of October 19, 2009, to the Master Services Agreement dated April 1, 2003 and amended and restated on January 1, 2009. (filed herewith)

(h)(1)(v) Amendment to the Second Amended and Restated Master Services Agreement dated December 1, 2010. (9)

(h)(1)(vi) Amendment to Master Services Agreement dated as of December 31, 2013. (filed herewith)

(h)(1)(vii) Amendment to Second Amended and Restated Master Services Agreement dated March 31, 2015. (filed herewith)

(h)(2)(i) Administration Services Agreement between HSBC Portfolio and HSBC Global Asset Management (USA) Inc. dated July 1, 2005. (3)

(h)(2)(ii) Amendment to Administration Services Agreement dated June 4, 2007 between HSBC Portfolios and HSBC Global Asset Management (USA) Inc. (6)

(h)(3)(i) Amended and Restated Sub-Administration Services Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc., HSBC Funds, HSBC Portfolios and HSBC Advisor Funds Trust and HSBC Global Asset Management (USA) Inc. (7)

(h)(3)(ii) Amendment to Amended and Restated Sub-Administration Services Agreement dated December 31, 2013. (filed herewith)

(h)(4)(i) Amended and Restated Omnibus Fee Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc., Citi Fund Services (Cayman) Limited and HSBC Portfolios. (8)

(h)(4)(ii) Amendment to the Amended and Restated Omnibus Fee Agreement dated September 14, 2009. (8)

(h)(4)(iii) Amendment to the Amended and Restated Omnibus Fee Agreement dated December 1, 2010. (9)

(h)(4)(iv) Amendment to the Amended and Restated Omnibus Fee Agreement dated January 1, 2011. (9)

(h)(4)(v) Amended and Restated Compliance Services Agreement dated January 1, 2009 between Citi Fund Services Ohio, Inc. and HSBC Funds, HSBC Advisor Funds Trust, and HSBC Portfolios. (7)

(h)(5)(i) Transfer Agency Services Agreement dated March 31, 2015. (filed herewith)

(h)(5)(ii) Amendment to Transfer Agency Services Agreement dated November 3, 2015. (filed herewith)

(i) Not applicable.

(j)(1) Consent of PricewaterhouseCoopers LLP. (filed herewith)

(j)(2) Power of Attorney dated September 26, 2015. (filed herewith)

(k) Not applicable.

(l) Not applicable.

(m) Not applicable.

(n) Not applicable.

(o) Reserved.

(p)(1) Amended Code of Ethics for HSBC Global Asset Management (USA) Inc. (12)

(p)(2) Amended Code of Ethics for Westfield Capital Management Company, L.P. (12)

(p)(3) Amended Code of Ethics for Citi Fund Services Ohio, Inc. (filed herewith)

(p)(4) Code of Ethics for HSBC Funds, HSBC Portfolios, and HSBC Advisor Funds Trust. (7)

____________________

(1) Incorporated herein by reference from amendment No. 1 to the Registrant’s registration statement (the “Registration Statement”) on Form N-1A (File No. 811-8928) as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 1996.

(2) Incorporated herein by reference from amendment No. 7 to the Registration Statement as filed with the SEC on January 30, 2002.

(3) Incorporated herein by reference from post-effective amendment No. 95 to the Registration Statement as filed with the SEC on February 28, 2006 for the HSBC Funds.

(4) Incorporated herein by reference from amendment No. 13 to the Registration Statement as filed with the SEC on February 28, 2006.

(5) Incorporated herein by reference from post-effective amendment No. 104 to the Registration Statement as filed with the SEC on February 28, 2007 for the HSBC Funds.

(6) Incorporated herein by reference from post-effective amendment No. 15 to the Registration Statement as filed with the SEC on February 28, 2008.

(7) Incorporated herein by reference from post-effective amendment No. 16 to the Registration Statement as filed with the SEC on February 27, 2009.

(8) Incorporated herein by reference from post-effective amendment No. 115 to the Registration Statement as filed with the SEC on October 2, 2009 for the HSBC Funds.

(9) Incorporated herein by reference from post-effective amendment No. 126 to the Registration Statement as filed with the SEC on February 14, 2011 for the HSBC Funds.

(10) Incorporated herein by reference from post-effective amendment No. 20 to the Registration Statement as filed with the SEC on February 28, 2012.

(11) Incorporated herein by reference from post-effective amendment No. 22 to the Registration Statement as filed with the SEC on February 28, 2013.

(12) Incorporated herein by reference from post-effective amendment No. 26 to the Registration Statement as filed with the SEC on February 27, 2015.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 30. INDEMNIFICATION

Reference is hereby made to Article IV of the Registrant’s Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees or officers of the Registrant by the Registrant pursuant to the Declaration of Trust of otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Investment Company Act of 1940, as amended (the “1940 Act”) and, therefore, is unenforceable.

A claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees or officers of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees or officers in connection with the shares being registered, the Registrant will, unless in the opinion of its Counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issues.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

HSBC Global Asset Management (USA) Inc. 452 Fifth Avenue, New York, New York 10018, serves as investment adviser (“Adviser”) and is a wholly-owned subsidiary of HSBC Bank USA, Inc., a New York State chartered bank, which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. Information as to the directors and officers of the Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-25999) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Westfield Capital Management Company L.P. (“Westfield”) together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Westfield in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-69413) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

ITEM 32. PRINCIPAL UNDERWRITER

Not applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of: HSBC Global Asset Management (USA) Inc., 452 Fifth Avenue, New York, New York 10018; Citi Fund Services Ohio, Inc. 3435 Stelzer Road, Columbus, Ohio 43219-3035; and Westfield Capital Management Company L.P., One Financial Center, Boston, MA 02111.

ITEM 34. MANAGEMENT SERVICES

Not applicable.

ITEM 35. UNDERTAKINGS

The Registrant undertakes to comply with Section 16(c) of the 1940 Act as though such provisions of the 1940 Act were applicable to the Registrant except that the request referred to in the third full paragraph thereof may only be made by shareholders who hold in the aggregate at least 10% of the outstanding shares of the Registrant, regardless of the net asset value or values of shares held by such requesting shareholders.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the HSBC Portfolios has duly caused this amendment to its registration statement on Form N-lA to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and the State of New York, on the 26th day of February, 2016.

HSBC PORTFOLIOS

/s/ Richard A. Fabietti	/s/ Scott Rhodes
Richard A. Fabietti	Scott Rhodes
President	Treasurer

Susan C. Gause*	Susan S. Huang*
Trustee	Trustee

Thomas F. Robards*	Deborah Hazell*
Trustee	Trustee

Marcia L. Beck*
Trustee

*/s/ Heather Melito-Dezan
Heather Melito-Dezan

*Heather Melito-Dezan, as attorney-in-fact pursuant to a power of attorney dated September 26, 2015 filed herein.

Exhibit List

(h)(1)(iv) Amendment to Master Services Agreement dated as of October 19, 2009, to the Master Services Agreement dated April 1, 2003 and amended and restated on January 1, 2009.

(h)(1)(vi) Amendment to Master Services Agreement dated as of December 31, 2013.

(h)(1)(vii) Amendment to Second Amended and Restated Master Services Agreement dated March 31, 2015.

(h)(3)(ii) Amendment to Amended and Restated Sub-Administration Services Agreement dated December 31, 2013.

(h)(5)(i) Transfer Agency Services Agreement dated March 31, 2015.

(h)(5)(ii) Amendment to Transfer Agency Services Agreement dated November 3, 2015.

(j)(1) Consent of PricewaterhouseCoopers LLP.

(j)(2) Power of Attorney dated September 26, 2015.

(p)(3) Code of Ethics Citi Fund Services